     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001

                                                         REGISTRATION 333--
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            HQI TRANSELEC CHILE S.A.
             (Exact name of registrant as specified in its charter)

     REPUBLIC OF CHILE                    4911                     NOT APPLICABLE
(State or other jurisdiction  (Primary Standard Industrial        (I.R.S. Employer
             of               Classification Code Number)          Identification
      incorporation or                                                Number)
       organization)

                                 SANTA ROSA 76
                                     PISO 9
                                SANTIAGO, CHILE
                                (56-2) 630-7000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         GUILLERMO ESPINOSA IHNEN                    ANTONIA E. STOLPER, ESQ.
         CHIEF EXECUTIVE OFFICER                       SHEARMAN & STERLING
         HQI TRANSELEC CHILE S.A.                      599 LEXINGTON AVENUE
              SANTA ROSA 76                          NEW YORK, NEW YORK 10022
                  PISO 9                                  (212) 848-4000
             SANTIAGO, CHILE
             (56-2) 630-7001

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: as soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED             REGISTERED           PER UNIT(1)           PRICE(1)         REGISTRATION FEE
7 7/8% Senior Notes due 2011............     $465,000,000             100%             $465,000,000           $116,250

(1) Calculated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of computing the registration fee in accordance with
    Rule 457(f)(2) under the Securities Act of 1933. Such amount represents the aggregate offering price for 7 7/8% Senior Notes that the registrant is offering to accept in exchange for the 7 7/8% Senior Notes registered pursuant to this registration statement.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                 TRANSELEC LOGO

                            HQI TRANSELEC CHILE S.A.

                               OFFER TO EXCHANGE
                                  ANY AND ALL
                          7 7/8% SENIOR NOTES DUE 2011
             ($465,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                          7 7/8% SENIOR NOTES DUE 2011
                                       OF
                            HQI TRANSELEC CHILE S.A.
                                 -------------

    We are offering to exchange all of our outstanding 7 7/8% Senior Notes due 2011 for new registered 7 7/8% Senior Notes due 2011. The terms of the new registered notes are identical to the terms of the outstanding notes except that the new registered notes are registered under the Securities Act of 1933 and, therefore, except under limited circumstances described in this prospectus, are freely transferable.

                          KEY TERMS OF EXCHANGE OFFER

    - Expires at 5:00 p.m. New York time on August 24, 2001, unless extended.

    - Not subject to any other condition other than that the exchange offer does not violate applicable law or any other applicable interpretation of the staff of the United States Securities and Exchange Commission.

    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of outstanding notes may be withdrawn by you any time prior to 5:00 p.m. New York time, on the expiration date of the exchange offer.

    - The exchange of outstanding notes for new registered notes will not be a taxable exchange for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the new registered notes to be issued upon exchange are substantially identical to the outstanding notes, except for being registered under the Securities Act, not having any transfer restrictions and not having registration rights or rights to additional interest.

    - We intend to list the new registered notes on the Luxembourg Stock
      Exchange.

    INVESTING IN THE NEW REGISTERED NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14

    Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                            ------------------------

                 The date of this prospectus is July 26, 2001.

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The exchange offer is not being made to, nor will we accept surrenders of or exchange from holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of outstanding notes would not be in compliance with the securities or blue sky laws of such jurisdiction. The information in this prospectus may only be accurate on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We accept responsibility for the information contained in this prospectus as of its date.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ENFORCEMENT OF CIVIL LIABILITIES............................    iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    iii
PRESENTATION OF FINANCIAL INFORMATION.......................     iv
TECHNICAL TERMS.............................................      v
INCORPORATION BY REFERENCE..................................      v
PROSPECTUS SUMMARY..........................................      1
SUMMARY FINANCIAL AND OPERATING DATA........................     10
RISK FACTORS................................................     14
EXCHANGE RATES..............................................     17
EXCHANGE CONTROLS IN CHILE..................................     18
USE OF PROCEEDS.............................................     19
CAPITALIZATION..............................................     20
THE EXCHANGE OFFER..........................................     21
REGULATORY FRAMEWORK........................................     33
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................     38
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME............     38
SELECTED FINANCIAL AND OPERATING DATA.......................     42
OPERATING AND FINANCIAL REVIEW AND PROSPECTS................     47
INFORMATION ON OUR COMPANY..................................     57
MANAGEMENT..................................................     67
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS...........     70
DESCRIPTION OF THE NOTES....................................     71
TAXATION....................................................     86
PLAN OF DISTRIBUTION........................................     90
GENERAL INFORMATION.........................................     91
VALIDITY OF THE NOTES.......................................     91
EXPERTS.....................................................     91
ADDITIONAL INFORMATION......................................     92
PUBLIC DOCUMENTS............................................     92

                            ------------------------

    Each holder of a new registered note wishing to accept the exchange offer must deliver the outstanding notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation to one of the exchange agents identified in this prospectus. Alternatively, you may effect a tender of outstanding notes by book-entry transfer into an exchange agent's account at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear

System ("Euroclear"), Clearstream Banking, Societe Anonyme, Luxembourg ("Clearstream Luxembourg") or The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

    Each broker-dealer that receives new registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new registered notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for the lesser of 180 days after the date of expiration of the exchange offer and the date on which all broker-dealers participating in the exchange offer have sold new registered notes held by them, we will make this prospectus available to any broker-dealer for use in connection with such resale. See "Plan of Distribution."

                  [remainder of page intentionally left blank]

                        ENFORCEMENT OF CIVIL LIABILITIES

    We are a corporation (SOCIEDAD ANONIMA) organized under the laws of Chile. One of our five directors resides in Chile and the remaining four directors reside in Canada and all of our executive officers and certain of the experts named herein reside in Chile. In addition, all or a substantial portion of the assets of these persons and of HQI Transelec Chile S.A., or HQI Transelec, are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or upon us, or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States or otherwise obtained in U.S. courts.

    We have been advised by Guerrero, Olivos, Novoa y Errazuriz, our special Chilean counsel, that no treaty exists between the United States and Chile for the reciprocal enforcement of foreign judgments. Chilean courts, however, have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the U.S. judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. Nevertheless, we have been advised by Guerrero, Olivos, Novoa y Errazuriz that there is doubt as to the enforceability, in original actions in Chilean courts, of liabilities predicated solely on the U.S. federal securities laws and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

    We have appointed CT Corporation System as our authorized agent upon which process may be served in any action which may be instituted in any United States federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York arising out of or based upon the indenture governing the notes, the notes or the registration rights agreement governing the exchange offer exchanging the notes for notes registered under the U.S. federal securities laws. See "Description of the Notes."

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains statements that are or may constitute forward-looking statements. These statements appear throughout this prospectus and include statements regarding our current expectations, intentions and projections about future events affecting our business. These statements include, but are not limited to:

    - trends affecting our financial condition or results of operations,

    - any statements preceded by, followed by or that include the words "believes," "expects," "predicts," "anticipates," "intends," "estimates," "should," "may" or similar expressions, and

    - other statements contained or incorporated by reference in this prospectus regarding matters that are not historical facts.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those contained in such forward-looking statements include, but are not limited to:

    - our ability to implement our capital expenditure plan, including our ability to arrange financing when required,

    - political, economic, regulatory and demographic developments in Chile where we conduct all of our business, and

    - the factors discussed under "Risk Factors" beginning on page 14.

    You should not place undue reliance on such statements, which speak only as of the date that they were made. Our independent public accountants have not examined or compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to such forward-looking statements after completion of the exchange offer to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

                     PRESENTATION OF FINANCIAL INFORMATION

    We maintain our books and records in Chilean pesos, the official currency of Chile, and prepare our financial statements in constant Chilean pesos in conformity with Chilean GAAP. Chilean GAAP differs in certain important respects from U.S. GAAP. See note 23 to our consolidated and combined financial statements for the three years ended December 31, 2000 contained in this prospectus for a description of the principal differences between Chilean GAAP and U.S. GAAP as they relate to us and a reconciliation to U.S. GAAP of net income for the year ended December 31, 1999 and for the periods from January 1 to October 22, 2000 and from October 23, 2000 to December 31, 2000 and total shareholders' equity at December 31, 1999 and 2000. The combined financial statements at December 31, 1999 and for the years ended December 31, 1998 and 1999 included in this prospectus have been audited by Deloitte & Touche. We have not made any reconciliation to U.S. GAAP with respect to our unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 included in this prospectus. We are not aware of any significant differences between Chilean and U.S. GAAP that are not already addressed in the reconciliation in note 23 to our consolidated and combined financial statements for the three years ended December 31, 2000.

    The combined financial statements for the period from January 1, 2000 to October 22, 2000 and the combined and consolidated financial statements as of December 31, 2000 and for the period from October 23, 2000 to December 31, 2000 included in this prospectus have been audited by PricewaterhouseCoopers.

    Our combined and consolidated financial statements for the three years ended December 31, 2000 are expressed in constant Chilean pesos of December 31, 2000. See Note 3(c)(i) to our combined and consolidated financial statements for the three years ended December 31, 2000. The unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 are expressed in constant Chilean pesos of March 31, 2001. For Chilean accounting purposes, inflation adjustments are calculated based upon a one-month lag convention using an inflation adjustment factor based on the consumer price index or CPI (INDICE DE PRECIOS AL CONSUMIDOR). The CPI is published by Chile's National Institute of Statistics (INSTITUTO NACIONAL DE ESTADISTICAS).

    We believe that the comparibility of the interim financial statements with the audited financial statements has not been affected because the changes in the CPI applicable for the restatement of financial statements for the three months ended March 31, 2001 was only 0.1%.

    We are a wholly-owned subsidiary of Hydro-Quebec. We had no significant operations until we acquired on October 23, 2000 Compania Nacional de Transmision Electrica S.A., or Transelec, and through Transelec, most of the remaining transmission assets from Empresa Nacional de Electricidad S.A., or Endesa. The remaining transmission assets are referred to in this prospectus as the injected assets, and together with Transelec, as the transmission business. The combined financial statements as of December 31, 1998 and 1999, for the period from January 1, 2000 to October 22, 2000 and the unaudited combined interim financial statements for the three months ended March 31, 2000 represent the transmission business and include the historical financial statements of Transelec and the injected assets acquired from Endesa on a carve-out basis. The consolidated financial statements as of December 31, 2000, for the period from October 23, 2000 to December 31, 2000 and the unaudited interim financial statements for the three months ended March 31, 2001 include our accounts as HQI Transelec and our subsidiary, Transelec. On January 18, 2001, HQI Transelec absorbed Transelec, which ceased to exist from that date.

    As a consequence of our acquisition of the transmission business, the financial statements of the transmission business for periods prior to October 23, 2000 prepared in accordance with Chilean GAAP are not fully comparable to the financial statements of HQI Transelec. The more significant differences relate to the amortization of goodwill, higher interest expense related to the intercompany debt at a different interest rate, greater exposure to exchange rate fluctuations as all intercompany debt is now dollar-denominated and the increased depreciation related to our higher basis in the assets acquired from Endesa. See note 2 to our combined and consolidated financial statements for the three years ended December 31, 2000 and "Operating and Financial Review and Prospects-Overview."

    For the convenience of the reader, this prospectus contains translations of certain Chilean peso amounts into U.S. dollars at specified rates. Except for the unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 and unless otherwise indicated, the U.S. dollar equivalent for information in Chilean pesos is based on the observed exchange rate reported by the Central Bank of Chile, or the Central Bank, for December 31, 2000, which was Ch$573.65 per US$1.00. For March 31, 2001, the observed exchange rate was Ch$594.97 per US$1.00. For July 24, 2001, the observed exchange rate was Ch$660.78 per US$1.00. See "Exchange Rates." The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos. We make no representation that the Chilean peso or U.S. dollar amounts shown in this prospectus could have been or could be converted into U.S. dollars or Chilean pesos, at this rate or at any other rate.

    Unless otherwise specified, references herein to "U.S. dollars," "dollars," "$" or "US$" are to United States dollars, references herein to "pesos" or "Ch$" are to Chilean pesos, the legal currency of Chile, and references to "UF" are to UNIDADES DE FOMENTO. The UNIDAD DE FOMENTO is an inflation-indexed, peso-denominated monetary unit. The UF rate is set daily in advance based on changes in the previous month's inflation rate. For December 31, 2000, 1 UF was equal to Ch$15,769.92. The U.S. dollar equivalent of 1 UF was US$27.49 for December 31, 2000 using the observed exchange rate. For July 24, 2001, the U.S. dollar equivalent of 1 UF was US$24.26 using the observed exchange rate.

                                TECHNICAL TERMS

    As used in this prospectus, "kV" means 1,000 volts and "MVA" means one million Volt Amperes. References to "MW" are to megawatts and references to "GWh" are to gigawatt hours. One megawatt equals one million watts. One gigawatt-hour means the gigawatts (each gigawatt representing one billion watts or one thousand megawatts) of power supplied or demanded for one hour.

                           INCORPORATION BY REFERENCE

    Upon the effectiveness of the registration statement of which this prospectus is a part the Commission will allow us to "incorporate by reference" the information we file with the Commission in other documents, which means:

    - incorporated documents are considered part of this prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the Commission after the date of this prospectus automatically updates and supersedes this prospectus.

    We incorporate by reference each of the following documents that we will file with the Commission after the date of this prospectus from now until the first anniversary of the effective date of the registration statement of which this prospectus is a part:

    - reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1933; and

    - any future reports filed on Form 6-K that indicate that they are incorporated by reference in this prospectus.

    You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting us at the following address:

       HQI Transelec Chile S.A.
       Santa Rosa 76
       Piso 9
       Santiago, Chile
       Attn: Investor Relations Officer
       (56-2) 630-7000

    The documents described above are also available free of charge at the office of our paying agent in Luxembourg, DEXIA Banque Internationale a Luxembourg S.A., located at 69, route d'Esch, L-2953 Luxembourg.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION FROM THIS PROSPECTUS REGARDING OUR BUSINESS AND FINANCIAL CONDITION. FOR A MORE COMPLETE UNDERSTANDING OF OUR COMPANY, THE EXCHANGE OFFER AND THE NEW REGISTERED NOTES WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS. THE TERMS "HQI TRANSELEC," THE "COMPANY," "US," "WE" AND "OUR" AS USED IN THIS PROSPECTUS REFER TO HQI TRANSELEC CHILE S.A.

                               THE EXCHANGE OFFER

    On April 17, 2001, we issued $465,000,000 aggregate principal amount of our 7 7/8% Senior Notes due 2011, referred to in this prospectus as the outstanding notes, in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, referred to in this prospectus as the Securities Act. On the same day, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 270 days of the issuance of the outstanding notes. The outstanding notes can now be tendered for exchange for our 7 7/8% Senior Notes due 2011, referred to herein as new registered notes, the form and terms of which are identical in all material respects to the outstanding notes, except that the new registered notes have been registered under the Securities Act. Collectively, the outstanding notes and the new registered notes will be referred to in this prospectus as the "notes." You should read the discussion under the heading "Description of the Notes" for further information regarding the new registered notes.

    We believe that the new registered notes offered in the exchange offer may be resold by you under U.S. federal securities laws without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "--Summary of the Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of the new registered notes.

                            HQI TRANSELEC CHILE S.A.

WHO WE ARE

    We are the main owner and operator of the principal electricity transmission network in Chile. We have a predominant position in providing transmission services for the Sistema Interconectado Central (Central Interconnected System), or the SIC, which covers approximately 93% of the Chilean population, from Paposo in the north to the island of Chiloe in the south of the country. We also provide additional services, such as maintenance of electricity transmission lines and equipment, to electricity generation companies, electricity distribution companies and large industrial companies. Our net sales for the three months ended March 31, 2001 were Ch$20,541 million ($34.5 million based on the observed exchange rate for March 31, 2001).

    At December 31, 2000, our transmission system was comprised of 7,274 kilometers of transmission lines. We focus mainly on high voltage transmission lines. We own a majority of the trunk lines of the SIC, including 100% of the 500 kV transmission lines, approximately 100% of the 154 kV transmission lines and approximately 75% of the 220 kV transmission lines. The remaining transmission lines are owned by electricity generation and distribution companies and industrial companies. In addition, we have 59 substations with total transforming capacity of 7,960 MVA, in which electric current is transformed into lower voltages for subsequent distribution. We intend to construct 640 kilometers of additional transmission lines and upgrade 380 kilometers of transmission lines by 2005 as part of our ongoing capital expenditures.

THE SIC

    The SIC is the main electricity system in Chile. Approximately 61% of the installed generation capacity in the SIC is hydroelectric with the balance being thermal power plants fueled by coal, fuel oil, diesel or natural gas. The system provides electricity to customers with regulated prices, as well as to clients with unregulated prices. Electricity sales in the SIC grew steadily from 1990 to 2000 at an average annual rate of 8.3%.

    At December 31, 2000, the SIC had an installed capacity of approximately 6,465 MW. The maximum demand in 2000 reached approximately 4,576 MW and electricity consumption was approximately 29,524 GWh. There are currently 18 electricity generating companies operating within the SIC, although Endesa, Gener S.A. and Colbun S.A. are the principal electricity generators. Endesa had a 52.5% market share of installed capacity in 2000, Gener had 22.3% and Colbun had 16.5%. We have toll agreements with each of these three companies.

OUR BUSINESS STRATEGY

    Our business strategy focuses on the steady and sustained growth of our core business, which is the provision of electricity transmission services, taking into account the growing demand for electricity in Chile and our predominant position as the main owner and operator of the electricity transmission system in the SIC. The principal components of our business strategy are to:

    - capitalize on our assets and our predominant position in the SIC to generate stable cash flows,

    - expand our transmission systems either through new construction or acquisitions in Chile while maintaining our high level of operating efficiencies,

    - invest in the renovation and maintenance of our transmission assets to ensure a high level of performance and availability, and

    - participate actively in the development of a new regulatory framework.

    In addition to focusing on our core business, we are considering the following opportunities:

    - developing an interconnection between the SIC and the Sistema Interconectado del Norte Grande (Northern Interconnected System), or SING (which serves the northern part of Chile), networks, and

    - developing an interconnection between the Chilean and Argentine transmission grids.

OUR OWNERSHIP STRUCTURE

    We are a wholly owned subsidiary of Hydro-Quebec, the electric utility company owned by Gouvernement du Quebec, Canada. We were formed on September 15, 2000. On October 23, 2000, we acquired Transelec and, through it, most of the remaining transmission assets from Endesa, the largest electricity generation utility in the SIC. Endesa retained in the SIC only two transmission lines used by specific customers for which we perform maintenance service.

RECENT DEVELOPMENTS

    On June 29, 2001, the arbitration proceedings for the determination of the difference in net equity related to the purchase price for our acquisition of Transelec were concluded. The arbitrator ruled that we must pay an additional amount of Ch$1,967 million for the purchase of Transelec. This amount is in addition to the minimum additional payment we recorded at December 31, 2000 of Ch$701,251 thousand.

    On April 16, 2001, we completed the issuance and sale of UF9.2 million (approximately $223 million as of July 24, 2001) aggregate principal amount of bonds in Chile. The bonds were issued in two series. The Series A bonds, aggregate principal amount UF6.0 million, will mature in one installment in 2007 and the Series B bonds, aggregate principal amount UF3.2 million, will amortize in 30 installments beginning in 2007 and maturing in 2022. The Chilean bonds contain certain financial covenants that require us to maintain certain levels of assets to debt, debt to capitalization and a minimum shareholders' equity of UF15 million. We used the proceeds of the Chilean bond offering, along with the proceeds from the issuance and sale of the outstanding notes to, among other things, retire an intercompany loan payable to Inversiones HQI Chile Holding Limitada, our parent, amounting to Ch$320,510 million at March 31, 2001, excluding accrued interest of Ch$970 million.

    We are a corporation operating under the laws of Chile. Our principal executive offices are located at Santa Rosa 76, piso 9, Santiago, Chile and our telephone number is (56-2) 630-7000.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to $465,000,000 aggregate principal amount of our outstanding 7 7/8% Senior Notes due 2011 for an equal aggregate principal amount of new registered 7 7/8% Senior Notes due 2011. The new registered notes will be our obligations and are entitled to the benefits of the indenture governing the outstanding notes. The form and terms of the new registered notes are identical in all material respects to the form and terms of the outstanding notes, except that the new registered notes have been registered under the Securities Act, and therefore contain no restrictive legends and are freely transferable by the holders except under the limited circumstances described in this prospectus.

Registration Rights.......................  On April 17, 2001, we entered into a registration rights agreement whereby we agreed that you, as a holder of the
                                            outstanding notes, would be entitled to exchange your
                                            outstanding notes for new registered notes with
                                            substantially identical terms. The exchange offer is
                                            intended to satisfy your exchange rights. After the
                                            exchange offer is complete, you will no longer be
                                            entitled to any exchange or registration rights with
                                            respect to your outstanding notes.

                                            We are offering to exchange:

                                                - $1,000 principal amount of our 7 7/8% Senior Notes
                                                due 2011 which have been registered under the
                                                 Securities Act, for

                                                - $1,000 principal amount of our unregistered 7 7/8%
                                                Senior Notes due 2011, of which $465,000,000
                                                 aggregate principal amount is currently
                                                 outstanding.

                                            In order to be exchanged, an outstanding note must be
                                            properly tendered and accepted. All outstanding notes
                                            that are validly tendered and not validly withdrawn will
                                            be exchanged.

                                            We will issue exchange notes to you on or as soon as
                                            practicable following the expiration date of the
                                            exchange offer.

Resale of the Notes Issued in the Exchange  Based on an interpretation by the Staff of the
  Offer...................................  Commission set forth in no-action letters issued to third parties unrelated to us, we believe that you can
                                            resell and transfer the new registered notes you receive
                                            in the exchange offer without compliance with the
                                            registration and prospectus delivery provisions of the
                                            Securities Act, PROVIDED that:

                                                - you are acquiring the new registered notes issued
                                                in the exchange offer in the ordinary course of
                                                 business;

                                                - you are not participating, do not intend to
                                                participate, and have no arrangement or
                                                 understanding with any person to participate, in
                                                 the distribution of the outstanding notes or new
                                                 registered notes;

                                                - if you are a broker-dealer, you will receive new
                                                registered notes for your own account in exchange
                                                 for outstanding

                                                 notes that were acquired as a result of
                                                 market-making activities or other trading
                                                 activities and that you will deliver a prospectus
                                                 in connection with any resale of such new
                                                 registered notes;

                                                - you are not a broker-dealer who purchased the
                                                 outstanding notes directly from us for resale
                                                 pursuant to Rule 144A, Regulation S or any other
                                                 available exemption under the Securities Act; and

                                                - you are not an "affiliate" of ours or, if you are
                                                an affiliate, you will comply with the registration
                                                 and prospectus delivery requirements of the
                                                 Securities Act to the extent applicable.

                                            If you wish to accept the exchange offer, you must
                                            represent to us that these conditions have been met.

                                            If our belief is inaccurate and you transfer any new
                                            registered note issued to you in the exchange offer
                                            without delivering a prospectus meeting requirements of
                                            the Securities Act or without an exemption from
                                            registration of your new registered notes from such
                                            requirements, you may incur liability under the
                                            Securities Act. We do not assume or indemnify you
                                            against such liability, but we do not believe that any
                                            such liability should exist.

                                            The exchange offer is not being made to, nor will we
                                            accept surrenders for exchange from, holders of
                                            outstanding notes in any jurisdiction in which this
                                            exchange offer or the acceptance thereof would not be in
                                            compliance with the securities or blue sky laws of such
                                            jurisdiction.

Expiration Date of Exchange Offer.........  The exchange offer for the outstanding notes will expire at 5:00 p.m., New York City time, on August 24, 2001,
                                            unless we decide to extend the expiration date.

Accrued Interest on the New Registered      The new registered notes issued in the exchange offer
  Notes...................................  will and the outstanding notes bear interest from the date of original issuance of the outstanding notes or
                                            from the date of the last periodic payment of interest
                                            on the outstanding notes, whichever is later. Interest
                                            will be paid on the new registered notes semiannually on
                                            April 15 and October 15 of each year, commencing October
                                            15, 2001. Holders of outstanding notes whose outstanding
                                            notes are accepted for exchange will be deemed to have
                                            waived the right to receive any payment in respect of
                                            interest on such outstanding notes accrued from the date
                                            of original issuance of the outstanding notes or from
                                            the date of the last periodic payment of interest of the
                                            outstanding notes, whichever is later, to the date of
                                            issuance of the new registered notes. Consequently,
                                            holders who exchange their outstanding notes for new
                                            registered notes will receive the same interest payment
                                            on the first interest payment date after the issuance of
                                            the new registered notes that they would have

                                            received had they not accepted the exchange offer and
                                            tendered their outstanding notes for exchange.

Termination of the Exchange Offer.........  We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be
                                            materially impaired due to any legal or governmental
                                            action, new law, statute, rule or regulation or any
                                            interpretation of the staff of the Commission of any
                                            existing law, statute, rule or regulation. We do not
                                            expect any of the foregoing conditions to occur,
                                            although we cannot assure you that such conditions will
                                            not occur. Holders of outstanding notes will have
                                            certain rights against us under the registration rights
                                            agreement and the outstanding notes should we fail to
                                            consummate the exchange offer.

Shelf Registration........................  In the event that:

                                                - any change in law or applicable interpretations of
                                                the Staff of the Commission do not permit us to
                                                 effect this registered exchange offer;

                                                - for any other reason we do not consummate the
                                                 registered exchange offer within 270 days of the
                                                 date of issuance of the outstanding notes;

                                                - an initial purchaser of the outstanding notes in
                                                the initial private offering of the outstanding
                                                 notes shall notify us following consummation of the
                                                 exchange offer that the outstanding notes held by
                                                 it are not eligible to be exchanged for new
                                                 registered notes in the exchange offer; or

                                                - certain holders are prohibited by law or
                                                Commission policy from participating in the exchange
                                                 offer or may not resell the new registered notes
                                                 acquired by them in the exchange offer to the
                                                 public without delivering a prospectus,

                                            then, subject to certain exceptions, we will:

                                                - file, or submit on a confidential basis and
                                                deliver a copy thereof to the trustee, a shelf
                                                 registration statement (under Rule 415 of the
                                                 Securities Act) with the Commission covering
                                                 resales of the outstanding notes or the new
                                                 registered notes, as the case may be;

                                                - use our reasonable best efforts to cause the shelf
                                                 registration statement to be declared effective by
                                                 the Commission under the Securities Act; and

                                                - use our reasonable best efforts to keep the shelf
                                                 registration statement effective until the earliest
                                                 of

                                                    - two years from the effective date of the shelf
                                                     registration statement, or

                                                    - the date on which all notes registered
                                                thereunder are disposed of in accordance with the
                                                     shelf registration statement.

Procedures for Tendering Outstanding        If you wish to participate in the exchange offer, you
  Notes...................................  must transmit a properly completed and signed letter of transmittal, and all other documents required by the
                                            letter of transmittal, to an exchange agent at such
                                            exchange agent's address set forth in the letter of
                                            transmittal. These materials must be received by such
                                            exchange agent before 5:00 p.m., New York City time,
                                            August 24, 2001, the expiration date of the exchange
                                            offer. You must also provide:

                                                - a confirmation of any book-entry transfer of
                                                outstanding notes tendered electronically into such
                                                 exchange agent's account with DTC, Euroclear or
                                                 Clearstream Luxembourg. You must comply with DTC,
                                                 Euroclear or Clearstream Luxembourg's respective
                                                 standard operating procedures for electronic
                                                 tenders, by which you will agree to be bound by the
                                                 letter of transmittal; or

                                                - physical delivery of your outstanding notes to an
                                                 exchange agent's address as set forth in the letter
                                                 of transmittal.

                                            The letter of transmittal must also contain the
                                            representations you must make to us as described under
                                            "The Exchange Offer--Purpose and Effect of the Exchange
                                            Offer."

Special Procedures for Beneficial           If you are a beneficial owner of outstanding notes that
  Owners..................................  are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you
                                            wish to tender such outstanding notes in the exchange
                                            offer, you should contact such person in whose name your
                                            notes are registered promptly and instruct such person
                                            to tender on your behalf.

Guaranteed Delivery Procedures............  If you wish to tender your outstanding notes and cannot comply, prior to the expiration date, with the
                                            applicable procedures under DTC, Euroclear or
                                            Clearstream Luxembourg standard operating procedures for
                                            electronic tenders on time, you may tender your
                                            outstanding notes according to the guaranteed delivery
                                            procedures described in "The Exchange Offer --
                                            Guaranteed Delivery Procedures."

Withdrawal Rights.........................  You may withdraw the tender offer of your outstanding notes at any time prior to 5:00 p.m., New York City
                                            time, on the expiration date.

Acceptance of Outstanding Notes and         Subject to the conditions summarized above in "Shelf
  Delivery of Notes to be Issued in the     Registration" and described more fully under the "The
  Exchange Offer..........................  Exchange Offer--Shelf Registration," we will accept for exchange any and all outstanding notes which are
                                            properly tendered in the exchange offer prior to 5:00
                                            p.m., New York City time on the expiration date. The
                                            exchange notes issued pursuant to the exchange offer
                                            will be delivered on or as soon as practicable following
                                            the expiration date.

Consequences of Failure to Exchange.......  If you are eligible to participate in this exchange offer and you do not tender your outstanding notes as
                                            described in this prospectus, you will not have any
                                            further registration rights or exchange rights. In that
                                            case, your outstanding notes will continue to be subject
                                            to restrictions on transfer. As a result of such
                                            restrictions and the availability of new registered
                                            notes, the outstanding notes are likely to be much less
                                            liquid securities than before. The outstanding notes
                                            will, following consummation of the exchange offer, bear
                                            interest at the same rate as the new registered notes.

Certain U.S. Federal Income Tax             The exchange of the outstanding notes for new registered
  Consequences............................  notes will generally not be a taxable exchange for U.S.
                                            federal income tax purposes. You will not recognize any
                                            taxable gain or loss as a result of such exchange and
                                            will have the same adjusted tax basis and holding period
                                            in the new registered notes as you had in the
                                            outstanding notes immediately before the exchange.

Use of Proceeds...........................  We will not receive any proceeds from the issuance of the new registered notes pursuant to the exchange offer.
                                            We will pay all expenses incident to the exchange offer.

Exchange Agents for Outstanding Notes.....  Bankers Trust Company is serving as principal exchange agent in connection with the outstanding notes. For more
                                            information regarding the exchange of outstanding notes,
                                            you may contact the principal exchange agent at
                                            P.O. Box 292737, Nashville, TN 37229-2737, Attention:
                                            Karl Shepherd; by telephone at (615) 835-3572 or by
                                            facsimile at (615) 835-3701.

                                            DEXIA Banque Internationale a Luxembourg S.A. is serving
                                            as Luxembourg exchange agent for the outstanding notes.
                                            For more information regarding the exchange of
                                            outstanding notes, you may contact the Luxembourg
                                            exchange agent at 69, route d'Esch, L-2953, Luxembourg
                                            by telephone at (35-2) 4590-0001 or by facsimile at
                                            (35-2) 4590-4227.

                SUMMARY DESCRIPTION OF THE NEW REGISTERED NOTES

Issuer....................................  HQI Transelec Chile S.A.

Securities Offered........................  $465,000,000 aggregate principal amount 7 7/8% Senior
                                            Notes due 2011.

Interest Rate.............................  7 7/8% per year, calculated using a 360-day year of twelve 30-day months.

Maturity..................................  The new registered notes will mature on April 15, 2011.

Interest Payment Dates....................  April 15 and October 15 of each year, commencing on
                                            October 15, 2001.

Ranking...................................  The new registered notes:

                                            - will be our direct, senior, unsecured and
                                            unconditional general obligations; and

                                            - will, other than with respect to obligations granted
                                              preferential treatment pursuant to the laws of Chile,
                                              at all times rank equally in right of payment with all
                                              of our other present and future senior, unsecured and
                                              unsubordinated obligations.

Ratings of the New Registered Notes.......  The new registered notes will be rated "Baal," "A-" and
                                            "A-" by Moody's Investors Service Inc., Standard and
                                            Poor's Rating Group and Fitch, respectively.

Payment of Additional Amounts.............  Under current Chilean laws and regulations, payments of interest to a foreign holder of the new registered notes
                                            that is not a resident of Chile for purposes of Chilean
                                            taxation will generally be subject to Chilean
                                            withholding tax assessed at a rate of 4.0%. Subject to
                                            certain exceptions, we will pay additional amounts so
                                            that the amount received by the foreign holder that is
                                            not a resident of Chile, after Chilean withholding tax,
                                            will equal the amount that would have been received if
                                            no such taxes had been applicable. For a discussion of
                                            the tax consequences of, and limitations on, the payment
                                            of additional amounts with respect to any withholding
                                            taxes, see "Description of the Notes--Payment of
                                            Additional Amounts" and "Taxation--Chilean Taxation."

Tax Redemption............................  The new registered notes are redeemable at our option in whole (but not in part), at any time, at the principal
                                            amount thereof plus accrued and unpaid interest and any
                                            additional amounts due thereon if the laws or
                                            regulations affecting taxes in the Republic of Chile
                                            change in certain respects. See "Description of the
                                            Notes--Redemption for Taxation Reasons" and
                                            "Taxation--Chilean Taxation."

Listing...................................  We have applied for listing of the new registered notes on the Luxembourg Stock Exchange.

Governing Law.............................  Our contractual rights and obligations and the rights of the holders of the new registered notes arising out of,
                                            or in connection with, the indenture and the new
                                            registered notes are governed by, and will be construed
                                            in accordance with, the laws of the State of New York,
                                            without giving effect to any conflict of law principles.

                                  RISK FACTORS

    We urge you to carefully review the risk factors beginning on page 14 for a discussion of factors you should consider before exchanging your outstanding notes for new registered notes.

                  [remainder of page intentionally left blank]

                      SUMMARY FINANCIAL AND OPERATING DATA

    The following tables present our summary financial and operating information at the dates and for each of the periods indicated. You should read the following together with the combined and consolidated financial statements for the three years ended December 31, 2000, including the notes thereto, and the unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001, including the notes thereto, each included elsewhere in this prospectus.

    The data for the three months ended March 31, 2000 and 2001 included herein and throughout this prospectus is expressed in constant Chilean pesos of March 31, 2001, whereas all other financial information presented herein is expressed in constant Chilean pesos of December 31, 2000. In our opinion, there is no significant impact of the failure to restate all the financial information in constant Chilean pesos of March 31, 2001 because of the relatively low inflation for the three months ended March 31, 2001. From December 31, 2000 to March 31, 2001 inflation increased by 0.1%.

    The observed exchange rate reported by the Central Bank for December 31, 2000 was Ch$573.65 per US$1.00 and for March 31, 2001 was Ch$594.97 per US$1.00.

                                        TRANSMISSION BUSINESS                  HQI TRANSELEC
                                             (COMBINED)                        (CONSOLIDATED)
                          -------------------------------------------------   ----------------
                          AS OF AND FOR THE YEARS ENDED,      AS OF AND FOR THE PERIODS FROM
                          -------------------------------   ----------------------------------

                                                            JANUARY 1, 2000   OCTOBER 23, 2000
                                                                  TO                 TO
                           DECEMBER 31,     DECEMBER 31,      OCTOBER 22,       DECEMBER 31,
                               1998             1999             2000               2000
                          --------------   --------------   ---------------   ----------------
                           (IN THOUSANDS OF CONSTANT CH$ OF DECEMBER 31, 2000, EXCEPT RATIOS)
STATEMENT OF INCOME
  DATA:
CHILEAN GAAP:
OPERATING RESULTS:
  Net sales:
    Tolls and
      transmission
      charges...........  Ch$77,761,500    Ch$73,657,900     Ch$64,337,255      Ch$16,358,670
    Other services......      7,448,757        8,312,099         2,187,371            623,485
                          -------------    -------------     -------------      -------------
      Total.............     85,210,257       81,969,999        66,524,626         16,982,155
                          -------------    -------------     -------------      -------------
  Cost of sales:
    Tolls and
      transmission
      charges...........    (26,588,000)     (10,260,000)       (6,939,811)        (1,546,554)
    Other services......     (4,410,155)      (4,492,949)         (452,000)          (254,000)
    Depreciation and
      amortization of
      intangibles (2)...    (12,225,441)     (18,310,380)      (18,506,986)        (3,758,246)
                          -------------    -------------     -------------      -------------
      Total.............    (43,223,596)     (33,063,329)      (25,898,797)        (5,558,800)
                          -------------    -------------     -------------      -------------
      Gross margin......     41,986,661       48,906,670        40,625,829         11,423,355
    Selling and
      administrative
      expenses..........     (2,317,700)      (1,812,740)       (1,591,606)          (233,004)
                          -------------    -------------     -------------      -------------
    Operating income....     39,668,961       47,093,930        39,034,223         11,190,351
NON-OPERATING RESULTS:
  Interest income.......      2,307,658        1,731,049         2,629,618            406,668
  Non-operating
    income (3)..........        533,821        2,452,840         2,490,066             25,147
  Amortization of
    goodwill............             --               --                --         (1,173,449)
  Interest expense......    (15,114,858)     (20,810,482)      (19,026,155)        (5,541,079)
  Non-operating
    expenses (4)........       (630,095)      (3,619,460)         (664,630)          (127,561)
  Price-level
    restatements........     (1,526,715)      (8,127,251)       (6,255,129)          (922,451)
                          -------------    -------------     -------------      -------------
    Non-operating
      results...........    (14,430,189)     (28,373,304)      (20,826,230)        (7,332,725)
INCOME BEFORE MINORITY
  INTEREST AND INCOME
  TAXES.................     25,238,772       18,720,626        18,207,993          3,857,626
  MINORITY INTEREST.....             --               --                --               (393)
  INCOME TAXES(5).......     (2,945,411)      (2,426,443)       (2,691,775)          (678,513)
                          -------------    -------------     -------------      -------------
NET INCOME..............  Ch$22,293,361    Ch$16,294,183     Ch$15,516,218      Ch$ 3,178,720
                          =============    =============     =============      =============
U.S. GAAP:
  Net income............            N/A    Ch$18,399,113     Ch$15,736,480      Ch$ 2,240,198

                             TRANSMISSION
                               BUSINESS           HQI TRANSELEC
                              (COMBINED)         (CONSOLIDATED)
                          ------------------   -------------------
                               AS OF AND FOR THE PERIODS FROM
                          ----------------------------------------
                              JANUARY 1,           OCTOBER 23,
                                 2000                 2000
                                  TO                   TO
                             OCTOBER 22,          DECEMBER 31,
                                 2000                 2000
                          ------------------   -------------------
                           (IN THOUSANDS OF $, EXCEPT RATIOS) (1)
STATEMENT OF INCOME
  DATA:
CHILEAN GAAP:
OPERATING RESULTS:
  Net sales:
    Tolls and
      transmission
      charges...........       $112,154             $  28,517
    Other services......          3,813                 1,087
                               --------             ---------
      Total.............        115,967                29,604
                               --------             ---------
  Cost of sales:
    Tolls and
      transmission
      charges...........        (12,098)               (2,696)
    Other services......           (788)                 (443)
    Depreciation and
      amortization of
      intangibles (2)...        (32,262)               (6,551)
                               --------             ---------
      Total.............        (45,148)               (9,690)
                               --------             ---------
      Gross margin......         70,819                19,914
    Selling and
      administrative
      expenses..........         (2,775)                 (406)
                               --------             ---------
    Operating income....         68,044                19,508
NON-OPERATING RESULTS:
  Interest income.......          4,584                   709
  Non-operating
    income (3)..........          4,341                    44
  Amortization of
    goodwill............             --                (2,046)
  Interest expense......        (33,167)               (9,659)
  Non-operating
    expenses (4)........         (1,159)                 (222)
  Price-level
    restatements........        (10,904)               (1,608)
                               --------             ---------
    Non-operating
      results...........        (36,305)              (12,782)
INCOME BEFORE MINORITY
  INTEREST AND INCOME
  TAXES.................         31,739                 6,726
  MINORITY INTEREST.....             --                    (1)
  INCOME TAXES(5).......         (4,692)               (1,183)
                               --------             ---------
NET INCOME..............       $ 27,047             $   5,542
                               ========             =========
U.S. GAAP:
  Net income............       $ 27,432             $   3,905


                                        TRANSMISSION BUSINESS                  HQI TRANSELEC
                                             (COMBINED)                        (CONSOLIDATED)
                          -------------------------------------------------   ----------------
                          AS OF AND FOR THE YEARS ENDED,      AS OF AND FOR THE PERIODS FROM
                          -------------------------------   ----------------------------------

                                                            JANUARY 1, 2000   OCTOBER 23, 2000
                                                                  TO                 TO
                           DECEMBER 31,     DECEMBER 31,      OCTOBER 22,       DECEMBER 31,
                               1998             1999             2000               2000
                          --------------   --------------   ---------------   ----------------
                           (IN THOUSANDS OF CONSTANT CH$ OF DECEMBER 31, 2000, EXCEPT RATIOS)
BALANCE SHEET DATA:
Chilean GAAP:
  Total assets..........    469,352,844      487,368,316               N/A        636,104,470
  Short-term
    borrowings..........              0       22,988,544               N/A                 --
  Shareholders'
    equity..............    192,288,190      188,051,167               N/A        313,319,191
U.S. GAAP:
  Total assets..........            N/A      458,105,768               N/A        654,124,084
  Shareholders'
    equity..............            N/A      156,374,087               N/A        312,619,001
OTHER FINANCIAL DATA:
EBITDA Chilean
  GAAP (6)..............  Ch$51,798,128       64,237,690        59,366,645         14,846,183
EBITDA U.S. GAAP (6)....            N/A       65,587,279        58,880,914         14,874,742
Ratio of earnings to
  fixed charges Chilean
  GAAP (7)..............           2.67             1.90              1.96               1.70
Ratio of earnings to
  fixed charges U.S.
  GAAP (7)..............            N/A             2.02              1.98               1.49
Pro forma ratio of
  earnings to fixed
  charges Chilean GAAP
  (7)...................            N/A              N/A               N/A               2.01
Pro forma ratio of
  earnings to fixed
  charges U.S. GAAP
  (7)...................            N/A              N/A               N/A               1.77
CASH FLOW DATA:
CHILEAN GAAP:
Total cash flow arising
  from operating
  activities............  Ch$22,038,065    Ch$53,694,325     Ch$30,287,919      Ch$ 4,698,151
Total cash flow arising
  from financing
  activities............    (12,303,777)     (22,273,209)      (62,669,142)            30,952
Total cash flow arising
  from investing
  activities............     (9,774,445)     (31,094,590)       32,410,650       (311,827,513)

                            TRANSMISSION
                              BUSINESS          HQI TRANSELEC
                             (COMBINED)         (CONSOLIDATED)
                          -----------------   ------------------
                              AS OF AND FOR THE PERIODS FROM
                          --------------------------------------
                             JANUARY 1,          OCTOBER 23,
                                2000                 2000
                                 TO                   TO
                             OCTOBER 22,         DECEMBER 31,
                                2000                 2000
                          -----------------   ------------------
                          (IN THOUSANDS OF $, EXCEPT RATIOS)(1)
BALANCE SHEET DATA:
Chilean GAAP:
  Total assets..........           N/A            1,108,872
  Short-term
    borrowings..........           N/A                   --
  Shareholders'
    equity..............           N/A              546,185
U.S. GAAP:
  Total assets..........           N/A            1,140,284
  Shareholders'
    equity..............           N/A              544,965
OTHER FINANCIAL DATA:
EBITDA Chilean
  GAAP (6)..............       103,489               25,880
EBITDA U.S. GAAP (6)....       102,643               25,930
Ratio of earnings to
  fixed charges Chilean
  GAAP (7)..............
Ratio of earnings to
  fixed charges U.S.
  GAAP (7)..............
Pro forma ratio of
  earnings to fixed
  charges Chilean GAAP
  (7)...................
Pro forma ratio of
  earnings to fixed
  charges U.S. GAAP
  (7)...................
CASH FLOW DATA:
CHILEAN GAAP:
Total cash flow arising
  from operating
  activities............      $ 52,799            $   8,190
Total cash flow arising
  from financing
  activities............      (109,246)                  54
Total cash flow arising
  from investing
  activities............        56,499             (543,585)

                                                                PRO FORMA COMBINED FOR THE YEAR ENDED
                                                                          DECEMBER 31, 2000
                                                              -----------------------------------------
                                                                    (IN THOUSANDS OF CONSTANT CH$
                                                              OF DECEMBER 31, 2000 AND THOUSANDS OF $,
                                                                           EXCEPT RATIOS)
PRO FORMA FINANCIAL DATA: (8)
EBITDA Chilean GAAP (6).....................................     Ch$74,212,828            $129,370
EBITDA U.S. GAAP (6)........................................        73,755,656             128,573
EBITDA/Interest expense Chilean GAAP........................              2.42
EBITDA/Interest expense U.S. GAAP...........................              2.40

                                                               AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                                                  1998           1999           2000
                                                              ------------   ------------   ------------
OPERATIONAL DATA: (9)
Total kilometers of lines...................................      7,037          7,092          7,274
Number of substations.......................................         58             58             59
Transformer capacity (MVA) (10).............................      7,960          7,960          7,960
Total equivalent interruption time (in minutes) (11)........       14.0            2.9            2.4
Availability of supply (%) (12).............................     99.991         99.991         99.999

------------------------------
(1) Chilean peso amounts have been translated into U.S. dollars solely for your convenience at the rate of Ch$573.65 per $1.00, the observed exchange rate for December 31, 2000.

(2) During the period from January 1, 2000 to October 22, 2000, the transmission business made a review of the asset values related to the injected assets. For certain fully depreciated assets the residual values were adjusted to one peso. The effect of this change in estimate was to increase depreciation expense for the period by Ch$1,779,034 thousand.

(3) During the period from January 1, 2000 to October 22, 2000, non-operating income included Ch$2,356,523 thousand primarily attributable to the recognition in income of the final settlement negotiated with Endesa related to amounts due for basic tolls for prior periods. In 1999 we also recognized Ch$2,085,406 thousand for the effect of a partial settlement with Pehuenche for amounts due in prior years.

(4) Due to a significant decrease in the fair value of certain assets, the transmission business performed a review of property, plant and equipment during the year ended December 31, 1999 and recorded an impairment provision of Ch$2,816,430 thousand.

(5) Effective January 1, 2000, we adopted Technical Bulletin No. 60, and we began recognizing the effects of deferred income taxes for temporary differences, whether recurring or not, using an asset and liability approach. This change resulted in a net charge (credit) to income for the period from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 of Ch$3,374,222 thousand and Ch$(251,105) thousand, respectively. See note 4 to our consolidated and combined financial statements.

(6) EBITDA is calculated by adding interest expense, depreciation, amortization of intangibles and amortization of goodwill to, and, subtracting price-level restatements and interest income from, income before minority interest and income taxes. EBITDA is presented because it is a widely accepted indicator of funds available to service debt, although it is not a Chilean GAAP- or U.S. GAAP-based measure of liquidity or performance. We believe that EBITDA, while providing useful information, should not be considered in isolation or as a substitute for net income as an indicator of operating performance, or as an alternative to cash flow as a measure of liquidity.

(7) For the purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges reduced by the amount of capitalized interest. Fixed charges consist of interest expense, including capitalized interest. Pro forma ratio of earnings to fixed charges gives effect to this offering and the portion of the Chilean bonds that represents a refinancing of the intercompany loan payable to our parent.

(8) See "Unaudited Pro Forma Financial Information" for a description of pro forma adjustments.

(9) Presented on a combined basis, including the injected assets.

(10) "MVA" refers to one million Volt Amperes.

(11) Total equivalent interruption time (TIEMPO EQUIVALENTE DE INTERRUPCION), or TEI, represents total non-served energy attributable to the transmission business or HQI Transelec measured at transmission delivery points, expressed as equivalent minutes at the peak demand time of the system. Total TEI attributable to us as well as to other factors was 17.3 minutes in 1998,
    6.4 minutes in 1999 and 6.4 minutes in 2000.

(12) Availability of supply is the total percentage of hours that our transmission delivery points were continuously supplied.

                                                               TRANSMISSION
                                                                 BUSINESS                                 HQI TRANSELEC
                                                                (COMBINED)         HQI TRANSELEC     -----------------------
                                                             -----------------   -----------------   AS OF AND FOR THE THREE
                                                             AS OF AND FOR THE THREE MONTHS ENDED,        MONTHS ENDED
                                                             -------------------------------------   -----------------------
                                                              MARCH 31, 2000      MARCH 31, 2001         MARCH 31, 2001
                                                             -----------------   -----------------   -----------------------
                                                              (IN THOUSANDS OF CONSTANT CH$ AS OF      (IN THOUSANDS OF $,
                                                                MARCH 31, 2001, EXCEPT RATIOS)         EXCEPT RATIOS) (1)
STATEMENT OF INCOME DATA:
CHILEAN GAAP:
OPERATING RESULTS:
  Net sales................................................       20,398,044          20,541,285               34,525
  Cost of sales:
    Tolls and transmission charges and other services......       (2,429,174)         (1,962,039)              (3,298)
    Depreciation and amortization of intangibles...........       (5,795,829)         (3,735,255)              (6,278)
                                                                ------------        ------------           ----------
      Total................................................       (8,225,003)         (5,697,294)              (9,576)
      Gross margin.........................................       12,173,041          14,843,991               24,949
  Selling and administrative expenses......................         (562,055)           (449,786)                (756)
                                                                ------------        ------------           ----------
  Operating income.........................................       11,610,986          14,394,205               24,193
NON-OPERATING RESULTS:
  Interest income..........................................          526,978             345,304                  580
  Non-operating income.....................................          161,669              11,229                   19
  Amortization of goodwill.................................               --          (1,286,837)              (2,163)
  Interest expense.........................................       (5,683,239)         (7,302,476)             (12,274)
  Non-operating expenses...................................          (68,901)            (78,565)                (132)
  Price-level restatements.................................        4,310,358          (6,231,914)             (10,474)
                                                                ------------        ------------           ----------
    Non-operating results..................................         (753,135)        (14,543,259)             (24,444)
INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES....       10,857,851            (149,054)                (251)
INCOME TAXES...............................................       (1,614,569)           (297,244)                (500)
                                                                ------------        ------------           ----------
NET INCOME.................................................        9,243,282            (446,298)                (751)
BALANCE SHEET DATA:
CHILEAN GAAP:
  Total assets.............................................      502,918,471         642,313,232            1,079,572
  Short-term borrowings....................................       29,169,158                  --                   --
  Shareholders' equity.....................................      197,349,085         313,186,212              526,390
OTHER FINANCIAL DATA:
  EBITDA Chilean GAAP......................................       17,499,593          18,062,124               30,358
  Ratio of earnings to fixed charges Chilean GAAP..........             2.91                0.98
  Pro forma ratio of earnings to fixed charges Chilean
    GAAP...................................................              N/A                1.18
CASH FLOW DATA:
CHILEAN GAAP:
Total cash flow arising from operating activities..........        2,125,408           7,583,230               12,746
Total cash flow arising from financing activities..........       (2,292,875)                 --                   --
Total cash flow arising from investing activities..........              104                  --                   --

------------------------------
(1) Chilean peso amounts have been translated into U.S. dollars solely for your convenience at the rate of Ch$594.97 per $1.00, the observed exchange rate for March 31, 2001.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO EXCHANGE YOUR OUTSTANDING NOTES FOR NEW REGISTERED NOTES.

RISKS RELATING TO THE EXCHANGE OFFER

    IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, THEY WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

    Holders of outstanding notes who do not exchange their outstanding notes for new registered notes will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legends on the outstanding notes. The outstanding notes may not be offered or sold unless they are registered under the Securities Act or are exempt from registration. See "The Exchange Offer--Consequences of Failure to Exchange."

RISKS RELATING TO HQI TRANSELEC AND THE CHILEAN TRANSMISSION INDUSTRY

    WE MAY BE ADVERSELY AFFECTED BY THE APPLICATION AND INTERPRETATION OF REGULATIONS THAT COULD AFFECT OUR REVENUES.

    We are subject to regulation of our rates and other aspects of our business in Chile. We recover our investment in transmission assets through tolls which are charged to generating companies. We determine these tolls according to guidelines stated in the Chilean Electricity Law, which is designed to provide a real rate of return. See "Information on Our Company--Customers, Revenues and Analysis of Charges." The resulting compensation for our existing assets is not fixed and could be subject to a decrease due to substantial technological developments or other causes. If the replacement value of our transmission assets decreases substantially, we may not be able to recoup totally our past investment cost. We cannot assure you that any tolls we receive will provide a rate of return sufficient to allow us to meet our obligations and make planned capital expenditures.

    In 1998 and 1999, we conducted arbitration proceedings with some of our generating customers which resulted in a reduction in the calculation of the replacement value of our transmission assets by approximately 2.5%. In a future arbitration proceeding, an arbitral tribunal may lower the calculation of the replacement value of our transmission assets, thereby lowering our tolls.

    The National Energy Commission, or CNE, the Chilean regulatory entity that oversees the development of the electricity sector, has proposed a new regulatory framework for the transmission business in Chile. A new law is not expected to be finalized for several years and the actual contents of a new law and whether it would have an adverse effect on our business cannot be known at this time. See "Regulatory Framework." We cannot assure you that future developments in the establishment or interpretation of regulations applying to the sector or in the determination of tolls will be resolved in our favor.

    We are also subject to environmental regulations, which, among other things, require us to perform environmental impact assessments on future projects and obtain regulatory permits. We cannot assure you that any environmental impact assessments will be approved by governmental authorities, that public opposition will not result in delays or modifications to any proposed project, or that laws or regulations will not change or be interpreted in a manner that could adversely affect our operations or plans. See "Regulatory Framework."

    WE DERIVE THE MAJORITY OF OUR REVENUES FROM A SINGLE CUSTOMER.

    We have entered into toll agreements with Endesa and its subsidiaries, Empresa Electrica Pangue S.A., or Pangue, and Empresa Electrica Pehuenche S.A., or Pehuenche (collectively referred to in this prospectus as the Endesa group), that will account for a significant majority of our future cash flow. Approximately 82% of our revenues in 2000 was attributable to the Endesa group. Because we obtain a substantial part of all our revenue from these toll agreements with the Endesa group, we may be materially adversely affected by any material change in the assets, financial condition or results of operations of the Endesa group. These material adverse effects could result from a prolonged drought (reducing hydroelectric production), natural disasters or technological changes affecting the operations of the Endesa group, thereby affecting its ability to pay.

    DELAYS OR HIGHER COSTS IN THE CONSTRUCTION OF NEW TRANSMISSION ASSETS MAY SIGNIFICANTLY AFFECT OUR ABILITY TO RECOVER OUR COSTS FULLY OR MAY RESULT IN DELAY IN RECEIVING TOLLS IN RESPECT OF NEW LINES.

    The success of our program to expand the transmission network will depend on numerous factors, including the cost and availability of financing. The construction of new facilities may be adversely affected by factors commonly associated with construction projects, including delays in obtaining regulatory approvals; shortages or changes in the price of equipment, materials or labor; adverse weather conditions; natural disasters; accidents; unforeseen circumstances and difficulties in obtaining financing at affordable rates. Any of those factors may cause delays in completion of all or part of our capital investment program and may affect our ability to recover our costs fully or may result in delays in receiving tolls in respect of new lines. See "Information on Our Company--Our Business Strategy" and "Information on our Company--Our Operations."

    WE FACE OPERATIONAL RISKS IN OUR BUSINESS.

    We are subject to certain operational risks, including forces of nature such as earthquakes, damage to our transmission assets, workers' accidents and failure of our equipment, any of which may have a material effect on our business. We cannot assure you that coverage under our insurance policies or our general resources will be sufficient to cover these risks.

    WE HAVE A LIMITED OPERATING HISTORY AS AN INDEPENDENT COMPANY.

    We have been operating separately from Endesa, our former parent company, only since October 2000. Prior to that time, Transelec depended on Endesa for certain administrative functions that Endesa had provided under a service agreement. Since January 2001, we have been engaged in a transition plan designed to develop our own administrative functions. Although the transition plan has been completed, we have no operating history as an independent company for you to evaluate. We cannot assure you that we will continue to achieve the goals set out in the transition plan in an efficient and effective manner in the future.

RISKS RELATING TO CHILE

    EXCHANGE RATE INSTABILITY MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    The Chilean peso has been subject to devaluations in the past and may be subject to significant fluctuations in the future. A devaluation of the Chilean peso would negatively affect our results of operations by increasing our cost of borrowing since the peso cost of interest payments on our U.S. dollar indebtedness would increase. See "Exchange Rates" and "Operating and Financial Review and Prospects--Overview."

    EXCHANGE CONTROL REGULATIONS MAY LIMIT OR HINDER OUR ABILITY TO PURCHASE U.S. DOLLARS TO MAKE PAYMENTS OF PRINCIPAL OR INTEREST ON THE NEW REGISTERED NOTES.

    We have registered the issuance of new registered notes with the Central Bank in order to guarantee access to U.S. dollars to make payments under the new registered notes. On May 4, 2001 the Central Bank approved our application to have the notes subject to the requirements of the New Compendium which grants the right to make purchases of U.S. dollars in connection with the offering of the new registered notes in the Formal Exchange Market without an authorization of the Central Bank. However, we cannot assure you that further Central Bank or New Compendium regulations or legislative changes to the current foreign exchange control regime in Chile will allow us to make payments of principal or interest on the new registered notes when such payments become due and payable. See "Exchange Controls in Chile."

    THE CORPORATE DISCLOSURE, GOVERNANCE AND ACCOUNTING STANDARDS TO WHICH WE ARE SUBJECT MAY DIFFER FROM THOSE IN THE UNITED STATES.

    Under Chilean law, there is less information required to be disclosed about our business than would be required of public issuers in the United States or other countries, which may result in investors having less information with which to monitor and analyze our business.

    We prepare our financial statements in accordance with Chilean GAAP. These principles differ in significant respects from U.S. GAAP as further discussed in
Note 23 to our combined and consolidated financial statements for the three years ended December 31, 2000. For this and other reasons, the presentation of our financial statements and reported earnings may differ from that of companies in other countries. In addition, we are only required to prepare periodic U.S. GAAP information on an annual basis.

    CHANGES IN CHILE'S ECONOMIC SITUATION MAY AFFECT OUR BUSINESS.

    All of our operations are located in Chile. Our revenues depend on the financial health of our customers, which is sensitive to the overall performance of the Chilean economy. Adverse local, regional or worldwide economic trends that affect the Chilean economy could have a material adverse effect on our financial condition and results of operations. In 2000, the Chilean economy grew at a real rate of approximately 5.4% (according to provisional figures published by the Central Bank) compared to a contraction of 1.1% in 1999. We cannot assure you that further growth will be realized in 2001 or that this growth will continue.

    Our financial condition and results of operations could also be affected by changes in economic or other policies of the Chilean government or other political or economic developments in or affecting Chile, as well as regulatory changes or administrative practices, over which we have no control.

    THE PRICE OF OUR NEW REGISTERED NOTES MAY BE AFFECTED BY ECONOMIC DEVELOPMENTS IN OTHER EMERGING MARKET COUNTRIES.

    The market value of securities of Chilean companies is, to varying degrees, affected by economic and market conditions in other emerging market countries. Investors' reactions to developments in any of these other countries may have an adverse effect on the market value of securities of Chilean issuers. The market value of the new registered notes could be adversely affected by events elsewhere, especially in emerging market countries.

RISK RELATING TO THE NEW REGISTERED NOTES

    NO MARKET FOR THE NEW REGISTERED NOTES CURRENTLY EXISTS.

    There is currently no market for the new registered notes. Although we have been advised by the initial purchasers of the outstanding notes in the private offering that they currently intend to make a market in the new registered notes following completion of the exchange offer, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. We cannot assure you that a public market for the new registered notes will develop. If a market for the new registered notes were to develop, the new registered notes could trade at prices that may be higher or lower than the initial offering price for the outstanding notes depending on many factors, including prevailing interest rates, our operating results, the markets for similar securities and other factors beyond our control, including general economic and market conditions.

                                 EXCHANGE RATES

    Chile's LEY ORGANICA CONSTITUCIONAL DEL BANCO CENTRAL DE CHILE, or the Central Bank Act, enacted in 1989, liberalized the ability to buy and sell foreign exchange. Prior to 1989, the law only authorized the purchase and sale of foreign exchange in those cases explicitly authorized by the Central Bank.

    The Central Bank Act now provides that the Central Bank may determine that certain purchases and sales of foreign exchange specified by law must be carried out in the Formal Exchange Market. The Formal Exchange Market is formed by the banks and other entities so authorized by the Central Bank. All payments with respect to the notes offered hereby currently are required to be made through the Formal Exchange Market using currency purchased either in the Formal Exchange Market or the Informal Exchange Market.

    For purposes of the operation of the Formal Exchange Market, the Central Bank of Chile sets a reference exchange rate (DOLAR ACUERDO). The reference exchange rate is reset monthly by the Central Bank, taking into account internal and external inflation and is adjusted daily to reflect variation in parities between the Chilean peso and each of the U.S. dollar, the Japanese yen and the euro. The daily observed exchange rate (DOLAR OBSERVADO) for a given date is the average exchange rate of transactions in the Formal Exchange Market on the previous day, as certified by the Central Bank on the next succeeding business day. The Central Bank is authorized to carry out its transactions at rates defined by the Central Bank. Generally, however, the Central Bank carries out its transactions at the spot rate. Authorized transactions by banks are generally carried out at the spot rate, which usually fluctuates within a range above or below the reference exchange rate.

    Purchases and sales of foreign exchange which may be effected outside the Formal Exchange Market can be carried out in the Informal Exchange Market, which is a recognized currency market in Chile. The Informal Exchange Market reflects transactions carried out at informal exchange rates by entities not expressly authorized to operate in the Formal Exchange Market such as certain foreign exchange houses, travel agencies and others. There are no limits imposed on the extent to which the informal exchange rate can fluctuate above or below the observed exchange rate. Since 1993, the observed exchange rate and the informal exchange rate have typically been within 1% of each other.

    The following tables set forth, for the periods and dates indicated, certain information concerning the observed exchange rate reported by the Central Bank. No representation is made that the Chilean peso or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars or Chilean pesos, as the case may be, at the rates indicated or at any other rate. The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos. On July 24, 2001, the observed exchange rate was Ch$660.78 per US$1.00.

                                                          OBSERVED EXCHANGE RATES (1)
                                                 ----------------------------------------------
YEAR                                             LOW (2)    HIGH (2)   AVERAGE (3)   PERIOD-END
----                                             --------   --------   -----------   ----------
                                                                 (CH$ PER US$)
1996...........................................   402.25     424.97      412.27        424.87
1997...........................................   411.85     439.81      419.31        439.18
1998...........................................   439.18     475.41      460.29        472.41
1999...........................................   468.69     550.93      508.78        530.07
2000...........................................   501.04     580.37      538.87        573.65

                                                  OBSERVED EXCHANGE
                                                      RATES (1)
                                                 -------------------
MONTH                                            LOW (2)    HIGH (2)
-----                                            --------   --------
                                                    (CH$ PER US$)
January 2001...................................   561.61     575.94
February 2001..................................   557.13     573.91
March 2001.....................................   576.80     595.37
April 2001.....................................   594.94     605.31
May 2001.......................................   600.44     610.85
June 2001......................................   606.60     629.00

------------------------

SOURCE: CENTRAL BANK OF CHILE

(1) Reflects Chilean pesos at historical values rather than in constant Chilean pesos.

(2) Exchange rates are the actual high and low, on a day-by-day basis, for each period.

(3) The average of monthly average rates during the period.

                           EXCHANGE CONTROLS IN CHILE

    The Central Bank, among other things, is responsible for monetary policies and for exchange controls in Chile. Chilean issuers have been authorized to offer bonds internationally by Chapter XIV, as amended, of Title I of the Compendium of Foreign Exchange Regulations, or the Compendium, issued by the Central Bank. The Compendium was recently amended by the Central Bank and the new rules are effective as of April 19, 2001 (the "New Compendium"). Prior to the New Compendium, any international issue of bonds had to be approved by the Central Bank after the submission of an application to the Central Bank through a bank or other participant in the Formal Exchange Market. Absent the Central Bank's authorization, issuers could not offer bonds outside of Chile. In connection with a bond issuance, both the issuer and the issue had to be registered with the Superintendent of Securities and Insurance, or the SVS (SUPERINTENDENCIA DE VALORES Y SEGUROS). The bonds were required to have an average weighted term of not less than two years, weighted on the basis of principal installments and on the assumption that if the issuer has the option to call the bonds, such bonds were deemed to have been called at the earliest possible date for purposes of this requirement. The bonds were required to be issued by a company whose unsecured external debt obligations had been rated at least BB, for its issues with an average weighted term of not less than two years and not over four years, and at least BB-, for its issues with an average weighted term of not less than four years, by an internationally recognized statistical rating organization. The notes were approved by the Central Bank on April 10, 2001 in accordance with these regulations.

    The following is a summary of the currently relevant portions of the Central Bank's regulations regarding an issue of bonds to the international markets denominated in a currency other than Chilean pesos. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of Chapter XIV of the New Compendium that pertain to the international issuance of bonds.

    Under the New Compendium, Chilean issuers may freely offer bonds internationally, without the prior approval of the Central Bank and without any of the specific requirements contained in the previous rules (i.e. no registration with the SVS, ratings or minimum weighted average term are needed).

    The prior rules required that the foreign currency proceeds from the international sale of bonds be either brought into Chile or held outside of Chile and used to finance investments outside of Chile or to repay obligations of foreign branches and/or subsidiaries. The proceeds from the initial sale of the notes were brought into Chile in compliance with these regulations. The New Compendium does not restrict the use of funds, which may either be brought into Chile or held outside the country.

    All purchases of U.S. dollars in connection with the notes are expected to occur in the Formal Exchange Market. The New Compendium allows for payments to be made directly abroad. Under the New Compendium no prior consents are required for all payments in respect of the notes, including in the event of the voluntary redemption of the notes by us as described under "Description of the Notes--Redemption for Taxation Reasons." However, the Central Bank must be notified of all payments, including the voluntary redemption, after such payments are made. On May 4, 2001 the Central Bank approved our application to have the notes subject to the New Compendium.

    The authorizations granted with respect to the notes are unilateral acts of the Central Bank. Although authorizations of the Central Bank have not been rescinded historically, in connection with the renegotiation of Chile's external debt in the 1980s, the Central Bank requested lenders to renegotiate the terms of their loans to Chilean borrowers. We cannot assure you that certain Chilean restrictions applicable to the holders of the notes will not be imposed in the future, nor can we assess the duration or impact of such restrictions, if imposed.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the exchange of outstanding notes for new registered notes. In consideration for issuing the new registered notes, we will receive in exchange outstanding notes in like principal amount. Issuance of the new registered notes will not result in any change in our indebtedness or capitalization.

                                 CAPITALIZATION

    The following table sets forth our consolidated cash and cash equivalents, short-term inter-company loan payable, long-term debt and shareholders' equity computed in accordance with Chilean GAAP at March 31, 2001, as adjusted to give effect to (1) the issuance and sale of the notes, (2) the issuance and sale of bonds offered in Chile on April 16, 2001 and (3) the repayment of the inter-company loan payable, as if the issuance and sale of the notes, the Chilean bonds and the repayment of the inter-company loan payable had occurred on March 31, 2001. Other than giving effect to the application of net proceeds as described herein, there has been no material change in our capitalization since March 31, 2001. See "Operating and Financial Review and ProspectsLiquidity and Capital Resources" herein. For additional information, see the unaudited combined interim and interim financial statements and notes thereto included in this prospectus.

                                          HQI TRANSELEC
                                     AS OF MARCH 31, 2001 (1)             AS ADJUSTED (1)
                                 --------------------------------   ---------------------------
                                        (IN THOUSANDS OF CONSTANT CH$ OF MARCH 31, 2001
                                                      AND THOUSANDS OF $)
Cash and cash equivalents......    Ch$ 30,411,620     $   51,115    Ch$ 30,411,620   $   51,115
Inter-company loan receivable      Ch$         --     $       --    Ch$100,463,064   $  168,854
  (2)..........................
Capitalization:
Short-term debt:
  Inter-company loan payable       Ch$320,510,166     $  538,700    Ch$         --   $       --
    (3)........................
Long-term debt:
  Notes (4)....................                --             --       276,661,050      465,000
  Chilean bonds (4)............                --             --       145,480,244      244,517
                                   --------------     ----------    --------------   ----------
    Total debt (5).............       320,510,166        538,700       422,141,294      709,517
                                   --------------     ----------    --------------   ----------
Total shareholders' equity            313,186,212        526,390       313,186,212      526,390
  (6)..........................
                                   --------------     ----------    --------------   ----------
    Total capitalization.......    Ch$633,696,378     $1,065,090    Ch$735,327,506   $1,235,907
                                   ==============     ==========    ==============   ==========

(1) Chilean pesos have been translated into U.S. dollars solely for your convenience, at Ch$594.97 per $1.00, the observed exchange rate for March 31, 2001.

(2) Amount of the loan to Inversiones HQI Chile Holding Limitada, our parent, totaling $168,854 thousand, calculated using the observed exchange rate of Ch$594.97 to $1.00 for March 31, 2001. Although this loan qualifies as an asset pursuant to accounting principles generally accepted in Chile, it will be shown as a reduction of stockholder's equity in the reconciliation to accounting principles generally accepted in the United States.

(3) Amounts owed to Inversiones HQI Chile Holding Limitada which were repaid on April 17, 2001 with the net proceeds of the issuance and sale of the notes and the issuance and sale of the Chilean bonds.

(4) Calculated using the observed exchange rate of Ch$594.97 to $1.00 and $26.58 to UF1 for March 31, 2001.

(5) Includes long-term and short-term debt. All of our debt is unsecured and unguaranteed.

(6) Comprised of 1,000,000 shares of no par value common stock. No additional shares of common stock are currently authorized for issuance.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We entered into a registration rights agreement with the initial purchasers of the outstanding notes in the private offering pursuant to Rule 144A and Regulation S under the Securities Act in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for new registered notes. We also agreed to use our reasonable best efforts to cause a registration statement with respect to the new registered notes to be declared effective by the Commission within 225 days after April 17, 2001, the date of original issuance of the outstanding notes, and complete that exchange offer within 270 days after the date of original issuance of the outstanding notes. We are offering the new registered notes under this prospectus to satisfy our obligations under the registration rights agreement.

    Under the following circumstances, we will use our reasonable best efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the shelf registration statement effective for up to two years after the date of issuance of the outstanding notes:

    - if any changes in law or applicable interpretations by the Staff of the Commission do not permit us to effect the exchange offer as contemplated by the registration rights agreement; or

    - in certain limited circumstances, if any holder of the outstanding notes so requests.

    If we fail to comply with deadlines for registering the issuance of the new registered notes and completion of the exchange offer, we will be required to pay liquidated damages to holders of the outstanding notes.

    To exchange an outstanding note for freely transferable new registered notes in the exchange offer, the holder of that outstanding note will be required to make the following representations:

    - any new registered note the holder receives will be acquired in the ordinary course of its business;

    - the holder is not engaged in, does not intend to engage in and does not have any arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new registered notes;

    - if the holder is a broker-dealer and the holder will receive new registered notes for its own account in exchange for outstanding notes, that the outstanding notes to be exchanged for new registered notes were acquired by it as a result of market-making or other trading activities and that the holder will deliver a prospectus, as required by law, in connection with any resale of such new registered notes;

    - the holder is not a broker-dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A, Regulation S or any other available exemptions under the Securities Act;

    - the holder is not our "affiliate," as defined in Rule 405 of the Securities Act or, if the holder is an affiliate, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

    - the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

ADDITIONAL INTEREST

    If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of outstanding notes. During the first 90-day period that a registration default occurs, we will pay additional interest equal to 0.25% per annum. At the beginning of the second 90-day period that a registration default is continuing, the amount of additional interest will increase by an additional 0.50% per annum until all registration defaults have been cured. However, in no event will the rate of additional interest exceed 0.75% per annum. Such additional interest will accrue only for those days that a registration default occurs and is continuing. All accrued additional interest will be paid to the holders of the outstanding notes in the same manner as interest payments on the outstanding notes are made, with payments being made on the interest payment dates for the outstanding notes. Following the cure of all registration defaults, no more additional interest will accrue. You will not be entitled to receive any additional interest if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, your outstanding notes for new registered notes in the exchange offer.

    A "registration default" includes any of the following:

    - we either fail to complete the exchange offer or have a shelf registration statement declared effective on or prior to 270 days following the date of original issuance of the outstanding notes; or

    - the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the notes during the period specified in the registration rights agreement, subject to certain exceptions for limited periods of time with respect to the shelf registration statement.

    The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

RESALE OF THE NEW REGISTERED NOTES

    Based on existing interpretations of the Staff of the Commission in no-action letters issued to third parties, we believe that each new registered note issued under the exchange offer may be offered for resale, resold and otherwise transferred by the holder of that new registered note without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - the holder is not our "affiliate" within the meaning of Rule 405 under the Securities Act or, if the holder is an affiliate, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

    - any new registered note the holder receives will be acquired in the ordinary course of its business;

    - the holder is not engaged in, does not intend to engage in and does not have any arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new registered notes;

    - if the holder is a broker-dealer and the holder will receive new registered notes for its own account in exchange for outstanding notes, the outstanding notes to be exchanged for new registered notes were acquired by it as a result of market-making or other trading activities and the holder will deliver a prospectus, as required by law, in connection with any resale of such new registered notes;

    - the holder is not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act; and

    - the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

    Holders of outstanding notes wishing to accept the exchange offer must represent to us that such conditions have been met.

    If our belief is inaccurate and you transfer any new registered note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new registered notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability, but we do not believe that any such liability should exist.

    If a holder of outstanding notes tenders in the exchange offer with the intention of participating in any manner in a distribution of the new registered notes, that holder:

    - may not rely on such interpretations by the Staff of the Commission; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Unless an exemption from registration is otherwise available, any security holder intending to distribute new registered notes should be covered by an effective registration statement under the Securities Act containing the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new registered notes only as specifically described in this prospectus.

    Broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that is issued new registered notes in the exchange offer for its own account in exchange for outstanding notes which were acquired by such broker-dealer, as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new registered notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell or otherwise retransfer the new registered notes issued to it in the exchange offer. We have agreed that, for the lesser 180 of days after the date of expiration of the exchange offer and the date on which all broker-dealers participating in the exchange offer have sold new registered notes held by them, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales.

    The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new registered notes.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new registered notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

    As of the date of this prospectus, $465,000,000 aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, referred to herein as the Exchange Act and the rules and regulations of the Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes.

    We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the principal exchange agent and complied with the applicable provisions of the registration rights agreement. The principal exchange agent will act as agent for the tendering holders for the purposes of receiving the new registered notes from us.

    Holders tendering outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes, with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important for noteholders to read the section entitled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

    We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be issued and transferable in book-entry form through the facilities of Euroclear, Clearstream Luxembourg and DTC, acting as a depositary. The new registered notes will also be issuable and transferable in book-entry form through Euroclear, Clearstream Luxembourg and DTC.

EXPIRATION DATE

    The exchange offer for the outstanding notes will expire at 5:00 p.m., New York City time on August 24, 2001, unless we decide to extend it.

EXTENSIONS, DELAY IN ACCEPTANCE, TERMINATION OR AMENDMENT

    We reserve the right, subject to applicable law:

    - to delay accepting any outstanding note;

    - to amend the terms of the exchange offer in any manner;

    - to extend the exchange offer; or

    - to terminate the exchange offer, if any of the conditions set forth in "--Conditions to the Exchange Offer" have not been satisfied and we do not waive them.

    We will give oral or written notice of any amendment, non-acceptance or termination to registered holders of the outstanding notes as promptly as practicable. In the case of any extension, we will notify the exchange agents orally (promptly confirmed in writing) or in writing of any extension. We will also notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York city time, on the business day after the previously scheduled expiration of the exchange offer.

    If we consider an amendment to the exchange offer to be material, we will promptly inform the holders of outstanding notes of such amendment in a reasonable manner.

    If we decide to terminate the exchange offer, as set forth above, we may

    - refuse to accept any outstanding notes and return any outstanding notes that have been tendered to the holders;

    - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered outstanding notes to withdraw their tendered outstanding notes, or

    - waive the termination event with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of outstanding notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the period.

    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service and the LUXEMBURGER WORT.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new registered notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the Staff of the Commission.

    In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us (1) the representations described under "--Purpose and Effect of the Exchange Offer," "--Resale of the New Registered Notes" and "Plan of Distribution" and (2) such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new registered notes under the Securities Act.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

    These conditions are for our sole benefit and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new registered notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    HOW TO TENDER GENERALLY

    The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by DTC, Euroclear or Clearstream Luxembourg who desires to deliver such outstanding notes by book-entry transfer at DTC, Euroclear or Clearstream Luxembourg, as the case may be.

    Except in limited circumstances, only a Euroclear participant, Clearstream Luxembourg participant or DTC participant listed on a DTC securities position listing with respect to the outstanding notes may tender its outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer:

    - holders of outstanding notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under "Book-Entry Transfer" and in the letter of transmittal.

    - Euroclear participants and Clearstream Luxembourg participants on behalf of the beneficial owners of outstanding notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream Luxembourg, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream Luxembourg, as the case may be, in lieu of a letter of transmittal. See the term "agent's message" under "Book-Entry Transfer."

    In addition, either:

    - an exchange agent must receive any corresponding certificate or certificates representing outstanding notes along with the letter of transmittal; or

    - an exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of outstanding notes into such exchange agent's account at DTC, Euroclear or Clearstream Luxembourg according to their respective standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

    - the holder must comply with the guaranteed delivery procedures described below.

    The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

    The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmissions of an agent's message, as described under "Book Entry Transfer," to an exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to an exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Delivery of documents to DTC, Euroclear or Clearstream Luxembourg in accordance with their respective procedures will not constitute delivery to an exchange agent. Holders may request their brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

    HOW TO TENDER--BENEFICIAL OWNERS

    Beneficial owners of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee wishing to tender those outstanding notes should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. Beneficial owners who wish to tender on their own behalf must, prior to completing and executing the letter of transmittal and delivering their outstanding notes, either:

    - make appropriate arrangements to register ownership of the outstanding notes in their name; or

    - obtain a properly completed bond power from the registered holder of outstanding notes.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    SIGNATURES AND SIGNATURE GUARANTEES

    Holders of outstanding notes must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new registered notes are being issued directly to the registered holder of the outstanding notes tendered in the exchange for those new registered notes; or

    - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

    WHEN ENDORSEMENTS OR BOND POWERS ARE NEEDED

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    DETERMINATIONS UNDER THE EXCHANGE OFFER

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, and they will incur no liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    WHEN WE WILL ISSUE NEW REGISTERED NOTES

    In all cases, we will issue new registered notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - outstanding notes or a timely book-entry confirmation of such outstanding notes into an exchange agent's account at DTC, Euroclear or Clearstream Luxembourg; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

    RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

    If we do not accept any tendered outstanding notes for exchange for any reason described in the terms and conditions of the exchange offer, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer into an exchange agent's account at DTC, Euroclear or Clearstream Luxembourg according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC, Euroclear or Clearstream Luxembourg. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    We understand that the principal exchange agent will make a request promptly after the date of this document to establish accounts with respect to the outstanding notes at DTC, Euroclear or Clearstream Luxembourg for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into an exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream Luxembourg may make book-entry delivery of outstanding notes by causing Euroclear or Clearstream Luxembourg to transfer such outstanding notes into an exchange agent's account in accordance with established Euroclear or Clearstream, Luxembourg procedures for transfer. The exchange for tendered outstanding notes will only be made after a timely confirmation of a book-entry transfer of the outstanding notes into an exchange agent's account, and timely receipt by such exchange agent of an agent's message.

    The term "agent's message" means a message, transmitted by DTC, Euroclear or Clearstream Luxembourg, as the case may be, and received by an exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream Luxembourg, as the case may be, has received an express acknowledgment from a participant tendering outstanding notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream Luxembourg participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

GUARANTEED DELIVERY PROCEDURES

    Any holder wishing to tender its outstanding notes but whose outstanding notes are not immediately available or who cannot deliver its outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC, Euroclear or

Clearstream Luxembourg's respective standard operating procedures for electronic tenders prior to the expiration date may tender if:

    - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities
      Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution; and

    - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - setting forth the holder's name and address, the registered number(s) of the holder's outstanding notes and the principal amount of outstanding notes tendered;

       - stating that the tender is being made thereby;

       - guaranteeing that, within three business days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

       - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notices in proper form for a transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three business days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to a holder if it wishes to tender its outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, any holder may withdraw its tender at any time prior to 5:00 p.m., New York City time, on the expiration date (unless previously accepted for exchange).

    For a withdrawal to be effective:

    - an exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "--Exchange Agents"; or

    - for DTC, Euroclear or Clearstream Luxembourg participants, holders must comply with their respective standard operating procedures for electronic tenders and an exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream Luxembourg.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the outstanding notes to be withdrawn (the "Depositor");

    - identify the outstanding notes to be withdrawn, including the registration number or numbers and the principal amount of such outstanding notes;

    - be signed by the Depositor in the same manner as the original signature on the letter of transmittal used to deposit those outstanding notes (or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer into the name of the Depositor withdrawing the tender); and

    - specify the name in which such outstanding notes are to be registered, if different from that of the Depositor.

    If the outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream Luxembourg to be credited with the withdrawn outstanding notes and otherwise comply with the respective procedures of DTC, Euroclear or Clearstream Luxembourg.

    Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into an exchange agent's account at DTC, Euroclear or Clearstream Luxembourg according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC, Euroclear or Clearstream Luxembourg for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders may retender properly withdrawn outstanding notes by following one of the procedures described "--Procedures for Tendering" above at any time on or prior to the expiration date.

SHELF REGISTRATION

    In the event that;

    - any change in law or applicable interpretations of the Staff of the Commission do not permit us to effect such an exchange offer;

    - for any other reason we do not consummate the registered exchange offer within 270 days of the date of issuance of the outstanding notes;

    - an initial purchaser of the outstanding notes in the initial private offering of the outstanding notes shall notify us following consummation of the exchange offer that the outstanding notes held by it are not eligible to be exchanged for new registered notes in the exchange offer; or

    - certain holders are prohibited by law or Commission policy from participating in the exchange offer or may not resell the new registered notes acquired by them in the exchange offer to the public without delivering a prospectus, then we will, subject to certain exceptions:

    - file or submit on a confidential basis and deliver a copy thereof to the trustee, a shelf registration statement (under Rule 415 of the Securities
      Act) with the Commission covering resales of the outstanding notes or the new registered notes, as the case may be;

    - use our reasonable best efforts to cause the shelf registration statement to be declared effective by the Commission under the Securities Act; and

    - use our reasonable best efforts to keep the shelf registration statement effective until the earliest of

       - two years from the effective date of the shelf registration statement, or

       - the date on which all notes registered thereunder are disposed of in accordance with the shelf registration statement.

    We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes or the new registered notes, as the case may be. A holder selling such outstanding notes or new registered notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agents reasonable and customary fees for their services and reimburse them for their related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

    We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

    - Commission registration fees;

    - fees and expenses of the exchange agents and trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

    - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

    - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

    If satisfactory evidence of payment of any transfer taxes payable by an outstanding note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

TRANSFER TAXES

    If a holder tenders its outstanding notes for exchange, it will not be required to pay any transfer taxes. However, if a holder instructs us to register new registered notes in the name of, or requests that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the holder, in that holder's capacity as the registered tendering holder, that holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders who do not exchange their outstanding notes for new registered notes under the exchange offer will remain subject to the existing restrictions on transfer of the outstanding notes.

    In general, such a holder may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the Staff of the Commission, holders may offer for resale, resell or otherwise transfer new registered notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if (1) they are not our "affiliate" with the meaning of Rule 405 under the Securities Act or, if they are an affiliate, they agree to comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (2) they acquired the new registered notes in the ordinary course of their business, (3) they have no arrangement or understanding with respect to the distribution of the outstanding notes or the new registered notes to be acquired in the exchange offer, (4) if the holder is a broker-dealer, the holder will receive new registered notes for its own account in exchange for outstanding notes that were acquired by it as a result of market-making or other trading activities and the holder will deliver a prospectus in connection with any resale of the new registered notes, and
(5) they are not a broker-dealer who purchased the outstanding notes directly form us for resale pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act. If a holder tenders in the exchange offer for the purpose of participating in a distribution of the new notes, it:

    - cannot rely on the applicable interpretations of the Commission; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

EXCHANGE AGENTS

    Bankers Trust Company has been appointed as the principal exchange agent and DEXIA Banque Internationale a Luxembourg S.A. has been appointed as the Luxembourg exchange agent for the exchange of the outstanding notes. In its capacity as Luxembourg exchange agent, DEXIA will act solely as an intermediary between holders of outstanding notes wishing to accept the exchange offer and the principal exchange agent. DEXIA will forward the tenders it receives to the principal exchange agent. Questions and requests for assistance relating to the exchange of the outstanding notes should be directed to one of the exchange agents addressed as follows:

            Bankers Trust Company              DEXIA Banque Internationale a Luxembourg S.A.
       c/o BT Services Tennessee, Inc.                        69, route d'Esch
             Reorganization Unit                             L2953, Luxembourg
               P.O. Box 292737                      Attn: Transactional Execution Group
           Nashville, TN 37229-2737                     Telephone: (3-52) 4590-0001
          Telephone: (615) 835-3572                     Facsimile: (35-2) 4590-4227
          Facsimile: (615) 835-3701

ACCOUNTING TREATMENT

    No gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the new registered notes under generally accepted accounting principles.

OTHER

    Participation in the exchange offer is voluntary, and holders of outstanding notes should carefully consider whether to accept the offer to exchange. Holders are urged to consult their financial and tax advisors in making their decision on what action to take.

    We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes, except as described in this prospectus.

                              REGULATORY FRAMEWORK

REGULATORY ENTITIES

    The electricity sector in Chile is regulated pursuant to the Chilean Electricity Law, which was originally enacted in 1982, and its regulations, enacted by Decree No. 327 of 1998 (collectively referred to as the Chilean Electricity Law). The organizations that participate in the regulation of the electricity sector in Chile are:

    - Ministerio de Economia, Fomento y Reconstruccion (Ministry of Economy),

    - COMISION NACIONAL DE ENERGIA, or CNE (National Energy Commission),

    - SUPERINTENDENCIA DE ELECTRICIDAD Y COMBUSTIBLES, or SEC (Superintendent of Electricity and Fuel),

    - COMISION RESOLUTIVA (Resolving Committee), FISCALIA NACIONAL ECONOMICA (Attorney General for Economic Matters), COMISION PREVENTIVA CENTRAL (Central Prevention Commission) and COMISIONES PREVENTIVAS REGIONALES (Regional Prevention Commissions)--antitrust organizations,

    - CENTRO DE DESPACHO ECONOMICO DE CARGA, or CDEC (Center for Efficient Load Dispatch),

    - COMISION NACIONAL DEL MEDIO AMBIENTE, or CONAMA (National Environmental Commission), and

    - SUPERINTENDENCIA DE VALORES Y SEGUROS, or SVS (Superintendent of Securities and Insurance).

    MINISTERIO DE ECONOMIA, FOMENTO Y RECONSTRUCCION

    The Ministry of Economy is responsible for ensuring the modernization, strengthening and expansion of the Chilean economy and the active role of Chile in international markets.

    In the electricity sector, the Ministry regulates the granting of concessions to generation companies for hydroelectric facilities and to transmission and distribution companies for their networks. In addition, it is responsible for:

    - establishing the electricity distribution tariffs,

    - setting node prices proposed by the CNE,

    - resolving conflicts between members of any CDEC (after receiving CNE's opinion), and

    - issuing final concessions (once it has reviewed a report from the SEC).

    COMISION NACIONAL DE ENERGIA

    The CNE is an autonomous state entity responsible for coordinating regulations for the operation and development of all energy sectors in Chile, including electricity, ensuring that these regulations are implemented, and advising Chilean governmental organizations in all matters relating to the Chilean electricity industry.

    The CNE is specifically responsible for developing the regulations relating to the electricity sector and calculating the regulated prices pursuant to existing legislation. The CNE acts as a technical entity advising the Ministry of Economy prior to the resolution of conflicts between members of any CDEC.

    SUPERINTENDENCIA DE ELECTRICIDAD Y COMBUSTIBLES

    The SEC is responsible for reviewing and ensuring compliance with the laws, regulations and technical standards for generation, production, storage, transportation or transmission and distribution of liquid fuels, gas and electricity. The SEC has the authority to impose sanctions and fines for noncompliance.

    The SEC is also responsible for issuing provisional concessions and for advising the Ministry of Economy of requests made for final and definitive concessions for the distribution of electricity, and the installation of hydroelectric power stations, electricity substations and transmission lines. In addition, the SEC is responsible for monitoring the quality of the services provided by electricity companies.

    ANTITRUST ORGANIZATIONS

    Three entities are responsible for regulating and supervising antitrust issues in Chile. These organizations prevent, investigate and respond to any actions that may hinder competition and result in abuses of a dominant market position. These organizations are governed by Decree Law No. 211 (1973), as stated in Decree No. 511 (1980).

    COMISION RESOLUTIVA. The Comision Resolutiva, the resolving committee, is the highest body responsible for ensuring fair competition in Chile. It is empowered principally to:

    - void any contract or agreement which is contrary to free competition or issue general standards to which agreements that may affect free competition must comply, and

    - ban individuals found to be exercising anti-competitive practices from exercising duties in professional associations for a period up to five years or order the dissolution or amendment of the by-laws of corporations involved in these types of practices.

    FISCALIA NACIONAL ECONOMICA. The Fiscalia Nacional Economica, the attorney general for economic matters, is responsible for investigating and prosecuting anti-competitive behavior before the Comision Resolutiva and other tribunals.

    COMISION PREVENTIVA CENTRAL AND COMISIONES PREVENTIVAS REGIONALES. The Comision Preventiva Central, the central prevention commission, investigates anti-competitive practices which take place in Santiago or in more than one region. The Comisiones Preventivas Regionales, the regional prevention commissions, investigate anti-competitive practices in specific regions of Chile.

    As part of their tasks, the Comisiones Preventivas may:

    - assess existing and potential agreements, which may hinder free competition,

    - ensure that free competition is maintained, and

    - order the Fiscalia Nacional Economica to investigate acts affecting free competition.

    CENTRO DE DESPACHO ECONOMICO DE CARGA

    The CDECs are autonomous entities comprised of the main generation and transmission companies of each electricity system. The CDECs coordinate the operations of the power stations and transmission lines that are interconnected within that electricity system. The CDEC-SIC is made up of the main generation and transmission companies operating in the Sistema Interconectado Central, or the SIC (Central Interconnection System). As of December 31, 2000, the participants of the CDEC-SIC included ten generation companies (Endesa, Gener S.A., Colbun S.A., Pehuenche, Guacolda S.A, Arauco Generacion S.A., Pangue, Sociedad Electrica Santiago S.A., San Isidro S.A. and Ibener S.A.) and three transmission companies (HQI Transelec, Sistema de Transmision del Sur S.A. and Transnet S.A.). Each member has one vote. Resolutions on certain specified matters that govern the relationship of the members or could result in changes to the by-laws of the CDEC require unanimity, and resolutions on other matters require a simple majority of the votes.

    The CDECs are governed by Decree No. 327 (1998) issued by the Ministry of Mining. With respect to electricity transmission, Decree No. 327 established the CDECs' obligation to provide disclosure of the calculation of transmission charges, which is likely to result in more certainty regarding toll payments. The principal responsibilities for the CDECs include:

    - defining, for reference purposes, the transmission assets which are located within the area of influence (consisting of all of the transmission assets that are directly and necessarily affected by the introduction of energy from that power plant and that connect it with the closest basic energy substation) of each power plant,

    - calculating, for reference purposes, the value of the basic toll for each transmission asset using the Valor Nuevo de Reemplazo, or VNR (actual replacement value of assets), and Costos de Operacion y Mantenimiento, or COyM (costs incurred in connection with the operation and maintenance of assets), provided by transmission companies,

    - estimating, for reference purposes, the annual transit charge for each transmission asset,

    - establishing, for reference purposes, the total available capacity for each transmission system, and

    - making available all relevant information regarding transmission assets including VNR and COyM.

    COMISION NACIONAL DEL MEDIO AMBIENTE

    CONAMA is responsible for regulating all matters relating to environmental protection. CONAMA is responsible for managing the evaluation of environmental impact at a national level, coordinating the processes for creating and setting environmental standards, and establishing the programs necessary to ensure these standards are met. At each regional level there is a Comision Regional del Medio Ambiente, or COREMA, which supervises environmental compliance in that region. Since transmission lines extend through the territory of several regions, we usually deal directly with the CONAMA.

    SUPERINTENDENCIA DE VALORES Y SEGUROS

    The SVS is the institution responsible for ensuring compliance with the laws, regulations and standards applicable to institutions that raise capital through the Chilean stock exchange, mutual funds, public corporations and insurance companies.

CHILEAN ELECTRICITY LAW

    GENERAL

    We are subject to regulation of our business in Chile under the Chilean Electricity Law. The goal of the Chilean Electricity Law is to provide a simplified regulatory scheme and tariff-setting process which limits the discretionary role of the government through the establishment of objective criteria for setting prices in a manner which results in an economically efficient allocation of resources to and within the electricity sector. In the case of the transmission business, the Chilean Electricity Law provides the rules under which the owner of transmission assets must be paid by the generation companies if there is no agreement among them. The regulatory system is designed to provide a reasonable rate of return on investment in order to encourage private investment, while ensuring the availability of electric service to everyone who requests it.

    Pursuant to the Chilean Electricity Law, companies engaged in the generation and transmission of electricity in Chile must coordinate their operations through the CDEC to preserve service reliability, minimize the operating costs of the electric system and ensure open access to the transmission system. Generation companies produce electricity in their power plants and introduce the electrical energy into the grid according to determinations made by the CDEC. The CDEC makes its determinations giving priority to the generation plants producing energy at the lowest marginal cost. To comply with their supply contracts, the generators withdraw energy from the grid at the connection points of their respective customers. The introduction and withdrawal of energy are valued hourly by the CDEC at the marginal cost of production of the system at each point of introduction or withdrawal (the spot market).

    TRANSMISSION

    To the extent that a company's transmission assets were constructed pursuant to concessions granted by the Chilean government, the Chilean Electricity Law requires such company to operate these assets on an open access basis. Users may obtain access to the system by paying a toll or compensation on the basis of the transmission company's investment and operation and maintenance costs. The amount of the toll (or the specific components of the formula) may be negotiated between the transmission company and the generation company. If there is no agreement, the price must be determined in an arbitration proceeding according to rules provided by the Chilean Electricity Law. These rules state that the price should be calculated as an annuity on the replacement cost (VNR) of individual transmission assets considering an asset life of 30 years and a 10% rate of return. Transmission companies are also entitled to full compensation for costs incurred in the operation and maintenance of those individual assets. See "Information on Our CompanyCustomers, Revenues and Analysis of Charges."

    CONCESSIONS

    The Chilean Electricity Law permits the generation and transmission of electricity without the need of a concession from the Chilean government. Transmission companies may apply for a concession to set up electricity transmission lines and substations from the Chilean government, particularly to facilitate use of and access to third-party properties. Such third parties are entitled to compensation, which may be agreed by the parties or, absent agreement, determined by means of an administrative proceeding that may be appealed to Chilean courts. All of the relevant electricity transmission lines we own were established under concessions granted by the Chilean Government.

    RECENT DEVELOPMENTS

    The CNE has announced that it intends to propose legislation to amend certain provisions of the Chilean Electricity Law. According to the CNE, the purpose of its proposal is to promote reliability and quality of service, and to increase the role of market mechanisms. With respect to the transmission business, the proposal intends to generate adequate incentives for the investment in transmission facilities through tariffs determined by the authorities. In this proposed legislation, a permanent independent expert commission would have the final authority to decide any conflict regarding these tariffs. We do not know when the legislation will be formally proposed, what form it will be presented in or when it could become law. We believe, however, based on the CNE's current description of the nature of these proposals, that they will not have a material adverse effect on us or our results of operations.

ENVIRONMENTAL REGULATION

    The Chilean Constitution of 1980 grants to all citizens the right to live in an environment free of pollution. It further provides that other constitutional rights may be limited in order to protect the environment. Our operations in Chile are subject to Law No. 19,300, or the Chilean Environmental Law, enacted in 1994. The Chilean Environmental Law requires a developer of high voltage transmission lines and substations either to conduct independent environmental impact studies of any future projects or activities that may affect the environment and to submit these studies to the approval of the CONAMA or to make a sworn statement that its project complies with environmental regulations. The CONAMA has the authority to subject the developer of transmission lines to certain duties in order to protect or restore the environment. Transelec obtained the required approvals from the CONAMA for every new project built after the effective date of the Chilean Environmental Law. The Chilean Environmental Law is implemented through REGLAMENTO NO. 30 DEL MINISTERIO SECRETARIA GENERAL DE LA PRESIDENCIA of March 20, 1997, or Regulation No. 30. We apply the guidelines set forth in Regulation No. 30 in analyzing the development of future projects. Prior to the enactment of the Chilean Environmental Law and its implementation through Regulation No. 30, we analyzed the development of our projects using similar guidelines. Furthermore, in October 2000, Endesa commissioned the independent firm, Arcadis Geotecnica, to review Transelec's compliance with current environmental standards. Arcadis Geotecnica concluded that Transelec was in full compliance with all applicable environmental standards regarding emission of particulate matter and noise, disposal of industrial waste, management of surrounding vegetation and fauna and control of dangerous substances, including polychlorinated biphenyls, or PCBs.

ANTITRUST ISSUES

    Decree Law No. 211 prohibits any person from carrying out any act or agreement or taking any action that may hinder free competition or constitute an abuse of a dominant position.

    In June 1997, while Endesa was Transelec's parent company, the Comision Resolutiva issued Resolution 488 in which, with respect to the transmission business, among other things, it (1) ordered that Transelec acquire the transmission assets that we operate, (2) requested that Transelec transform into a public corporation (SOCIEDAD ANONIMA ABIERTA) that would participate exclusively in the transmission business and (3) concluded that it was advisable that Transelec open the share participation to third parties interested in the expansion of the main transmission grid ("General Instructions 4.2 and 4.3"). In July 2000 the Fiscalia Nacional Economica, the attorney general for economic matters, ordered Endesa to include General Instructions 4.2 and 4.3 in the bidding terms for the sale of Transelec's shares of capital stock and to incorporate in these bidding terms an obligation for the acquirer of Transelec's shares of capital stock to notify the Comision Resolutiva, within 60 days of the acquisition, of the measures to be taken in order to comply with General Instructions 4.2 and 4.3. We, together with Transelec and Inversiones HQI Chile Holding Limitada, notified the Comision Resolutiva on December 15, 2000 that we had fully complied with General Instructions 4.2 and 4.3 and that we had not received any expression of interest from companies interested in expanding the transmission network by participating in Transelec's ownership since 1997.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

    The following unaudited pro forma combined statement of income gives effect to the acquisition of the transmission business by HQI Transelec through the purchase of the shares of Transelec and, through Transelec, the purchase of the injected assets on October 23, 2000 as if the transaction occurred on January 1, 2000. The unaudited pro forma combined statement of income is based on the consolidated statement of income of HQI Transelec for the period from October 23, 2000 to December 31, 2000 and the combined statement of income of the transmission business for the period from January 1, 2000 to October 22, 2000 appearing elsewhere in this prospectus.

    The pro forma adjustments are based on available information and certain assumptions we believe are reasonable in the circumstances. Under Chilean GAAP the acquisition of the transmission business was accounted for as a purchase of a company with respect to the shares of Transelec acquired, and a purchase of assets with respect to the acquisition of the injected assets by Transelec, all as described in note 2 to the combined and consolidated financial statements for the three years ended December 31, 2000 located elsewhere in this prospectus. In accordance with Chilean GAAP, the excess of the purchase price over the net book value of the assets and liabilities acquired of Transelec was recorded as goodwill and the injected assets were valued at the purchase price paid. This accounting for the acquisition of the transmission business differs from U.S. GAAP as described in note 23 to the combined and consolidated financial statements for the three years ended December 31, 2000 located elsewhere in this prospectus. In accordance with U.S. GAAP, HQI Transelec allocated the total purchase price paid for the transmission business based on the estimated fair value of the assets acquired and liabilities assumed with the excess shown as goodwill.

    This unaudited pro forma combined statement of income should be read in conjunction with the historical financial statements and notes thereto of HQI Transelec appearing elsewhere in this prospectus. The unaudited pro forma combined statement of income and related notes are provided for information purposes only and do not purport to be indicative of the results that would have actually been obtained had the acquisition of the transmission business been completed on the dates indicated or the results to be expected in the future.

                            HQI TRANSELEC CHILE S.A.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                               TRANSMISSION
                                 BUSINESS      HQI TRANSELEC
                                (COMBINED)     (CONSOLIDATED)
                               -------------   --------------
                                    FOR THE PERIODS FROM
                               ------------------------------                        PRO FORMA        PRO FORMA
                                JANUARY 1,      OCTOBER 23,                         COMBINED FOR     COMBINED FOR
                                  2000 TO         2000 TO                          THE YEAR ENDED   THE YEAR ENDED
                                OCTOBER 22,     DECEMBER 31,      PRO FORMA         DECEMBER 31,     DECEMBER 31,
                                   2000             2000         ADJUSTMENTS            2000           2000 (1)
                               -------------   --------------   --------------     --------------   --------------
                                                     (IN THOUSANDS OF CH$AND THOUSANDS OF $)
CHILEAN GAAP:
Operating results:
Net Sales:
  Tolls and transmission
    charges..................  Ch$64,337,255   Ch$16,358,670    Ch$         --     Ch$80,695,925       $ 140,671
  Other services.............      2,187,371         623,485                --         2,810,856           4,900
                               -------------   -------------    --------------     -------------       ---------
      Total..................     66,524,626      16,982,155                --        83,506,781         145,571
                               -------------   -------------    --------------     -------------       ---------
Cost of sales:
  Tolls and transmission
    charges..................     (6,939,811)     (1,546,554)               --        (8,486,365)        (14,794)
  Other services.............       (452,000)       (254,000)               --          (706,000)         (1,231)
  Depreciation and
    amortization of
    intangibles..............    (18,506,986)     (3,758,246)         (546,800)A.1   (22,812,032)        (39,766)
                               -------------   -------------    --------------     -------------       ---------
    Total....................    (25,898,797)     (5,558,800)         (546,800)      (32,004,397)        (55,791)
                               -------------   -------------    --------------     -------------       ---------
    Gross margin.............     40,625,829      11,423,355          (546,800)       51,502,384          89,780
Selling and administrative
  expenses...................     (1,591,606)       (233,004)               --        (1,824,610)         (3,181)
                               -------------   -------------    --------------     -------------       ---------
Operating income.............     39,034,223      11,190,351          (546,800)       49,677,774          86,599
Non-operating results:
Interest income..............      2,629,618         406,668                --         3,036,286           5,293
Non-operating income.........      2,490,066          25,147                --         2,515,213           4,385
Amortization of goodwill.....             --      (1,173,449)       (4,861,432)A.2    (6,034,881)        (10,520)
Interest expense.............    (19,026,155)     (5,541,079)       (6,148,646)A.3   (30,715,880)        (53,545)
Non-operating expenses.......       (664,630)       (127,561)               --          (792,191)         (1,381)
Price-level restatements.....     (6,255,129)       (922,451)       (1,932,683)A.4    (9,110,263)        (15,881)
                               -------------   -------------    --------------     -------------       ---------
    Non-operating results....    (20,826,230)     (7,332,725)      (12,942,761)      (41,101,716)        (71,649)
Income before minority
  interest and income
  taxes......................     18,207,993       3,857,626       (13,489,561)        8,576,058          14,950
Minority interest............             --            (393)               --              (393)             (1)
Income taxes.................     (2,691,775)       (678,513)        1,937,839 A.5    (1,432,449)         (2,497)
                               -------------   -------------    --------------     -------------       ---------
Unaudited pro forma combined
  net income under Chilean
  GAAP.......................  Ch$15,516,218   Ch$ 3,178,720    Ch$(11,551,722)    Ch$ 7,143,216       Ch$12,452
                               =============   =============    ==============     =============       =========

--------------------------

(1) Chilean peso amounts have been translated into U.S. dollars solely for your convenience at the rate of Ch$573.65 per US$1.00, the observed exchange rate for December 31, 2000.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                              PRO FORMA COMBINED    PRO FORMA COMBINED
                                                              FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                               DECEMBER 31, 2000     DECEMBER 31, 2000
                                                              -------------------   -------------------
                                                              (IN THOUSANDS OF CH$ AND THOUSANDS OF $)
U.S. GAAP:
Unaudited pro forma combined net income under Chilean
  GAAP......................................................     Ch$7,143,216             $12,452
  Adjustments required to conform to U.S. GAAP presented in
    note 23 of the combined and consolidated financial
    statements of HQI Transelec presented elsewhere in this
    prospectus for the three years ended December 31,
    2000....................................................         (718,260)             (1,252)
  Effect of increased depreciation expense and reduced
    goodwill amortization related to the step-up in the book
    basis of assets and liabilities at fair value, net of
    deferred income taxes...................................       (4,008,292)             (6,987)
                                                                 ------------             -------
Unaudited pro forma combined net income under U.S. GAAP.....     Ch$2,416,664             $ 4,213
                                                                 ============             =======

NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

    A. The following adjustments have been made to the Chilean GAAP unaudited pro forma combined statement of income for the period January 1, 2000 to October 22, 2000 to reflect the acquisition of the transmission business by HQI Transelec as if the transaction had occurred as of January 1, 2000.

    1. To record the additional depreciation expense related to the injected assets for the period from January 1, 2000 to October 22, 2000.

    2. To reflect additional goodwill amortization for the period from January 1, 2000 to October 22, 2000.

    3. To adjust interest expense during the period from January 1, 2000 to October 22, 2000 to include interest expense related to the intercompany loan payable with Inversiones HQI Chile Holding Limitada and eliminate interest expense on debt with Endesa related to certain rights-of-ways and construction in progress and the extinguished capital lease obligation as follows.

                                                            (IN THOUSANDS OF CH$)
                                                            ---------------------
a.   Eliminate interest expense related to the capital
     lease obligation with Endesa.........................      Ch$10,479,164
b.   Eliminate interest expense related to certain
     construction in progress and rights-of-way acquired
     from Endesa in 1998..................................          2,224,861
c.   Eliminate interest expense on debt related to the
     injected assets......................................          4,762,695
d.   Include interest expense related to loan payable to
     Inversiones HQI Chile Holding Limitada arising from
     the acquisition......................................        (23,615,366)
                                                                -------------
     Total adjustment to pro forma interest expense.......      Ch$(6,148,646)
                                                                =============

       The interest expense related to the intercompany loan payable to Inversiones HQI Chile Holding Limitada was calculated as if it were outstanding the entire period and accruing interest in accordance with its terms of 30-day LIBOR plus 3.5% using the historical 30-day LIBOR rates during the period. Had there been an increase or decrease of 1/8 of 1% in the LIBOR rates,

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

       interest expense would have increased or decreased by Ch$2,520,326 thousand, respectively, for the year ended December 31, 2000. In addition, had the company reflected interest expense using the interest rate used by Inversiones HQI Chile Holding Limitada of LIBOR plus 0.5%, interest expense would have decreased by Ch$9,000,122 thousand.

    4. To record the effects of price-level restatement (including translation gains and losses) on the pro forma combined statement of income. Inflation adjustments were calculated based on the Consumer Price Index of the National Institute of Statistics, which was 3.6% for the period from January 1, 2000 to October 22, 2000.

                                                            (IN THOUSANDS OF CH$)
                                                            ---------------------
a.   Eliminate the translation loss related to
     intercompany debt with Endesa denominated in U.S.
     dollars..............................................      Ch$ 9,700,471
b.   Eliminate restatement related to intercompany debt
     with Endesa denominated in UF........................          3,949,229
c.   Include translation loss on the intercompany loan
     payable with Inversiones HQI Chile Holding Limitada
     arising from the transactions........................        (22,267,625)
d.   Include gains relating to the price-level restatement
     of the step-up in the book basis of the injected
     assets and reversal of part of price-level
     restatement gain attributable to goodwill............          6,685,242
                                                                -------------
     Net adjustment to price-level restatements...........      Ch$(1,932,683)
                                                                =============

    5. To adjust income taxes to record the pro forma income tax benefit on the pro forma pre-tax loss. Goodwill resulting from the transaction is not deductible for tax purposes under Chilean tax law. Subsequent to the transaction, HQI Transelec acquired the 0.01% of Transelec previously held by Inversiones HQI Chile Holding Limitada resulting in the merger of the transmission business into HQI Transelec and the allocation of 100% of the purchase price to the existing assets and liabilities of transmission business and the elimination of goodwill for tax purposes. This transaction resulted in additional annual tax savings of approximately Ch$905,000 thousand, which has not been reflected in the unaudited pro forma combined statement of income.

    B. The following adjustments have been made to conform unaudited pro forma combined net income as determined under Chilean GAAP with pro forma net income determined under U.S. GAAP, and are in addition to those adjustments required to conform reported net income with U.S. GAAP already presented in note 23 to the combined and consolidated financial statements for the three years ended December 31, 2000 of HQI Transelec presented elsewhere in this prospectus:

    1. To reflect incremental depreciation expense for property and equipment of Ch$10,639,890 thousand, the corresponding decrease in goodwill amortization expense of Ch$4,900,865 thousand related to the restatement of property and equipment to fair value as a result of purchase accounting and the effects of price-level restatement on these accounts presented on an after-tax basis.

                     SELECTED FINANCIAL AND OPERATING DATA

    The following tables present our summary financial and operating information at the dates and for each of the periods indicated. You should read the following together with the combined and consolidated financial statements for the three years ended December 31, 2000, including the notes thereto and the unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001, including the notes thereto, included elsewhere in this prospectus.

    The financial statements are prepared in accordance with Chilean GAAP, which differ in certain important respects from U.S. GAAP. Note 23 to the combined and consolidated financial statements for the three years ended December 31, 2000 provides a description of the principal differences between Chilean GAAP and U.S. GAAP and a reconciliation to U.S. GAAP of net income and total shareholders' equity for the periods and as of the dates therein indicated. Financial data for each of the two years ended December 31, 1998 and 1999 and for the period from January 1, 2000 to October 22, 2000 and as of December 31, 2000 and for the period from October 23, 2000 to December 31, 2000 in the following table has been presented in constant Chilean pesos of December 31, 2000. The unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 have been presented in constant Chilean pesos of March 31, 2001. We believe that the comparability of the interim financial statements with the audited financial statements has not been affected because the change in the CPI applicable for the restatement of financial statements for the three months ended March 31, 2001 was only 0.1%.

    Selected financial data has not been provided as of and for the years ended December 31, 1996 and 1997, as such data cannot be provided without unreasonable effort or expense.

    This prospectus contains translations of certain Chilean peso amounts into U.S. dollars at specified rates. Except for the unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 and unless otherwise indicated, the U.S. dollar equivalent for information in Chilean pesos is based on the observed exchange rate for December 31, 2000. The observed exchange rate reported by the Central Bank for December 31, 2000 was Ch$573.65 per $1.00. The observed exchange rate reported by the Central Bank for March 31, 2001 was Ch$594.97 per $1.00. The U.S. dollar equivalent for information in Chilean pesos for the unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 is based on the observed exchange rate for March 31, 2001. We make no representation that the Chilean peso or U.S. dollar amounts shown in this prospectus could have been or could be converted into U.S. dollars or Chilean pesos, at this rate or at any other rate.

                                                                                  HQI          TRANSMISSION
                                         TRANSMISSION BUSINESS                 TRANSELEC         BUSINESS      HQI TRANSELEC
                                              (COMBINED)                     (CONSOLIDATED)     (COMBINED)     (CONSOLIDATED)
                             ---------------------------------------------   --------------   --------------   --------------
                                AS OF AND FOR THE YEARS
                                        ENDED,               AS OF AND FOR THE PERIODS FROM   AS OF AND FOR THE PERIODS FROM
                             -----------------------------   ------------------------------   -------------------------------
                                                              JANUARY 1,      OCTOBER 23,       JANUARY 1,      OCTOBER 23,
                                                                2000 TO         2000 TO          2000 TO          2000 TO
                             DECEMBER 31,    DECEMBER 31,     OCTOBER 22,     DECEMBER 31,     OCTOBER 22,      DECEMBER 31,
                                 1998            1999            2000             2000             2000             2000
                             -------------   -------------   -------------   --------------   --------------   --------------
                                   (IN THOUSANDS OF CONSTANT CH$ OF DECEMBER 31, 2000           (IN THOUSANDS OF $, EXCEPT
                                                     EXCEPT RATIOS)                                     RATIOS) (1)
STATEMENT OF INCOME DATA:
CHILEAN GAAP:
OPERATING RESULTS:
  Net Sales:
    Tolls and transmission
      charges..............  Ch$77,761,500   Ch$73,657,900   Ch$64,337,255   Ch$16,358,670       $112,154        $   28,517
    Other services.........      7,448,757       8,312,099       2,187,371         623,485          3,813             1,087
                             -------------   -------------   -------------   -------------       --------        ----------
      Total................     85,210,257      81,969,999      66,524,626      16,982,155        115,967            29,604
                             -------------   -------------   -------------   -------------       --------        ----------
  Cost of Sales:
    Tolls and transmission
      charges..............    (26,588,000)    (10,260,000)     (6,939,811)     (1,546,554)       (12,098)           (2,696)
    Other services.........     (4,410,155)     (4,492,949)       (452,000)       (254,000)          (788)             (443)
    Depreciation and
      amortization of
      intangibles (2)......    (12,225,441)    (18,310,380)    (18,506,986)     (3,758,246)       (32,262)           (6,551)
                             -------------   -------------   -------------   -------------       --------        ----------
      Total................    (43,223,596)    (33,063,329)    (25,898,797)     (5,558,800)       (45,148)           (9,690)
                             -------------   -------------   -------------   -------------       --------        ----------
    Gross margin...........     41,986,661      48,906,670      40,625,829      11,423,355         70,819            19,914
    Selling and
      administrative
      expenses.............     (2,317,700)     (1,812,740)     (1,591,606)       (233,004)        (2,775)             (406)
    Operating income.......     39,668,961      47,093,930      39,034,223      11,190,351         68,044            19,508
NON-OPERATING RESULTS:
    Interest income........      2,307,658       1,731,049       2,629,618         406,668          4,584               709
    Non-operating income
      (3)..................        533,821       2,452,840       2,490,066          25,147          4,341                44
    Amortization of
      goodwill.............             --              --              --      (1,173,449)            --            (2,046)
    Interest expense.......    (15,114,858)    (20,810,482)    (19,026,155)     (5,541,079)       (33,167)           (9,659)
    Non-operating expenses
      (4)..................       (630,095)     (3,619,460)       (664,630)       (127,561)        (1,159)             (222)
    Price-level
      restatements.........     (1,526,715)     (8,127,251)     (6,255,129)       (922,451)       (10,904)           (1,608)
                             -------------   -------------   -------------   -------------       --------        ----------
      Non-Operating
        Results............    (14,430,189)    (28,373,304)    (20,826,230)     (7,332,725)       (36,305)          (12,782)
INCOME BEFORE MINORITY
  INTEREST AND INCOME
  TAXES....................     25,238,772      18,720,626      18,207,993       3,857,626         31,739             6,726
MINORITY INTEREST..........             --              --              --            (393)            --                (1)
INCOME TAXES (5)...........     (2,945,411)     (2,426,443)     (2,691,775)       (678,513)        (4,692)           (1,183)
                             -------------   -------------   -------------   -------------       --------        ----------
NET INCOME.................  Ch$22,293,361   Ch$16,294,183   Ch$15,516,218   Ch$ 3,178,720       $ 27,047        $    5,542
                             =============   =============   =============   =============       ========        ==========
U.S. GAAP
    Net Income.............            N/A   Ch$18,399,113   Ch$15,736,480   Ch$ 2,240,198       $ 27,432        $    3,905
                             =============   =============   =============   =============       ========        ==========

                                                                                  HQI          TRANSMISSION
                                         TRANSMISSION BUSINESS                 TRANSELEC         BUSINESS      HQI TRANSELEC
                                              (COMBINED)                     (CONSOLIDATED)     (COMBINED)     (CONSOLIDATED)
                             ---------------------------------------------   --------------   --------------   --------------
                                AS OF AND FOR THE YEARS
                                        ENDED,               AS OF AND FOR THE PERIODS FROM   AS OF AND FOR THE PERIODS FROM
                             -----------------------------   ------------------------------   -------------------------------
                                                              JANUARY 1,      OCTOBER 23,       JANUARY 1,      OCTOBER 23,
                                                                2000 TO         2000 TO          2000 TO          2000 TO
                             DECEMBER 31,    DECEMBER 31,     OCTOBER 22,     DECEMBER 31,     OCTOBER 22,      DECEMBER 31,
                                 1998            1999            2000             2000             2000             2000
                             -------------   -------------   -------------   --------------   --------------   --------------
                                   (IN THOUSANDS OF CONSTANT CH$ OF DECEMBER 31, 2000           (IN THOUSANDS OF $, EXCEPT
                                                     EXCEPT RATIOS)                                     RATIOS) (1)
BALANCE SHEET DATA:
CHILEAN GAAP:
    Total assets...........    469,352,844     487,368,316             N/A     636,104,470            N/A         1,108,872
    Short-term
      borrowings...........              0      22,988,544             N/A              --            N/A                --
    Shareholders' equity...    192,288,190     188,051,167             N/A     313,319,191            N/A           546,185
U.S. GAAP:
    Total assets...........            N/A     458,105,768             N/A     654,124,084            N/A         1,140,284
    Shareholders' equity...            N/A     156,374,087             N/A     312,619,001            N/A           544,965

OTHER FINANCIAL DATA:
    EBITDA Chilean GAAP
      (6)..................  Ch$51,798,128      64,237,690      59,366,645      14,846,183        103,489            25,880
    EBITDA U.S. GAAP (6)...            N/A      65,587,279      58,880,914      14,874,742        102,643            25,930
    Ratio of earnings to
      fixed charges Chilean
      GAAP (7).............           2.67            1.90            1.96            1.70
    Ratio of earnings to
      fixed charges U.S.
      GAAP (7).............            N/A            2.02            1.98            1.49
    Pro forma ratio of
      earnings to fixed
      charges Chilean
      GAAP (7).............            N/A             N/A             N/A            2.01
    Pro forma ratio of
      earnings to fixed
      charges U.S.
      GAAP (7).............            N/A             N/A             N/A            1.77

CASH FLOW DATA:
CHILEAN GAAP:
    Total cash flow arising
      from operating
      activities...........     22,038,065      53,694,325      30,287,919       4,698,151         52,799             8,190
    Total cash flow arising
      from financing
      activities...........    (12,303,777)    (22,273,209)    (62,669,142)         30,952       (109,246)               54
    Total cash flow arising
      from investing
      activities...........     (9,774,445)    (31,094,590)     32,410,650    (311,827,513)        56,499          (543,585)

                                                               PRO FORMA COMBINED FOR THE YEAR
                                                                   ENDED DECEMBER 31, 2000
                                                              ---------------------------------
                                                              (IN THOUSANDS OF CONSTANT CH$ OF
                                                               DECEMBER 31, 2000 AND THOUSANDS
                                                                    OF $, EXCEPT RATIOS)
PRO FORMA FINANCIAL DATA: (8)
EBITDA Chilean GAAP (6).....................................   Ch$74,212,828       $129,370
EBITDA U.S. GAAP (6)........................................      73,755,656        128,573
EBITDA/Interest expense Chilean GAAP........................            2.42
EBITDA/Interest expense U.S. GAAP...........................            2.40

------------------------

(1) Chilean peso amounts have been translated into U.S. dollars solely for your convenience at the rate of Ch$573.65 per $1.00, the observed exchange rate for December 31, 2000.

(2) During the period from January 1, 2000 to October 22, 2000, the transmission business made a review of the asset values related to the injected assets. For certain fully depreciated assets the residual values were adjusted to one peso. The effect of this change in estimate was to increase depreciation expense for the period by Ch$1,779,034 thousand.

(3) During the period from January 1, 2000 to October 22, 2000 non-operating income included Ch$2,356,523 thousand primarily attributable to the recognition in income of the final settlement negotiated with Endesa related to amounts due for basic tolls for prior periods. In 1999 we also recognized Ch$2,085,406 thousand for the effect of a partial settlement with Pehuenche for amounts due in prior years.

(4) Due to a significant decrease in the fair value of certain assets, the transmission business performed a review of property, plant and equipment during the year ended December 31, 1999 and recorded an impairment provision of Ch$2,816,430 thousand.

(5) Effective January 1, 2000 we adopted Technical Bulletin No. 60, and we began recognizing the effects of deferred income taxes for temporary differences, whether recurring or not, using an asset and liability approach. This change resulted in a net charge (credit) to income for the period from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 of Ch$ 3,374,222 thousand and Ch$(251,105) thousand, respectively. See note 4 to our consolidated and combined financial statements.

(6) EBITDA is calculated by adding interest expense, depreciation, amortization of intangibles and amortization of goodwill to, and subtracting price-level restatements and interest income from, income before minority interest and income taxes. EBITDA is presented because it is a widely accepted indicator of funds available to service debt, although it is not a Chilean GAAP- or U.S. GAAP-based measure of liquidity or performance. We believe that EBITDA, while providing useful information, should not be considered in isolation or as a substitute for net income as an indicator of operating performance, or as an alternative to cash flow as a measure of liquidity.

(7) For the purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges reduced by the amount of capitalized interest. Fixed charges consist of interest expense, including capitalized interest. Pro forma ratio of earnings to fixed charges gives effect to the issuance and sale of the notes and the portion of the Chilean bonds that represents a refinancing of the intercompany loan to our parent.

(8) See "Unaudited Pro Forma Financial Information" for a description of pro forma adjustments.

                                                               TRANSMISSION
                                                                 BUSINESS                                 HQI TRANSELEC
                                                                (COMBINED)         HQI TRANSELEC     -----------------------
                                                             -----------------   -----------------   AS OF AND FOR THE THREE
                                                             AS OF AND FOR THE THREE MONTHS ENDED,        MONTHS ENDED
                                                             -------------------------------------   -----------------------
                                                              MARCH 31, 2000      MARCH 31, 2001         MARCH 31, 2001
                                                             -----------------   -----------------   -----------------------
                                                              (IN THOUSANDS OF CONSTANT CH$ AS OF      (IN THOUSANDS OF $,
                                                                MARCH 31, 2001, EXCEPT RATIOS)         EXCEPT RATIOS) (1)
STATEMENT OF INCOME DATA:
CHILEAN GAAP:
OPERATING RESULTS:
  Net sales................................................       20,398,044          20,541,285               34,525
  Cost of sales:
    Tolls and transmission charges and other services......       (2,429,174)         (1,962,039)              (3,298)
    Depreciation and amortization of intangibles...........       (5,795,829)         (3,735,255)              (6,278)
                                                                ------------        ------------           ----------
      Total................................................       (8,225,003)         (5,697,294)              (9,576)
      Gross margin.........................................       12,173,041          14,843,991               24,949
  Selling and administrative expenses......................         (562,055)           (449,786)                (756)
                                                                ------------        ------------           ----------
  Operating income.........................................       11,610,986          14,394,205               24,193
NON-OPERATING RESULTS:
  Interest income..........................................          526,978             345,304                  580
  Non-operating income.....................................          161,669              11,229                   19
  Amortization of goodwill.................................               --          (1,286,837)              (2,163)
  Interest expense.........................................       (5,683,239)         (7,302,476)             (12,274)
  Non-operating expenses...................................          (68,901)            (78,565)                (132)
  Price-level restatements.................................        4,310,358          (6,231,914)             (10,474)
                                                                ------------        ------------           ----------
    Non-operating results..................................         (753,135)        (14,543,259)             (24,444)
INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES....       10,857,851            (149,054)                (251)
INCOME TAXES...............................................       (1,614,569)           (297,244)                (500)
                                                                ------------        ------------           ----------
NET INCOME.................................................        9,243,282            (446,298)                (751)
BALANCE SHEET DATA:
CHILEAN GAAP:
  Total assets.............................................      502,918,471         642,313,232            1,079,572
  Short-term borrowings....................................       29,169,158                  --                   --
  Shareholders' equity.....................................      197,349,085         313,186,212              526,390
OTHER FINANCIAL DATA:
  EBITDA Chilean GAAP......................................       17,499,593          18,062,124               30,358
  Ratio of earnings to fixed charges Chilean GAAP..........             2.91                0.98
  Pro forma ratio of earnings to fixed charges Chilean
    GAAP...................................................              N/A                1.18
CASH FLOW DATA:
CHILEAN GAAP:
Total cash flow arising from operating activities..........        2,125,408           7,583,230               12,746
Total cash flow arising from financing activities..........       (2,292,875)                 --                   --
Total cash flow arising from investing activities..........              104                  --                   --

------------------------------
(1) Chilean peso amounts have been translated into U.S. dollars solely for your convenience at the rate of Ch$594.97 per $1.00, the observed exchange rate for March 31, 2001.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

    YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH OUR UNAUDITED COMBINED INTERIM AND INTERIM FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001 AND THE NOTES THERETO AND THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 2000 AND NOTES THERETO AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. WE PREPARE OUR FINANCIAL STATEMENTS IN ACCORDANCE WITH CHILEAN GAAP, WHICH DIFFER IN CERTAIN IMPORTANT RESPECTS FROM U.S. GAAP. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING WITHOUT LIMITATION THOSE SET FORTH IN "RISK FACTORS" AND THE MATTERS SET FORTH IN THIS PROSPECTUS.

OVERVIEW

    HQI Transelec was formed on September 15, 2000 and had no significant operations until we acquired Transelec on October 23, 2000. On the same date, we acquired, through Transelec, most of the remaining transmission assets from Endesa, the injected assets. Transelec, together with the injected assets, are collectively referred to in this prospectus as the transmission business. The combined financial statements as of December 31, 1998 and 1999, for the period from January 1, 2000 to October 22, 2000 and the unaudited combined interim financial statements for the three months ended March 31, 2000 represent the transmission business and include the historical financial statements of Transelec and the assets acquired from Endesa on a carve-out basis. The consolidated financial statements as of December 31, 2000, for the period from October 23, 2000 to December 31, 2000 and the unaudited interim financial statements for the three months ended March 31, 2001 include our accounts as HQI Transelec and our subsidiary Transelec. On January 18, 2001, HQI Transelec absorbed Transelec, which ceased to exist from that date.

    As a consequence of our acquisition of the transmission business, the financial statements of the transmission business for periods prior to October 23, 2000 prepared in accordance with Chilean GAAP are not fully comparable to the financial statements of HQI Transelec. The more significant differences relate to the amortization of goodwill, higher interest expense related to the inter-company debt at a different interest rate, greater exposure to exchange rate fluctuations as all of HQI Transelec's debt is dollar-denominated and the increased depreciation related to our higher basis in the injected assets. See note 2 to our consolidated and combined financial statements for the three years ended December 31, 2000.

    COMPARABILITY OF FINANCIAL STATEMENTS

    The following discussion compares (1) the results of operations of HQI Transelec for the three months ended March 31, 2001 with those of the transmission business for the three months ended March 31, 2000, (2) the aggregated results of operations of the transmission business and HQI Transelec for the year ended December 31, 2000 with those of the transmission business for the year ended December 31, 1999 and (3) the results of operations of the transmission business for the year ended December 31, 1999 with those of the transmission business for the year ended December 31, 1998. The results for the year ended December 31, 2000 consist of the sum of financial data for the period from January 1, 2000 through October 22, 2000 for the transmission business and the period from October 23, 2000 through December 31, 2000 for HQI Transelec in order to establish results for the full year 2000 for comparison purposes. As a result, periods discussed below are not fully comparable in certain significant respects. See "Unaudited Pro Forma Financial Information" and notes 3(a) and 3(b) to our combined and consolidated financial statements for the three years ended December 31, 2000.

    NET SALES

    Our net sales consist principally of charges for the use of our transmission system. We charge our customers tolls pursuant to our basic and additional toll agreements with them. See "Information on Our

CompanyCustomers, Revenues and Analysis of Charges" for further information on our revenues and charges. We also receive revenues for other services we perform, which are complementary to our core business. In 1998 and 1999, the most important component of other services was revenues from construction works we performed for Endesa related to the protracted drought in Chile. We did not perform substantial services in the three months ended March 31, 2001 or in 2000. Other service revenues also include maintenance and operation of equipment belonging to third parties.

    COST OF SALES

    Cost of sales consists of operating and maintenance costs related to our transmission assets, including personnel related to these functions. Cost of sales also includes depreciation. We calculate depreciation of assets on a straight-line basis over the estimated useful life of the asset. Our cost of sales also include the cost of providing other services.

    SELLING AND ADMINISTRATIVE EXPENSES

    Selling and administrative expenses consist of our support functions, including accounting, treasury and administrative services. Endesa has historically provided most of these services to us under a service agreement, which reflects market conditions. Our last payment under the Endesa service agreement was made on March 31, 2001. In addition, an affiliate of Endesa provides us with information services support under a contract that remains in place. In January 2001, we undertook a transition plan designed to permit us to fully operate independently of Endesa. The transition plan was designed to enable us to no longer rely on Endesa for systems, administrative resources and other functions. The transition plan has been completed.

    BASIS OF PRESENTATION

    We prepare our financial statements in accordance with Chilean GAAP. In accordance with Chilean GAAP, financial data presented for the years ended December 31, 2000 have been restated in constant Chilean pesos of December 31, 2000 to reflect changes in the purchasing power of the Chilean peso due to inflation. The applicable CPI for accounting purposes in Chile for the year ended December 31, 2000 was 4.7%. The unaudited combined interim and interim financial statements for the three months ended March 31, 2000 and 2001 are expressed in constant Chilean pesos of March 31, 2001.

    We believe that the comparability of the interim financial statements with the audited financial statements has not been affected because the changes in the CPI applicable for the restatement of financial statements for the three months ended March 31, 2001 was only 0.1%.

    The dollar amounts included in this prospectus are presented solely for the purpose of convenience. As of December 31, 2000, the observed exchange rate was Ch$573.65 per $1.00. As of March 31, 2001, the observed exchange rate as Ch$594.97 per $1.00. This exchange rate should not be construed as representing that the Chilean peso amounts actually represent, have been or could be converted into U.S. dollars at that exchange rate. Certain amounts (including percentage amounts) that appear in this prospectus have been rounded.

    Chilean GAAP require that financial statements recognize the effects of inflation in accordance with Chilean income tax law. Accordingly, all our financial information, unless otherwise indicated, has been restated to eliminate the distorting effects of changes in the purchasing power of the Chilean peso on non-monetary assets and liabilities, in order to present all information in comparable monetary terms.
See note 3(c) to our combined and consolidated financial statements for the three years ended December 31, 2000. The general price-level gain or loss reflected in the income statement indicates the effect of inflation on our net holdings of monetary assets and liabilities during a period of inflation. Assets and liabilities are considered monetary for purposes of general price-level accounting if their amounts are fixed by contract or otherwise in terms of numbers of currency units, regardless of changes in specific prices in the general price-level. Examples of monetary assets and liabilities include accounts receivable, accounts payable and cash.

    Chilean GAAP differ in certain important respects from U.S. GAAP. Note 23 to our combined and consolidated financial statements for the three years ended December 31, 2000 describes the principal differences between Chilean GAAP and U.S. GAAP as applied to us. Net income on a U.S. GAAP basis differs from that reported in accordance with Chilean GAAP principally due to differences (1) in accounting for the acquisition by HQI Transelec of the transmission business resulting in different values for property, plant and equipment and goodwill and
(2) in the treatment of deferred income taxes under Chilean GAAP compared to the treatment prescribed by Financial Accounting Standards No. 109.

    PRICE-LEVEL RESTATEMENTS

    Under Chilean GAAP we are required to restate non-monetary assets and liabilities, UF and foreign currency-denominated assets and liabilities, shareholders' equity and income and expense accounts, to reflect the effect of variations in the purchasing power of the Chilean peso. See note 3(c) to our financial statements.

    Price-level restatement can have a significant effect on our net income. The amount of price-level restatement for any period will primarily depend on the amount and composition of dollar-denominated monetary assets and liabilities and on the amount of peso-denominated monetary assets and liabilities. Any mismatch between the amount of assets and liabilities in dollars will generate price-level restatement gains or losses, depending upon the structure of the mismatch and the movement of the exchange rate between the U.S. dollar and the peso. To the extent the company has peso-denominated monetary assets in excess of peso-denominated monetary liabilities, inflation in Chile will generate a price-level restatement loss. In addition, to the extent the company has assets and liabilities in UF, and there is a mismatch, the company is exposed to gains or losses on price-level restatements. As described in "Information on Our CompanyCustomers, Revenues and Analysis of ChargesRevenues," our revenues incorporate indexation for inflation and changes in the U.S. dollar/Chilean peso exchange rate.

    Because we will have a high level of dollar-denominated debt relative to our dollar-denominated assets, the real devaluation of the Chilean peso against the dollar, absent hedging, results in us having restatement loss. Due principally to the effect of the real depreciation of the peso against the dollar during the three months ended March 31, 2001, we have experienced such a restatement loss. We continue to explore hedging arrangements which we expect will allow us to minimize the effect of peso depreciation, should any occur, in future periods.

    The following table sets forth, for the periods indicated, variations among CPI, UF and the U.S. dollar appreciation against the Chilean peso:

                                                                                                       THREE MONTHS
                                                                 YEAR ENDED                                ENDED
                                                                DECEMBER 31,                             MARCH 31,
                                                    ------------------------------------         -------------------------
                                                      1998          1999          2000             2000             2001
                                                    --------      --------      --------         --------         --------
                                                              (EXPRESSED IN %)                       (EXPRESSED IN %)
CPI variation (with "prior month" rule).......        4.3            2.6          4.7               1.0             0.1
UF variation..................................        4.2            2.6          4.7               1.0             0.3
U.S. dollar appreciation against peso.........        7.0           10.9          7.6              (5.5)            3.6

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THE THREE MONTHS ENDED MARCH 31,
  2000

    The following discussion compares the results of operations of HQI Transelec for the three months ended March 31, 2001 with those of the transmission business for the three months ended March 31, 2000.

    NET SALES. Net sales increased to Ch$20,541 million for the three months ended March 31, 2001 from Ch$20,398 million for the three months ended
March 31, 2000. Net sales from tolls and transmission charges increased to Ch$19,937 million for the three months ended March 31, 2001 from Ch$19,304 million for the three months ended March 31, 2000. This small increase in net sales from tolls and transmission charges principally reflects the affects of a real depreciation of the peso against the dollar on the calculation of such tolls and transmission charges. Net sales from other services decreased to Ch$604 million for the three months ended March 31, 2001 from Ch$1,095 million for the three months ended March 31, 2000 due principally to a substantial decrease in construction and other services performed for Endesa.

    COST OF SALES. Cost of sales decreased to Ch$5,697 million for the three months ended March 31, 2001 from Ch$8,225 million for the three months ended March 31, 2000. The decrease in cost of sales was due primarily to the substantial decrease in depreciation of property, plant and equipment to Ch$3,614 million for the three months ended March 31, 2001 from Ch$5,719 million for the three months ended March 31, 2000 due to a change in the estimate of the useful lives of our assets discussed more fully in note 8(c) to our unaudited combined interim and interim financial statements. In addition, the decrease in cost of sales can be attributed to lower personnel costs for the three months ended March 31, 2001 due to the outsourcing of some of our facilities maintenance activities and a decrease in the costs of construction and other services performed for Endesa.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses remained relatively stable, excluding severance costs, at Ch$450 million for the three months ended March 31, 2001 compared with Ch$562 million for the three months ended March 31, 2000. The decrease was due primarily to the fact that for the three months ended March 31, 2000 we recorded an expense for severance payments to terminated employees. Selling and administrative expenses for the three months ended March 31, 2000 related mainly to the payment of fees and expenses to Endesa under the service agreement described under "Overview--Selling and Administrative Expenses." During the three months ended March 31, 2001 our payments to Endesa declined at the same time additional costs were incurred for personnel hired to take over functions previously performed by Endesa. As of March 31, 2001 this agreement was no longer in effect.

    OPERATING INCOME. Operating income increased to Ch$14,394 million for the three months ended March 31, 2001 from Ch$11,611 million for the three months ended March 31, 2000. The increase in operating income was due to the decreases in cost of sales and selling and administrative expenses described above.

    INTEREST INCOME. Interest income decreased to Ch$345 million for the three months ended March 31, 2001 from Ch$527 million for the three months ended March 31, 2000 due primarily to a decrease in prevailing interest rates and a decrease of our investment in time deposits and marketable securities.

    NON-OPERATING INCOME. Non-operating income decreased to Ch$11 million for the three months ended March 31, 2001 from Ch$162 million for the three months ended March 31, 2000 due primarily to the sale of spare parts and obsolete equipment in the three months ended March 31, 2000.

    AMORTIZATION OF GOODWILL. We amortized Ch$1,287 million in goodwill for the three months ended March 31, 2001 as a result of the acquisition of the transmission business by us on October 23, 2000.

    INTEREST EXPENSE. Interest expense increased to Ch$7,302 million for the three months ended March 31, 2001 from Ch$5,683 million for the three months ended March 31, 2000. Indebtedness for the three month period ended March 31, 2000 consisted mainly of a capital lease with Endesa relating to the transfer of certain assets from Endesa in 1998 and interest expense related to indebtedness attributable to the injected assets. In connection with our acquisition by Hydro-Quebec on October 23, 2000, the indebtedness to Endesa was repaid and we entered into a letter agreement in the amount of $538.6 million with our new parent company, Inversiones HQI Chile Holding Limitada, which bore a higher interest rate than the capital lease with Endesa. The increase in interest expense for the three months ended March 31, 2001 is primarily attributable to this higher interest rate along with a real depreciation of the peso against the dollar on our dollar denominated debt. See "Information on Our Company--History."

    NON-OPERATING EXPENSES. Non-operating expenses increased to Ch$79 million for the three months ended March 31, 2001 compared to Ch$69 million for the three months ended March 31, 2000. The increase was due principally to adjustments from previous years in connection with employee benefit costs related to health care expenditures, auditing costs and costs associated with integrating the transmission business.

    PRICE-LEVEL RESTATEMENTS. Price level restatements resulted in a loss of Ch$6,232 for the three months ended March 31, 2001 compared to income of Ch$4,310 for the three months ended March 31, 2000. The loss was related primarily to the effect of the real depreciation of the peso against the dollar on our dollar denominated debt.

    INCOME TAXES. Income tax expense decreased to Ch$297 million for the three months ended March 31, 2001 from Ch$1,615 million for the three months ended March 31, 2000 due to a decrease in taxable income for the three months ended March 31, 2001 compared to the three months ended March 31, 2000.

    NET INCOME (LOSS). As a result of the foregoing, we had a net loss of Ch$446 million for the three months ended March 31, 2001 compared to net income of Ch$9,243 million for the three months ended March 31, 2000.

    YEAR ENDED DECEMBER 31, 2000 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

    The following discussion compares the aggregated results of operations of the transmission business and HQI Transelec for 2000 with those of the transmission business for 1999. The aggregated results for 2000 consist of the sum of financial data for the period from January 1, 2000 through October 22, 2000 for the transmission business and the period from October 23, 2000 through December 31, 2000 for HQI Transelec in order to establish results for the full year 2000 for comparison purposes. As a result, periods discussed below are not fully comparable in certain significant respects.

    NET SALES. Net sales increased to Ch$83,507 million in 2000 from Ch$81,970 million in 1999. Net sales from tolls and transmission charges increased to Ch$80,696 million in 2000 from Ch$73,658 million in 1999. The difference partially reflects an increase in our transmission assets in 2000, thereby increasing our rate base. Net sales in 1999 reflect a number of events, including the results of the arbitration decisions for Gener and Colbun in 1998 and 1999, respectively. The application of the methodology that emerged from the arbitration with Colbun to contracts with Endesa, Pangue and Pehuenche, also affected net sales in 1999. With respect to revenues from Colbun, overcharges in 1998 were deducted in 1999, resulting in lower net sales. In addition, amounts which would have been expected to be collected in 1999 from Pangue and Pehuenche were not collected. A final settlement with the Endesa group with respect to prior years was reached in May 2000. For a discussion of the arbitration proceedings, see "Information on Our CompanyRevenues." Net sales in 2000 reflect full contracted amounts. Net sales from other services were Ch$2,811 million in 2000 compared to Ch$8,312 million in 1999. We also received substantial revenue from Endesa in 1999 from construction works we performed for Endesa related to the protracted drought in Chile. We did not perform substantial services in 2000.

    COST OF SALES. Cost of sales decreased to Ch$31,458 million in 2000 from Ch$33,063 million in 1999. The decrease in cost of sales was due primarily to the substantial decrease in net sales in 2000 of revenues from construction services performed for Endesa in 1999 but not in 2000. Cost of sales in 2000 included Ch$21,864 million in depreciation of property, plant and equipment compared to Ch$18,029 million in

1999. Increased depreciation in 2000 related to (1) depreciation resulting from a change in estimate of residual basis of certain injected assets prior to our acquisition of the transmission business, (2) depreciation of new property, plant and equipment and (3) depreciation resulting from the step-up in basis of the injected assets.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses remained relatively stable at Ch$1,825 million in 2000 and Ch$1,813 million in 1999. Selling and administrative expenses in 1999 and 2000 related mainly to the payment of fees to Endesa under the service agreement described under "OverviewSelling and Administrative Expenses."

    OPERATING INCOME. Operating income increased to Ch$50,225 million in 2000 from Ch$47,094 million in 1999. The increase in operating income was primarily due to the decrease in cost of sales described above, despite a decrease in net sales.

    INTEREST INCOME. Interest income increased to Ch$3,036 million in 2000 from Ch$1,731 million in 1999 due primarily to our investment in time deposits in 2000 and an increase in marketable securities, which generated additional income.

    NON-OPERATING INCOME. Non-operating income increased to Ch$2,515 million in 2000 from Ch$2,453 million in 1999. In 2000, non-operating income was primarily due to the recognition of income from the final settlement negotiated with Endesa related to amounts due for basic tolls for prior periods. In 1999 we recognized the effect of a partial settlement with Pehuenche for amounts due in prior years

    AMORTIZATION OF GOODWILL. We amortized Ch$1,173 million in goodwill in 2000 as a result of the acquisition of the transmission business by us on October 23, 2000.

    INTEREST EXPENSE. Interest expense increased to Ch$24,567 million in 2000 from Ch$20,810 million in 1999. Indebtedness in 1999 and the period from January 1, 2000 through October 22, 2000 consisted mainly of a capital lease with Endesa relating to the transfer to us of certain assets from Endesa in 1998 and interest expense related to the indebtedness attributable to the injected assets. In connection with our acquisition by Hydro-Quebec on October 23, 2000, the indebtedness to Endesa was repaid and we entered into a letter agreement in the amount of $538.6 million with our new parent company, Inversiones HQI Chile Holding Limitada, which bore a higher interest rate than the capital lease with Endesa. Therefore, interest expense for the period from October 23, 2000 through December 31, 2000 was Ch$5,541 million. See "Information on Our CompanyHistory."

    NON-OPERATING EXPENSES. Non-operating expenses were Ch$792 million in 2000 and Ch$3,619 million in 1999. Non-operating expenses in 1999 resulted primarily from the recognition of an impairment in property, plant and equipment and obsolescence of inventory. Non-operating expenses in 2000 consisted mainly of severance and accrued vacation payments, adjustment for a prior year income tax payment as well as a loss on the sale of property, plant and equipment.

    PRICE-LEVEL RESTATEMENTS. Price-level restatements resulted in a loss of Ch$7,178 million in 2000 as compared to a loss of Ch$8,127 million in 1999. In both years, losses related primarily to the effect of the real depreciation of the peso against the dollar on our dollar-denominated debt.

    INCOME TAXES. Income taxes increased to Ch$3,370 million in 2000 from Ch$2,426 million in 1999. This increase was due primarily to a change in Chilean GAAP under which Chilean companies are now required to recognize deferred income taxes arising from temporary differences between the basis of assets and liabilities for tax and financial statement purposes.

    NET INCOME. As a result of the foregoing, net income increased to Ch$18,695 million in 2000 from Ch$16,294 million in 1999.

    YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    NET SALES. Net sales decreased to Ch$81,970 million in 1999 compared to Ch$85,210 million in 1998. The decrease was due primarily to a decrease in tolls and transmission charges to Ch$73,658 million in 1999 from Ch$77,762 million in 1998. Net sales in 1999 were affected as described above under "Net sales Year Ended December 31, 2000 Compared to Year Ended December 31, 1999." Net sales from other services increased to Ch$8,312 million in 1999 from Ch$7,449 million in 1998. We received substantial revenue from Endesa in 1999 from construction works we performed for Endesa related to the protracted drought in Chile.

    COST OF SALES. Cost of sales decreased to Ch$33,063 million in 1999 from Ch$43,224 million in 1998. The decrease was principally due to the termination of an operating lease agreement with Endesa in May 1998 under which we paid rent to Endesa for operating a substantial part of the transmission assets. As a result of the termination of the lease, in June 1998, we acquired certain transmission assets and entered into a capital lease with Endesa for most of the remaining assets, discontinuing the rent payments to Endesa. Depreciation of plant, property and equipment increased to Ch$18,029 million in 1999 from Ch$11,957 million in 1998, primarily due to the depreciation of assets subject to the capital lease in the second half of 1999 as well as depreciation from transmission assets put into service at the beginning of 1999.

    SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses decreased to Ch$1,813 million in 1999 from Ch$2,318 million in 1998. Legal and administrative expenses paid in 1998 were higher primarily due to expenses incurred in connection with the Colbun and Gener arbitration proceedings.

    OPERATING INCOME. Operating income increased to Ch$47,094 million in 1999 from Ch$39,669 million in 1998. The increase was primarily due to the decrease in cost of sales described above.

    INTEREST INCOME. Interest income decreased to Ch$1,731 million in 1999 from Ch$2,308 million in 1998. Interest income in 1998 includes amounts accrued from generators on the partial settlement of their payments for prior years.

    NON-OPERATING INCOME. Non-operating income increased to Ch$2,453 million in 1999 from Ch$534 million in 1998. This increase resulted primarily from our receiving past transmission charges from Pehuenche according to a partial settlement we reached with such company.

    INTEREST EXPENSE. Interest expense increased to Ch$20,810 million in 1999 from Ch$15,115 million in 1998. The increase was primarily due to interest payments paid pursuant to a capital lease we entered into with Endesa in June 1998 for a substantial part of our transmission assets as described in "Cost of Sales" above.

    NON-OPERATING EXPENSES. Non-operating expenses increased to Ch$3,619 million in 1999 from Ch$630 million in 1998. The increase resulted from an impairment charge related to property, plant and equipment and obsolescence of inventory in 1999.

    PRICE-LEVEL RESTATEMENTS. The price-level restatements resulted in a loss of Ch$8,127 million in 1999 as compared to a loss of Ch$1,527 million in 1998. In 1999 the real depreciation of the peso compared to the dollar was higher than in 1998.

    INCOME TAXES. Income taxes decreased to Ch$2,426 million in 1999 from Ch$2,945 million in 1998. The decrease resulted primarily from a decrease in income before minority interest and income taxes.

    NET INCOME. As a result of the foregoing, net income decreased to Ch$16,294 million in 1999 from Ch$22,293 million in 1998.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash flow from operations was Ch$7,583 million for the three months ended March 31, 2001 compared with Ch$2,125 million for the three months ended March 31, 2000. The increase in net cash flow from operations for the three months ended March 31, 2001 compared to the three months ended March 31, 2000 principally reflects a decrease of Ch$7,420 million in accounts receivable from related companies and an increase of Ch$1,619 million in interest expense. In 2000, the cash available at Transelec was transferred to and managed by the parent company.

    Net cash flow from operations was Ch$22,038 million, Ch$53,694 million and Ch$34,986 million in 1998, 1999 and 2000, respectively. The decrease in net cash flow from operations in 2000 compared to 1999 primarily reflects a return to normal accounts receivable levels in 2000 from 1999. In 1999, we received in cash amounts owing to us from prior years in respect of settlements and arbitration awards from generators. Depreciation in 2000 was higher than in 1999, reflecting the step-up in basis of the injected assets at October 23, 2000. In addition, our cash flow from operations in 2000 reflects the amortization of goodwill generated by the acquisition of the transmission business by HQI Transelec. Net cash from operations in 1999 was also affected by charges for impairment of property, plant and equipment and obsolescence of inventory.

    At the time of our acquisition of Transelec in October 2000, we entered into an investment agreement with Endesa relating to our undertaking of several projects in order to increase transmission capacity in the SIC through 2005. The principal investments will include the increase in capacity of the transmission network to accommodate the following projects: construction of the Ralco power plant by Endesa; construction of the Taltal power plant by Endesa; and Endesa's supply contract with CGE. The construction of the Polpaico-Quillota transmission line is also one of the projects.

    The current estimated cost of these capital expenditures is $271 million. We intend to invest an additional $10.5 million in 2001 to renovate, improve and maintain the performance of our transmission systems, mainly the replacement of our SCADA system. Other projects in which we intend to invest are the improvement of operating data in substations, the replacement of security facilities, the improvement of the towers in some high voltage transmission lines and the replacement of some microwave connections.

    We intend to finance these capital expenditures with cash flow from operations.

    On April 16, 2001 we completed the issuance and sale of UF9.2 million (approximately $242,755,000 million as of May 8, 2001) aggregate principal amount of bonds in Chile. The bonds were issued in two series. Series A bonds, aggregate principal amount UF6.0 million, will mature in one installment in 2007 and the Series B bonds, aggregate principal amount UF3.2 million, will amortize in 30 installments beginning in 2007 and maturing in 2022. The Chilean bonds, contain certain financial covenants that require us to maintain certain levels of assets to debt, debt to capitalization and a minimum shareholder's equity of UF15 million.

    On April 17, 2001 we completed the issuance and sale of the outstanding notes in the aggregate principal amount of $465,000,000. We used the proceeds from the issuance of the outstanding notes, along with some of the proceeds from the issuance of the Chilean bonds to repay the $538.7 million intercompany loan payable owed to our parent Inversiones HQI Chile Holding Limitada.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to market risk from changes in interest rates and currency exchange rates. From time to time we assess our exposure and monitor opportunities to manage these risks, including entering into derivative contracts.

    In the normal course of business we also face risks that are either non-financial or non-quantifiable. Such risks include country risk, credit risk and legal risk and are not represented in the tables below.

    INTEREST RATE RISK

    Interest rate risk exists principally with respect to our indebtedness that bears interest at floating rates. At December 31, 2000, we had an outstanding inter-company loan payable to Inversiones HQI Chile Holding Limitada amounting to Ch$308,994 million, excluding accrued interest of Ch$1,129 million. This indebtedness bore interest at 30 day LIBOR plus 3.5% and was due on demand or in the event of a refinancing by us. Our interest earning assets, on the other hand, earn interest at fixed rates, although our UF-denominated time deposits are periodically revalued in accordance with Chilean inflation.

    The following table summarizes our interest earning assets and debt obligations that are sensitive to changes in interest rates at December 31, 2000.

                                                               EXPECTED MATURITY      ESTIMATED FAIR
                                                                   DATE 2001           MARKET VALUE
                                                              -------------------   ------------------
                                                                  (IN MILLIONS OF CONSTANT CH$ OF
                                                                  DECEMBER 31, 2000, EXCEPT FOR %)
INTEREST EARNINGS ASSETS
  Time deposits
    Peso-denominated........................................      Ch$ 17,695            Ch$ 17,695
      Weighted average interest rate........................            8.21                  8.21
    UF-denominated..........................................      Ch$    777            Ch$    777
      Weighted average interest rate........................            9.82                  9.82
INTEREST BEARING LIABILITY
  Short-term debt
    Variable rate inter-company loan payable................      Ch$308,994            Ch$308,994
      Weighted average interest rate........................           10.08                 10.08

    Subsequent to December 31, 2000, we completed the issuance and sale of each of the notes and the Chilean bonds. With the proceeds of these offerings we repaid the intercompany loan to Inversiones HQI Chile Holding Limitada, our parent, on April 17, 2001. On April 25, 2001 we loaned $168,854 thousand (at an interest rate of 7 7/8%) to Inversiones HQI Chile Holding Limitada. Accordingly, we continue to have interest rate exposure with respect to the notes that pay interest at fixed rates and the Chilean bonds that pay interest based on changes in inflation in Chile and at a fixed rate. This exposure is partially offset by the loan to our parent discussed above that pays interest at a fixed rate equivalent to the fixed interest rate on the notes.

    FOREIGN CURRENCY RISK

    Our principal exchange rate risk involves changes in the value of the Chilean peso to the U.S. dollar. We believe that our foreign currency exposure is partly mitigated by the dollar component of our net sales and related costs. However, we did have significant foreign currency exchange risk with respect to our intercompany loan payable to Inversiones HQI Chile Holding Limitada amounting to Ch$308,994 million at December 31, 2000, excluding interest of Ch$1,129 million.

    We entered into derivative contracts to sell forward UF9,227,778.95 for $250,000,000 in anticipation of the Chilean bond offering that we conducted substantially simultaneously with the issuance and sale of the notes. The last of these contracts expired on May 9, 2001.

    The table below provides information about our borrowings and derivative positions that are sensitive to foreign currency exchange rates at December 31, 2000.

                                                                EXPECTED MATURITY         ESTIMATED FAIR
                                                                    DATE 2001              MARKET VALUE
                                                              ----------------------   ---------------------
                                                                     (IN MILLIONS OF CONSTANT CH$ OF
                                                              DECEMBER 31, 2000, EXCEPT FOR EXCHANGE RATES)
US DOLLAR-DENOMINATED LIABILITY
  Short-term debt
    Variable rate inter-company loan payable................        Ch$308,994              Ch$308,994
DERIVATIVE CONTRACTS
  Non-deliverable forward foreign currency exchange
    contracts
  Notional amount...........................................        Ch$143,413              Ch$ (2,108)
      Average contractual exchange rate (US$/UF)............             27.09                   27.49

    With the issuance and sale of the notes and the Chilean bonds, our foreign currency exposure has changed. Our exposure to changes in the U.S. dollar has been reduced by the difference between the intercompany loan payable to Inversiones HQI Chile Holding Limitada, which has been repaid, and the principal amount of the notes. Moreover, our exposure is further reduced by the amount of our dollar denominated loan to Inversiones HQI Chile Holding Limitada. On
April 12, 2001, we entered into a contract to sell forward UF8,658,720 for $230,000,000 on April 17, 2001. From the proceeds of the Chilean bond offering we delivered the required amount to settle this contract. In addition, on April 17, 2001, our non-deliverable forward exchange contracts were terminated. We currently have no hedging contracts outstanding and we are in the process of determining our strategy for hedging currency risk.

                           INFORMATION ON OUR COMPANY

INTRODUCTION

    We are the main owner and operator of the principal electricity transmission network in Chile. We have a predominant position in providing transmission services for the Sistema Interconectado Central, or the SIC, which covers approximately 93% of the Chilean population, from Paposo in the north to the island of Chiloe in the south of the country. We also provide additional services, such as maintenance of electricity transmission lines and equipment to electricity generation companies, electricity distribution companies and large industrial companies.

HISTORY

    We can trace our history to 1943, when Empresa Nacional de Electricidad S.A., or Endesa, was incorporated for the generation, transmission and distribution of electricity in Chile. In the late 1980s, Endesa completed the development of the SIC while continuing to operate as a vertically integrated company. Endesa was privatized in 1989 after a series of public offerings.

    Transelec was formed in 1993 as a subsidiary of Endesa in order to develop and operate electricity transmission facilities owned by it and by other companies. In 1993, Transelec entered into a lease agreement with Endesa, under which Endesa assigned to Transelec the operation of most of the transmission lines and substations owned by Endesa. The lease was terminated in May 1998 upon the transfer of certain transmission assets to Transelec by Endesa, and in June 1998 Transelec entered into a capital lease with Endesa for the remaining transmission assets which Transelec operated at the time.

    On October 23, 2000, we acquired Transelec. At the same time, Transelec purchased from Endesa most of Endesa's remaining transmission assets. Our acquisition of Transelec and the remaining assets Transelec acquired involved three simultaneous transactions and two cash payments. The three transactions included (1) acquisition of 100% of all outstanding shares of Transelec (99.99% acquired by us and 0.01% acquired by Inversiones HQI Chile Holding Limitada, our parent company), (2) purchase by Transelec of the remaining assets from Endesa, and (3) extinguishment of the capital lease agreement with Endesa.

    The two cash payments made at closing were (1) $537.3 million by us and Inversiones HQI Chile Holding Limitada for 100% of the shares of Transelec and
(2) $538.6 million by Inversiones HQI Chile Holding Limitada on behalf of Transelec to extinguish inter-company debt between Transelec and Endesa consisting of (a) $213.2 million related to the purchase of the remaining assets, (b) $279.1 million related to the capital lease transaction and
(c) $46.4 million related to the remaining net inter-company obligation of Transelec to Endesa.

OUR BUSINESS STRATEGY

    Our business strategy focuses on the steady and sustained growth of our core business, which is the provision of electricity transmission services, taking into account the growing demand for electricity in Chile and our predominant position as the main owner and operator of the electricity transmission system in the SIC. The principal components of our business strategy are to:

    - capitalize on our assets and our predominant position in the SIC to generate stable cash flows,

    - expand our transmission systems either through new construction or acquisitions in Chile while maintaining our high level of operating efficiencies,

    - invest in the renovation and maintenance of our transmission assets to ensure a high level of performance and availability, and

    - participate actively in the development of a new regulatory framework.

    In addition to focusing on our core business, we are considering the following opportunities:

    - developing an interconnection between the SIC and SING networks, and

    - developing an interconnection between the Chilean and Argentine transmission grids.

    CAPITALIZE ON OUR ASSETS AND OUR PREDOMINANT POSITION IN THE SIC TO GENERATE
     STABLE CASH FLOWS

    We own the majority of the electricity transmission assets in the SIC, which serves approximately 93% of the Chilean population. We operate our assets efficiently, which has resulted in reliable service to customers. The regulation applicable to our tariffs, which is intended to allow us to recoup our investment and operation and maintenance costs, and our contracts with our customers allow us to maintain a stable cash flow. As a result of our predominant position in the SIC, we strive to maximize operating efficiencies by taking advantage of economies of scale.

    EXPAND OUR TRANSMISSION SYSTEMS EITHER THROUGH NEW CONSTRUCTION OR ACQUISITIONS IN CHILE WHILE MAINTAINING OUR HIGH LEVEL OF OPERATING EFFICIENCIES

    We plan to construct several new transmission lines and substations to increase capacity in order to meet anticipated future demand growth and to improve the quality of the services we provide. In October 2000, we signed an investment agreement with Endesa to expand the current capacity of our electricity transmission network. We have currently received an order from Endesa to proceed on three projects covered by the investment agreement:
(i) replacement of the 220 kV Quillota-Polpaico transmission line, (2) laying of a 220 kV transmission line between Paposo and Diego de Almagro and (3) an increase in the capacity of our network related to the Ralco power plant.

    In addition, we are committed to increasing our share of the Chilean transmission market by selectively pursuing acquisition opportunities. We intend to evaluate the acquisition of additional transmission lines in the SIC and in the SING, the other significant transmission system in Chile. Approximately 20.8% of the electricity generated in Chile in 2000 was produced in the SING, which serves northern Chile, particularly mining companies, through dedicated transmission lines. Currently, the majority of the transmission lines in the SING belong to several electricity companies or large mining companies. We believe we are particularly well-positioned to profit from these opportunities as a result of our experience and success as a transmission company.

    We also intend to explore the possibility of building additional transmission lines recommended periodically by the CNE in the Recommended Works Plan (PLAN INDICATIVO DE OBRAS), the most recent version of which the CNE published in October 2000. These projects would not be part of our investment agreement with Endesa. We would undertake any of these projects with another electricity or industrial company.

    INVEST IN THE RENOVATION AND MAINTENANCE OF OUR TRANSMISSION ASSETS TO ENSURE A HIGH LEVEL OF PERFORMANCE AND AVAILABILITY

    Each year we prepare a five-year plan to maintain and renovate our transmission assets. We intend to continue investing according to that plan to maintain and renovate our transmission lines, high voltage substation equipment, control systems and internal communication installations for each part of our transmission network. The technical analysis resulting in the development of this renovation plan was based on the physical condition, age, operational standards and maintenance of these assets. The principal element of our renovation plan is the replacement of SCADA, our Supervisory Control and Data Acquisition System, which we share with Endesa. We intend to have the new system in place in the first quarter of 2002. The new system will integrate the information from us as well as that of several generation companies. We will share this system with Endesa and Chilectra S.A., the largest electricity distribution company in Chile. Other projects in which we intend to invest are the improvement of operating data in substations, the replacement of security facilities, the improvement of the towers in some high voltage transmission lines and the replacement of some microwave connections. We plan to invest an aggregate of approximately
$40 million in the renovation and maintenance plan from 2001 through 2006.

    PARTICIPATE ACTIVELY IN THE DEVELOPMENT OF A NEW REGULATORY FRAMEWORK

    We intend to use our extensive knowledge of the Chilean electricity transmission industry to ensure that the regulatory environment allows us to maintain appropriate profitability while working toward improving system reliability and meeting anticipated future demand growth. As a result, we intend to work with the regulatory authorities as they develop the new regulatory framework currently under discussion.

    In addition to focusing on our core business, we are considering the following opportunities:

    DEVELOP AN INTERCONNECTION BETWEEN THE SIC AND THE SING NETWORKS

    We are studying a possible interconnection between the SIC and the SING. The construction of a transmission line with the SING would allow us to connect the northern and southern regions of Chile. We believe that interconnection with the SING may produce a number of benefits. The SING has excess installed electricity generation capacity. Therefore, we could make possible the transmission of energy from the SING to the SIC. The CNE recently recommended interconnection of the SIC and SING in 2004 with a line of an estimated capacity of approximately 250 MW. We believe we are well positioned to take advantage of this opportunity as a result of our experience in the industry.

    DEVELOP AN INTERCONNECTION BETWEEN CHILEAN AND ARGENTINE TRANSMISSION GRIDS

    We are evaluating the possibility of developing an interconnection between the Chilean and Argentine transmission grids. Securing interconnection with the Argentine transmission systems would provide additional diversified sources of power and security in the operations of both countries' electricity systems since Chile uses mostly hydroelectric power and Argentina has a greater variety of sources of power. Chilean and Argentine regulators are attempting to develop a regulatory environment under which interconnection would be permissible. In addition, the CNE recently recommended interconnection of Chilean and Argentine transmission systems in 2006 with a transmission line with an estimated energy capacity of 400 MW.

OUR OPERATIONS

    GENERAL

    We own the majority of the transmission assets in the SIC, which serves approximately 93% of the Chilean population. Our transmission lines connect the main generation plants of the SIC to bulk transmission substations from which distribution companies take electricity to be delivered ultimately to final users. The following table provides certain information concerning our transmission system, including the injected assets, as of the dates presented.

                                                               AS OF OR FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
                                                               (KILOMETERS OF TRANSMISSION
                                                                          LINES)
500 kV(1)...................................................      498        498        498
220 kV......................................................    4,164      4,219      4,401
154 kV......................................................    1,169      1,169      1,169
110 kV......................................................      532        532        532
66 kV.......................................................      674        674        674
                                                               ------     ------     ------
Total kilometers............................................    7,037      7,092      7,274
Number of substations.......................................       58         58         59
Transformer capacity (MVA) (2)..............................    7,960      7,960      7,960
Total equivalent interruption time (in minutes) (3).........     14.0        2.9        2.4
Availability of supply (%) (4)..............................   99.991     99.991     99.999

------------------------

(1) "kV" refers to kilovolts. One kilovolt represents 1,000 volts. A volt is the basic unit of electric potential, voltage or electromotive force.

(2) "MVA" refers to one million Volt Amperes.

(3) Total equivalent interruption time (TIEMPO EQUIVALENTE DE INTERRUPCION), or TEI, represents total non-served energy attributable to the transmission business or HQI Transelec measured at transmission delivery points, expressed as equivalent minutes at the peak demand time of the system. Total TEI attributable to us as well as to other factors was 17.3 minutes in 1998,
    6.4 minutes in 1999 and 6.4 minutes in 2000.

(4) Availability of supply is the total percentage of hours that our transmission delivery points were continuously supplied.

    THE SIC

    The SIC is the main electricity system in Chile. The SIC extends from Paposo in the north to the island of Chiloe in the south. Approximately 61% of the installed generation capacity in the SIC is hydroelectric with the balance being thermal power plants fueled by coal, fuel oil, diesel or natural gas. Approximately 73.4% of the electricity generated in Chile in 2000 was produced in the SIC. The system provides electricity to clients with regulated prices as well as to clients with unregulated prices. Electricity sales in the SIC grew steadily from 1990 to 2000 at an average annual rate of 8.3%.

    At December 31, 2000, the SIC had an installed capacity of approximately 6,465 MW. The peak demand in 2000 reached approximately 4,576 MW and electricity consumption was approximately 29,524 GWh. There are currently 18 electricity generating companies operating within the SIC, although Endesa, Gener and Colbun are the principal electricity generators. Endesa had a 52.5% market share of installed capacity in 2000, Gener had 22.3% and Colbun had 16.5%. We have toll agreements with each of these three companies.

    OUR ASSETS

    At December 31, 2000, our transmission system was comprised of 7,274 kilometers of transmission lines. We focus mainly on high voltage transmission lines. We own a majority of the trunk lines of the SIC, including 100% of the 500 kV transmission lines, approximately 100% of the 154 kV transmission lines and approximately 75% of the 220 kV transmission lines. The remaining transmission lines are owned by generation, distribution and industrial companies. In addition, we have 59 substations with total transforming capacity of 7,960 MVA, in which electric current is transformed into lower voltages for subsequent distribution. We intend to construct 640 kilometers of additional transmission lines and upgrade 380 kilometers of transmission lines by 2005 as part of our ongoing capital expenditures.

    SYSTEM PERFORMANCE

    We conduct regular assessments of the quality of the services performed by our transmission system using industry indicators such as equivalent interruption time, or TEI, and availability of supply. TEI represents total non-served energy measured at transmission delivery points, expressed as equivalent minutes at the peak demand time of the system. In 2000, our TEI due to causes attributable to us reached a record low of approximately 2.4 minutes from 14.0 minutes in 1998. TEI attributable to us are caused by equipment failure, human error and interruptions due to necessary maintenance. Our reduction in TEI resulted from our increased efforts in general preventive measures and safety standards which reduce TEI, thereby improving reliability. Approximately 63% of the total TEI in 2000 resulted from factors outside of our control such as system faults attributable to other electricity companies and forces of nature.

    We have demonstrated a consistently high level of performance in recent years, as measured by our availability of supply. The availability of supply is defined as the total percentage of hours that our transmission delivery points were continuously supplied.

    We intend to invest an additional $10.5 million in 2001 to renovate, improve and maintain the performance of our transmission systems, mainly the replacement of our SCADA system. Other projects in which we intend to invest are the improvement of operating data in substations, the replacement of security facilities, the improvement of the towers in some high voltage transmission lines and the replacement of some microwave connections.

CUSTOMERS, REVENUES AND ANALYSIS OF CHARGES

    CUSTOMERS

    GENERAL. The majority of our clients are electricity generation companies that use our transport and transformer capacity and they pay us basic tolls and additional tolls. We have separate contracts governing our relationship with each of our clients.

    The following table sets forth information regarding our largest customers for the year ended December 31, 2000.

                                                              PERCENTAGE OF OUR SALES BY
                                                                    TOTAL REVENUES
CUSTOMER                                                                 (%)
--------                                                      --------------------------
Endesa group(1).............................................              82
Colbun......................................................               8
Gener group.................................................               5
Others......................................................               5
                                                                         ---
Total.......................................................             100
                                                                         ===

------------------------

(1) Endesa (61% of our revenues), and its subsidiaries, Pehuenche (14% of our revenues) and Pangue (7% of our revenues).

    ENDESA GROUP. Endesa, including Pangue, Pehuenche and its other subsidiaries (collectively referred to as the Endesa group), is the largest electricity generation company in the SIC. The Endesa group owns and operates 23 generation facilities in Chile with an aggregate installed capacity at December 31, 2000 of

4,130.2 MW, which constitutes approximately 50.4% of Chile's installed capacity. Approximately 70.2% of the Endesa group's installed capacity is hydroelectric, with the remainder thermal electric. The Endesa group is controlled by Enersis, which in turn is controlled by Spain's Grupo Endesa.

    We have toll agreements of an indefinite duration with the Endesa group that fix the toll amounts that we will charge with respect to each of its power stations until March 2002. These agreements also specify the basis upon which the parties will agree on the specific amounts of the tolls after March 2002. These toll agreements authorize a general review of the factors comprising the price formula after January 2006, in the case of the basic toll agreements for our transmission lines, and after October 2012, in the case of the basic toll agreements relating to the lines that introduce electricity from power plants to the transmission system. The contract also contemplates adjustments to take into account changes that result from the enactment of a new electricity law. The additional toll agreements have the same expiration dates as the supply agreements between the generators and their customers.

    GENER GROUP. The Gener group, including Gener S.A., Sociedad Electrica Santiago S.A., Energia Verde S.A., Guacolda S.A. and its other subsidiaries, owns 12 generation facilities in Chile with an aggregate installed capacity of 1,733 MW at December 31, 2000. Approximately 86% of the Gener group's installed capacity is thermal electric and 14% hydroelectric. The Gener group was acquired by AES Corporation in December 2000.

    The amounts of the basic tolls to be charged to the different entities of the Gener group were fixed by an arbitration court in October 1998 for the period ending March 2002. We have executed additional toll agreements with the Gener group, which have the same expiration dates as the supply agreements between the Gener group and their customers.

    COLBUN. Colbun is the third largest generation company in the SIC. Controlled by the Belgian company Tractebel, Colbun owns five hydroelectric power plants with an aggregate installed capacity of 780 MW and one combined cycle power plant with an installed capacity of 370 MW.

    Pursuant to the decision of an arbitration court in 1999, we have executed basic toll agreements with Colbun S.A. which fix the price of our tolls until different dates for each of Colbun's power plants ranging from August 2001 to October 2003. We have executed additional toll agreements with Colbun, which have the same expiration dates as the supply agreements between Colbun and its customers.

REVENUES

    Our revenues derive from transmission charges that are intended to be negotiated periodically with the generation companies. If negotiations fail, the contracts are subject to arbitration according to the rules provided by the Chilean Electricity Law.

    REVENUE ENTITLEMENT UNDER CHILEAN REGULATION

    Chilean Electricity Law states that owners of transmission assets constructed under a concession are obliged to offer open access for the transmission of electricity and allows the connection of third parties to assets in the transmission system. Generation companies pay us for these services on the basis of our investment and operation and maintenance costs. Chilean law stipulates that compensation for investment should be calculated as an annuity on the replacement cost of individual transmission assets considering an asset life of 30 years and a 10% rate of return. The replacement cost is referred to as VALOR NUEVO DE REEMPLAZO, or VNR. The annuity compensation on the VNR is referred to as the AVNR. In addition, under Chilean law, transmission companies are also entitled to full compensation for costs incurred in connection with the operation and maintenance of individual assets (COSTOS DE OPERACION Y MANTENIMIENTO), or COyM. Therefore, we are entitled to annual revenue equal to:

                          Annual Revenue = AVNR + CoyM

    VNR CALCULATION. The explicit calculation of the VNR for our individual transmission assets is not set in Chilean Electricity Law, but rather, is the subject of agreements between us and the generating companies. Chilean Electricity Law does, however, contain principles regarding the determination of the VNR for distribution assets in Chile, and we use these principles as a basis for determining the VNR of our transmission assets.

    The VNR for each transmission asset is determined by estimating the investment cost at actual prices of replacing that asset. This assessment forms part of the negotiations between us and the generators and is subject to semi-annual indexation. This indexation is based on pre-defined formulae, which reflect changes in the various components of the investment costs of transmission assets and include factors such as inflation and movements in the U.S. dollar/Chilean peso exchange rate.

    In 1998 and 1999, we completed separate arbitration proceedings with the Gener group and Colbun, respectively, which established the value of our VNR. As a result and consistent with these arbitration rulings, we published our VNRs for all our installations. We have subsequently included these values in our basic toll contract with Endesa and its affiliates executed in October 2000, and these VNRs have become standard commercial practice.

    Included in the VNR calculation for most of our contracts is a factor used to account for working capital. Currently, the factor is 0.75% of our investment in each transmission asset, which is consistent with the decision rendered in the Colbun arbitration.

    At December 31, 2000, our VNR value was approximately $1.13 billion.

    COYM CALCULATION. We charge COyM as compensation for costs incurred for the operation and maintenance of transmission assets. In our agreements we have expressed COyM as a percentage of the VNR for each asset class.

    The derivation and basis for COyM for transmission companies is not set in Chilean Electricity Law, but rather, is negotiated between us and the generation companies. As a result of the arbitration rulings which established the value of our VNR, we have discounted the COyM by 10% for our customers from our previously published values.

    REVENUE ALLOCATION UNDER CHILEAN REGULATION

    Although our revenues are derived from the calculation of AVNR plus COyM for the system as a whole, the revenues we receive must be allocated and charged to the individual generation companies. The determination of what each generator pays to us is determined by Chilean regulations which specify that we recover our revenue entitlement through the following three charges:

    - a transit charge (INGRESO TARIFARIO),

    - a basic toll (PEAJE BASICO), and

    - an additional toll (PEAJE ADICIONAL).

    We can express our total revenue as:

 Annual Revenue = AVNR + COyM = transit charge + basic tolls + additional tolls

    TRANSIT CHARGE. The transit charge is provided in the Chilean Electricity Law and refers to the revenue we should receive that is calculated based on the price of electricity at its introduction in the system and the price of electricity at its withdrawal at different nodes.

    BASIC TOLL. We charge each generating company a basic toll for the use of transmission assets in the area of influence of each generator's individual generation stations. Under Chilean law, the area of influence of a power plant consists of all of the transmission assets that are directly and necessarily affected by the introduction of energy from that power plant and that connect it with the closest basic energy substation. The basic energy substation is determined every six months by the CNE, together with the determination of node prices. We have contracts with each of our customers governing payments of basic tolls until 2002 to 2005.

    Once the basic toll for an individual transmission asset in the relevant area of influence is calculated, it is prorated among all users in proportion to the transmitted power of each generating station within whose area of influence the transmission asset lies.

    ADDITIONAL TOLL. The additional toll is the revenue we receive from generation companies for their use of our transmission assets outside the area of influence of the generating company's individual power stations pursuant to supply agreements between these generators and certain of their customers. The calculation of the additional toll is identical to the basic toll but takes into consideration only the transmission lines and installations used by the generating company to commercialize electricity outside the area of influence of its power stations. We have contracts with each of our customers governing payment of additional tolls until 2001 to 2006.

INVESTMENT AGREEMENT WITH ENDESA

    At the time of our acquisition of Transelec in October 2000, we entered into an investment agreement with Endesa relating to our undertaking of several projects in order to increase transmission capacity in the SIC through 2005. The principal investments will include the increase in capacity of the network to accommodate the following projects: construction of the Ralco power plant by Endesa; construction of the Taltal power plant by Endesa; and Endesa's supply contract with CGE. In addition, the construction of the Polpaico-Quillota transmission line is contemplated.

    The Ralco plant, which is expected to be operational in 2003, is expected to be one of the largest hydroelectric facilities in Chile, with a design capacity of 570 MW and will require expansion of that transmission capacity in the central zone of the main grid. The Taltal project involves the construction of transmission lines to transport the output from an additional generation unit to two existing gas turbine units of 120 MW each belonging to Endesa, after which all three units will be converted into a combined cycle plant. The investments relating to CGE entail the capacity expansion necessary to enable Endesa to perform its obligations under its supply contract with CGE. The Polpaico-Quillota project is the construction of a permanent transmission line that will replace an existing old line and an emergency line built during a drought experienced in Chile in 1995.

    Under the agreement, Endesa will send us a letter of intent for each project it proposes so that both companies may begin establishing the general conditions for the project. Endesa, however, is under no obligation to request construction of any specific projects. Nevertheless, if Endesa deems a project necessary and sends us a letter of intent, we and Endesa will negotiate the general conditions of the project relating to engineering studies, environmental permits and other information necessary to arrange a schedule. If we do not agree sufficiently with Endesa on the construction schedule, Endesa may opt to carry out the project itself on our behalf, which it will notify us of in writing immediately. If Endesa and our management agree on the basic conditions, Endesa will send us an order to proceed according to the previously determined specifications. Both parties will also determine the basic design of the project and other technical aspects. If a dispute arises with respect to a technical matter, the parties will submit to an independent expert for resolution. If Endesa assumes the project, Endesa will be responsible only for its construction and we will finance all costs incurred in connection with the specific project since we will be the owner of the new assets. The implementation of the investment agreement, nevertheless, remains Subject to Endesa's requesting that we proceed with the construction of projects specified in the agreements.

    For each new project requested by Endesa, we, together with Endesa, will determine the contractual AVNR using direct and indirect costs incurred in connection with the project and the COyM in order to determine our returns from each investment. Endesa will pay 100% of the AVNR plus COyM agreed to for a period of 12 years starting from the beginning of operations of the new line. If another generation company begins using the new transmission assets, we will charge them a pro rata fee according to the general rules for the distribution of the AVNR among generation companies and give Endesa the corresponding discount. After the twelfth year, payment will be made proportionately among users in accordance with the Chilean Electricity Law. See "--Customers, Revenues and Analysis of Charges."

    We have already received an order from Endesa to proceed with the following three projects: (1) the replacement of the 220 kV Quillota-Polpaico transmission line, (2) the laying of a 220 kV transmission line between Paposo and Diego de Almagro related to the Taltal plant and (3) an increase in capacity of our network related to the Ralco power plant. We have begun engineering work for these projects and plan to begin construction of these assets in mid-2001. We have also received a letter of intent for a 220 kV Itahue-Ancoa transmission line project. We are working with Endesa to reach a preliminary agreement in order to receive an order to proceed on this project.

    In the event that Endesa requires other investments not covered in the contract, both parties will strive to reach an agreement to carry them out under the same procedures and standards set forth in the investment contract.

OTHER SERVICES

    We provide other services to electricity generation companies, distribution companies and large industrial companies. We offer maintenance and installation services for equipment of third parties. In addition, we lease equipment to other electric companies. Some of the clients to whom we provide these services include Endesa. Colbun, Transnet and CGE. Revenues derived from providing these services totaled $4.9 million in 2000. We expect these revenues to decline in the future.

TRANSITION PLAN

    Since January 2001, we have been engaged in a transition plan designed to improve our efficiencies as a separate company through a set of initiatives designed to streamline our information systems and other operations. Prior to the implementation of the transition plan, we had depended on Endesa, our former parent company, for certain administrative functions. We have substantially completed our transition plan and as of March 31, 2001 the Administrative Services Agreement with Endesa was no longer in effect.

    Our transition plan consisted of several stages. First, we hired new personnel in order to take over tasks that were previously handled by Endesa. We have developed our own procurement and accounting resources in order to maintain our books and records. We have developed our own human resources policies with support from Hydro-Quebec since we had been dependent on those of Endesa since our inception. We did not experience any disruptions in our operations from the implementation of our new policies arising from the transition plan.

EMPLOYEES

    Our workforce at March 1, 2001 consisted of 266 full-time employees. The following table provides a breakdown of our employees by category.

                                                              AT MARCH 1, 2001
                                                              ----------------
Executive officers..........................................          8
Supervisors.................................................         17
Professionals (including engineers, accountants and
  attorneys)................................................        104
Technicians.................................................        113
Clerical and others.........................................         24
                                                                    ---
  Total.....................................................        266
                                                                    ===

    We also employ independent contractors for the performance of many of our activities not related to our core business, such as maintenance of transmission lines and equipment, security and our internal communications network.

    Approximately 78% of our employees are represented by one of four multicompany unions. At the end of 2000, a fifth labor union only for our employees was created. Our labor relations with unionized employees are governed by three collective bargaining agreements which expire in 2001, 2002 and 2003 and which establish the level of compensation and other benefits of each employee. We believe that our relationship with our employees is generally good.

PROPERTIES

    Our principal properties consist of transmission lines, substations and rights of way, all of which are located throughout Chile. At December 31, 2000, we owned 7,274 kilometers of transmission lines and 7,960 MVA of transformer capacity. Apart from the transmission network, no single property we own produces more than 10% of our total revenues. Our administrative properties and warehouses are located on some of our substations. We lease our current headquarters from Endesa. We intend to move our headquarters to another location in Santiago in 2001.

INSURANCE

    We maintain insurance for losses resulting from damage to our assets, fire or earthquake, business interruption, machinery breakdown, civil liability and for losses to equipment during transportation. We currently maintain insurance with AGF Allianz Group Chile and Ace Seguros. See "Risk FactorsFactors Relating to HQI Transelec and the Chilean Transmission IndustryWe face operational risks in our business."

LEGAL PROCEEDINGS

    We are involved in routine litigation and other proceedings in the ordinary course of our business. We do not believe that any proceedings pending against us are likely to have a material effect on our business or results of operations.

                                   MANAGEMENT

    We are managed by our board of directors, which in accordance with our by-laws is comprised of five directors who are elected every three years. Cumulative voting is permitted for the election of directors. If a vacancy occurs, the board of directors will elect a temporary director to fill the vacancy until the next regularly scheduled meeting of shareholders, at which time the entire board of directors will be elected or re-elected. The current board of directors was appointed on November 23, 2000. Of the five current members of our board of directors, four are also employees of Hydro-Quebec.

    The by-laws require that directors meet at least once a month. Extraordinary board meetings are called when summoned by the president of HQI Transelec or when directed by at least three directors.

    Our current directors are as follows:

NAME                                                  POSITION          APPOINTED
----                                               --------------   -----------------
Yves Filion......................................  President        November 23, 2000
Jacques Regis....................................  Vice-President   November 23, 2000
Daniel Leclair...................................  Director         November 23, 2000
Gilles Marchand..................................  Director         November 23, 2000
Pedro Lizana Greve...............................  Director         November 23, 2000

    YVES FILION. Mr. Filion is the President of the board of directors. He has been Deputy Chief Executive Officer of Hydro-Quebec since 1996. From
November 1999 to August 2000, he also managed Hydro-Quebec's transmission division, TransEnergie. He was Chief Financial Officer of Hydro-Quebec from 1996 to 1998. Mr. Filion is Chairman of the Board of the Centre d'Innovation Sur le Transport d'Energie du Quebec. He has a degree in Applied Science from the Universite de Sherbrooke.

    JACQUES REGIS. Mr. Regis is the Vice-President of the board of directors. He has been President of TransEnergie, Hydro-Quebec's transmission division, since 1997. From 1996 to 1997, Mr. Regis had been Executive Vice-President of the Generation, Transmission and Distribution Group of Hydro-Quebec. He is Chairman of the Board of Directors of Cedars Rapid Transmission Company and represents Canada on the Management Committee of North-American Electricity Reliability Council. He has a bachelor's degree in Science, a master's degree in Materials Chemistry from the Universite de Montreal and a diploma in Administration from HEC in Montreal, Canada.

    DANIEL LECLAIR. Mr. Leclair is a member of the board of directors. He had been Vice-President Financing and Treasurer of Hydro-Quebec since 1992, and since 1998, he has been Vice-President Finance and Chief Financial Officer of Hydro-Quebec. Mr. Leclair has a degree in Economics from the Universite de Montreal.

    GILLES MARCHAND. Mr. Marchand is a member of the board of directors. He has been General Counsel of Hydro-Quebec since 1993. Since 1999, he has also held the position of Director-Industrial Security. Mr. Marchand has a law degree from the Universite de Montreal.

    PEDRO LIZANA GREVE. Mr. Lizana is a member of the board of directors. He was President of the Sociedad de Fomento Fabril of Chile from 1993 to 1997. He is a director of various Chilean companies, including Empresa Electrica de Santiago S.A. and Compania Chilena de Medidores S.A. Mr. Lizana has a degree in Business Administration from the Universidad de Chile.

MANAGEMENT

    Our officers are appointed by the board of directors and hold office at its discretion. Our senior management is comprised mainly of former employees of Endesa, all of whom have considerable experience in the electricity industry. Our current management is as follows:

NAME                                          POSITION                 APPOINTED
----                              --------------------------------  ----------------
Guillermo Espinosa Ihnen........  Chief Executive Officer           October 23, 2000
Denis Pelletier.................  Deputy Chief Executive Officer    June 18, 2001
Real Paul-Hus...................  Finance Manager                   October 23, 2000
Hernan Casar Collazo............  Project Manager                   October 23, 2000
Fernando A. Abara Elias.........  Chief Legal Counsel               October 23, 2000
Eduardo A. Andrade Hours........  Operations Manager                October 23, 2000
Jose A. Valdes Carmona..........  Commercial Manager                October 23, 2000
Julian Nino De Miguel...........  Administration Manager            October 23, 2000

    GUILLERMO ESPINOSA IHNEN. Mr. Espinosa is our Chief Executive Officer. He joined Transelec in 1994 as Commercial Manager after being with Endesa for several years as Operations Manager and Commercial Manager. In 1996, he was appointed Transelec's Operations Manager, a position he held for one year before assuming his current position of CEO. Mr. Espinosa has a degree in Engineering from the Universidad de Chile and has taken advanced engineering courses at Massachusetts Institute of Technology.

    DENIS PELLETIER. Mr. Pelletier is our Deputy Chief Executive Officer. He joined Hydro-Quebec in 1972 and has held various positions, including Managing Director at the Hydro-Quebec Research Institute, Manager of the Gentilly 2 nuclear plant and other managing positions. Mr. Pelletier has a degree in Mechanical Engineering from the Universite Laval in Quebec, Canada.

    REAL PAUL-HUS. Mr. Paul-Hus is our Finance Manager. He has worked at Hydro-Quebec's financial department since 1980. Mr. Paul-Hus has completed various assignments with Hydro-Quebec International related to finance in various parts of the world. He was appointed our Treasurer in December 2000 and our Financial Manager in January 2001. Mr. Paul-Hus has a degree in Electrical Engineering from the Ecole Polytechnique in Montreal, Canada, and an M.B.A. from Harvard University.

    HERNAN A. CASAR COLLAZO. Mr. Casar is our Project Manager. He had been at Endesa since 1970 in different capacities related to electrical engineering until he was transferred to Transelec, developing different transmission projects. In 2000 he returned to Endesa as Project Manager for the second Interconnection Brazil-Argentina transmission line contract. Mr. Casar has a degree in Engineering from the Universidad de Santiago de Chile.

    FERNANDO A. ABARA ELIAS. Mr. Abara is our Chief Legal Counsel. He has held this position since 1993 following seven years at Endesa's legal department.
Mr. Abara is also a professor of Economic Law at Pontificia Universidad Catolica de Chile and has taken substantial training related to the Chilean electricity market. Since 1996, he has also acted as Secretary to the Board. He has a law degree from the Universidad Catolica de Valparaiso in Chile and a master's degree in Economics and Management for lawyers.

    EDUARDO A. ANDRADE HOURS. Mr. Andrade is our Operations Manager. He has been with Endesa since 1985 as Project Manager in a wide variety of initiatives until he was transferred to Transelec in 1993 as Head of Commercialization and later as Operations Manager. Prior to joining Endesa, Mr. Andrade worked in the telecommunications industry. He has an M.B.A. from the Universidad Adolfo Ibanez in Chile and a degree in Electrical Engineering from the Universidad de Chile.

    JOSE A. VALDES CARMONA. Mr. Valdes is our Commercial Manager. He joined Transelec in 1993 when he was appointed Business Development Manager. In 1996, he was appointed Commercial Manager. Prior to joining Transelec, he worked for Colbun as Business Development Manager and, prior to that for the finance department of the Chilean Ministry of Justice. He has a degree in Industrial Engineering from the Universidad de Chile and has taken courses in project evaluation and corporate finance.

    JULIAN E. NINO DE MIGUEL. Mr. Nino is our Administration Manager. He began working for Endesa in 1990 as Treasurer. In 1992, he worked for Central Costanera, and, in 1993, was appointed Chief Financial Officer for Hidroelectrica El Chocon and, in 1999 for Generacion Argentina, all of which are located in Argentina. In April 2000, he was appointed Administration Manager of Transelec. Mr. Nino has a degree in Commercial Engineering from the Universidad de Concepcion and a B.A. in business from the Universidad Adolfo Ibanez, both of which are located in Chile.

    Directors are paid a fee for attending meetings of the board of directors. Four of our five directors, who are also employees of Hydro-Quebec, have renounced the fee for attending meetings of our board of directors. For the year ended December 31, 2000, we paid an aggregate amount of compensation of Ch$426,077 thousand to all directors and officers. We do not maintain any pension or retirement programs for our directors or executive officers.

               MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

MAJOR SHAREHOLDERS

    Our total authorized issued share capital as of December 31, 2000 consisted of Ch$310,140 million. Currently we have authorized and issued one million shares of no par value common stock, having one vote per share.

    The following table sets forth information with respect to ownership of the company's common shares as of July 24, 2001.

SHAREHOLDERS                                                 NUMBER OF SHARES   % OF TOTAL
------------                                                 ----------------   ----------
Inversiones HQI Chile Holding Limitada.....................       999,900          99.99
HQ-Puno Ltd................................................           100           0.01
                                                                ---------         ------
Total......................................................     1,000,000         100.00
                                                                =========         ======

    INVERSIONES HQI CHILE HOLDING LIMITADA

    Inversiones HQI Chile Holding Limitada is a Chilean company owned by HQ-Puno Ltd. (99.99%) and Nattrans Ltd. (0.01%), two Cayman Islands companies. Both companies are indirect subsidiaries of Hydro-Quebec, the electric utility company owned by Gouvernement du Quebec, Canada.

    HQ-PUNO LTD.

    HQ-Puno Ltd. is a Cayman Islands company whose stock is owned entirely by Nattrans Ltd.

RELATED PARTY TRANSACTIONS

    We have engaged in certain transactions with related parties. See Note 20 to our combined and consolidated financial statements for the three years ended December 31, 2000.

    INTER-COMPANY LOAN PAYABLE TO INVERSIONES HQI CHILE HOLDING LIMITADA

    In connection with our acquisition of the transmission business from Endesa and its subsidiaries in October 2000 and the payment of the purchase price of transmission assets in October 2000, we incurred an inter-company loan payable to our parent company, Inversiones HQI Chile Holding Limitada. The total amount owed was $538.6 million. The inter-company loan was payable in dollars and accrued interest at a rate equal to LIBOR plus 3.5% per year. Interest on the inter-company loan was computed on the basis of a 360-day year. We retired the inter-company loan payable on April 17, 2001 out of the proceeds from the issuance and sale of the notes and the Chilean bonds.

    FORWARD CONTRACTS

    In order to hedge our exposure to fluctuations in the U.S. dollar/Chilean peso exchange rate, in December 2000, we entered into 11 non-deliverable forward exchange contracts with Hydro-Quebec for an aggregate notional amount of $250,000,000. The reference currency for all these contracts was the Chilean "Unidad de Fomento" which is an inflation-indexed, peso-denominated monetary unit. On April 12, 2001, we entered into a contract to sell forward UF8,658,720 for $230,000,000 on April 17, 2001. From the proceeds of the Chilean bond offering we delivered the required amount to settle this contract. In addition, on April 17, 2001, our non-deliverable forward exchange contracts were terminated. We currently have no hedging contracts outstanding and we are in the process of determining our strategy for hedging currency risk.

    INTER-COMPANY LOAN RECEIVABLE FROM INVERSIONES HQI CHILE HOLDING LIMITADA

    On April 25, 2001 we loaned $168,854 thousand (at an interest rate of 7 7/8%) to Inversiones HQI Chile Holding Limitada. The aggregate principal amount of this loan is payable to us upon demand and periodic payments of interest will be made out of dividends, when and if declared, that we pay to Inversiones HQI Chile Holding Limitada.

    TECHNICAL ASSISTANCE AGREEMENT

    As of January 1, 2001, HQI Transelec and Hydro-Quebec International inc. entered into a "Services Agreement" whereby Hydro-Quebec will provide, on an "as requested" basis, advisory, technical and commercial services in the areas of transmission, generation, distribution, engineering, procurement, telecommunications, information technology, human resources, financial services, corporate and legal services.

                            DESCRIPTION OF THE NOTES

    The outstanding notes were issued and the new registered notes will be issued under an indenture dated as of April 17, 2001 between us and Bankers Trust Company, as trustee. The indenture does not limit the aggregate principal amount of notes that may be issued. Notes may be issued under the indenture from time to time in one or more series.

    If the exchange offer contemplated by this prospectus is consummated, holders of outstanding notes who do not exchange their outstanding notes for new registered notes in the exchange offer will vote together with holders of new registered notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder, including acceleration following an Event of Default, must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the new registered notes, and the holders of such outstanding notes and the new registered notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new registered notes then outstanding.

    The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. A copy of the indenture is available upon request to us and at the office of the Luxembourg paying agent. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes issued under the indenture.

GENERAL

    The notes will be issued directly by us. The notes will initially be limited to an aggregate principal amount of $465,000,000 except as described in the following sentence. Under the indenture, we are permitted to issue additional notes (which may, in the case of additional notes of the same series as the notes, have the same terms including interest rate, maturity and redemption provisions as the notes, and may constitute one series with the notes).

    The notes will mature on April 15, 2011. The redemption price for the notes at maturity is 100% of the aggregate principal amount. The notes will bear interest at the rate per annum set forth on the front cover page of this prospectus from April 17, 2001, or from the most recent date on which interest was payable on the outstanding notes and for which interest on the outstanding notes has been paid or provided. Interest on the notes will be payable semiannually on April 15 and October 15 of each year, commencing on October 15, 2001, to the person in whose name a note is registered at the close of business on the preceding April 1 or October 1, as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The prescription period for the collection of principal and interest under New York law is five years.

    The notes will be direct, unconditional and unsecured general obligations of ours and will, other than in the case of certain obligations granted preferential treatment pursuant to Chilean law, rank PARI PASSU in right of payment with all of our other obligations that are not, by their terms, expressly subordinated in right of payment to the notes.

    The trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar for the notes. There will be no service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection.

    The indenture does not limit the amount of indebtedness or other obligations that may be incurred by us.

    The notes will be issued only in fully registered form, without coupons, and in denominations of $1,000 and any integral multiple thereof.

    The terms of the new registered notes to be issued are substantially similar to the outstanding notes; except the outstanding notes have been registered under the Securities Act, the certificates for the new registered notes will not bear legends restricting their transfer and the new registered notes will not have registration rights or any rights to additional interest.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

    GENERAL

    The notes will be issued in the form of one or more fully registered global notes, which we refer to as the "Global Notes," which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the "Depositary" or "DTC," and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking, Societe Anonyme, which we refer to as "Clearstream Luxembourg," or Euroclear Bank S.A./N.V, as operator of the Euroclear System, which we refer to as "Euroclear," if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories, which in turn will hold such interests in customers' securities accounts in the depositories' names on the books of the Depositary. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream Luxembourg holds securities for its customers, which we refer to as "Clearstream Luxembourg Customers," and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Customers through electronic book-entry transfers between their accounts. Clearstream Luxembourg provides to Clearstream Luxembourg Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER. Clearstream Luxembourg Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream Luxembourg's U.S. customers are limited to securities brokers, dealers and banks. Indirect access to Clearstream Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Customer.

    Distributions with respect to the notes held through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

    Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V, which we refer to as the "Euroclear Operator," under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the "Cooperative." All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as, the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

    Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

    The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear

Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

    Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such dividends, voting rights and other entitlements to any person credited with such interests in securities on its records.

    Individual certificates in respect of the notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, holders of the notes will be able to receive payments, including principal and interest, on the notes and effect transfer of the notes at the offices of our paying and transfer agent in Luxembourg, DEXIA Banque Internationale a Luxembourg S.A. (the "Luxembourg Agent"). So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, we will maintain a paying agent and transfer agent in Luxembourg. If a new paying agent and transfer agent in Luxembourg is appointed we will make a publication in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBOURGER WORT).

    Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with the procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream Luxembourg, and Euroclear and DTC may be effected in accordance with the procedures established for the purpose by Clearstream Luxembourg, Euroclear and DTC.

    So long as DTC for a Global Note, or its nominee, is the registered owner of that Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by such Global Note for all purposes under the indenture. Except as described below, beneficial owners of book-entry notes will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry notes must rely on the procedures of DTC for the related Global Note and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

    We understand, however, that under existing industry practice, DTC will authorize the persons on whose behalf it holds a Global Note to exercise certain rights of holders of notes, and we, the trustee and our respective agents will treat as the holder of a note the persons specified in a written statement of DTC with respect to that global security for purposes of obtaining any consents and directions required to be given by holders of the notes pursuant to the indenture.

    We will make payments on each series of book-entry notes to DTC or its nominee, as the sole registered owner and holder of the global security. Neither we, the trustee nor any of our agents will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

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    We expect that DTC, upon receipt of any payment of principal or, premium of interest on a Global Note, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry notes held by each participant as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in book-entry notes held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." Payments, however, will be the responsibility of those participants and not of DTC, the trustee or us.

    We will issue certificated notes in exchange for each global security only if:

    - DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor within 90 days,

    - we decide not to have notes represented by global securities, or

    - an Event of Default has occurred and is continuing and all principal and accrued interest in respect of the notes shall have become immediately due and payable.

    If that occurs, we will issue notes in certificated form in exchange for such global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for notes equal in principal amount to such beneficial interest and to have such notes registered in its name. We would issue the certificates for such notes in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

    Subject to the transfer restrictions set forth on the individual notes in certificated form, the holder of such individual notes in certificated form may transfer or exchange such notes by surrendering them at the office of the Trustee and the Luxembourg Agent. Prior to any proposed transfer of individual notes in certificated form (other than pursuant to an effective registration statement), the holder may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certificates and other documentation to the Trustee and the Luxembourg Agent. Upon the transfer, exchange or replacement of individual notes in certificated form the Trustee and the Luxembourg Agent will deliver individual notes in certificated form in the principal amount equal to, in the case of transfer of less than the whole principal amount of the notes so transferred, the portion thereof so being transferred.

    DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participant are on file with the SEC. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers.

    No fees or costs of DTC will be charged to you.

    We have obtained the foregoing information concerning DTC and DTC's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

    GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

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    Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Luxembourg Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositories.

    Because of time-zone differences, credits of interests in the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream Luxembourg Customers or Euroclear Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of interests in the notes by or through a Clearstream Luxembourg Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

    Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interest in the notes among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

NOTICES

    So long as the notes are listed on the Luxembourg Stock Exchange and it is required by the rules of such exchange, we will make publication of notices to the holders of the notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or, if such publication is not practicable, in one other leading daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it is published in Saturday, Sunday or holiday editions. For so long as the notes are listed on the Luxembourg Stock Exchange, a copy of all notices will be provided by us to the Luxembourg Stock Exchange.

REPLACEMENT OF NOTES

    In case of mutilated, destroyed, lost or stolen notes, application for replacement thereof may be made to the Trustee or us. Any such note shall be replaced by the Trustee in compliance with such procedures, on such terms as to evidence and indemnification as the Trustee or we may require and subject to any applicable law or regulation. All such costs as may be incurred in connection with the replacement of any notes shall be borne by the applicant. Mutilated notes must be surrendered before new ones will be issued.

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COVENANTS

    We have agreed to some restrictions on our activities for the benefit of holders of the notes. The following restrictions will apply to the notes:

    LIMITATION ON LIENS

    We have agreed that we will not, and we will not permit any of our Subsidiaries to, issue, assume or guarantee any Indebtedness, if that Indebtedness is secured by a Lien upon any Property now owned or hereafter acquired, unless, together with the issuance, assumption or guarantee of such Indebtedness, the notes shall be secured equally and ratably with (or prior to) such Indebtedness.

    This restriction does not apply to:

    1. any Lien on any property acquired, constructed or improved by us or any Subsidiary which is created, incurred or assumed contemporaneously with, or within one year after, that acquisition (or in the case of any such property constructed or improved, after the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of that construction or improvement (including costs such as escalation, interest during construction and finance costs); PROVIDED that in the case of any such construction or improvement the Lien shall not apply to any such property owned by us or any of our Subsidiaries, other than any unimproved real property on which the property so constructed, or the improvement, is located,

    2. any Lien on any property existing at the time of its acquisition and which is not created as a result of or in connection with or in anticipation of that acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of that property and is otherwise permitted by paragraph (1) above),

    3. any Lien on any property acquired from a corporation which is merged with or into us or our Subsidiaries, or any Lien existing on property of a corporation which existed at the time such corporation becomes a Subsidiary and, in either case, which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation and is otherwise permitted by paragraph (1) above),

    4. any Lien which secures only Indebtedness owing by any of our Subsidiaries to us, to one or more of our Subsidiaries or, to us and one or more of our Subsidiaries, and

    5. any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien referred to in the foregoing paragraphs (1) through (4) inclusive; PROVIDED that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

    We or any of our Subsidiaries, however, may issue, assume or guarantee Indebtedness secured by a Lien which would otherwise be prohibited under the provisions of the indenture described in this section or enter into Sale and Lease-Back Transactions that would otherwise be prohibited by the provisions of the indenture described below under "Limitations on Sale and Lease-Back Transactions"; PROVIDED that the aggregate amount of such of our Indebtedness and that of our Subsidiaries together with the aggregate attributable value of all such Sale and Lease-Back Transactions of ours and our Subsidiaries at any time outstanding shall not exceed the sum of (x) 10% of Consolidated Net Tangible Assets at the time any such Indebtedness is issued, assumed or guaranteed by us or any of our Subsidiaries or at the time any such Sale

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and Lease-Back Transaction is entered into plus (y) the aggregate amount of any such Indebtedness that is Chilean Bank Indebtedness, up to an additional 5% of Consolidated Net Tangible Assets at such time.

    LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS

    We will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Property, unless either:

    (x) we or that Subsidiary would be entitled pursuant to the provisions of the indenture described above under "--Limitation on Liens" to issue, assume or guarantee Indebtedness secured by a Lien on such Property without equally and ratably securing the notes, or

    (y) we or that Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash. an amount equal to the fair market value of the Property so leased, to the retirement, within one year after the effective date of the Sale and Lease-Back Transaction, of our Indebtedness ranking on a parity with the notes and owing to a person other than us or any of our affiliates or to the construction or improvement of real property or personal property used by us or any of our Subsidiaries in the ordinary course of business.

These restrictions will not apply to transactions providing for a lease term, including any renewal, of not more than three years.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    We may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

    (i) the successor corporation shall be a corporation organized and existing under the laws of Chile, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of and interest and additional amounts, if any, on all the outstanding notes and the performance of every covenant in the indenture on our part to be performed or observed,

    (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and

   (iii) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

    In case of any consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for us as obligor on the notes, with the same effect as if it had been named in the indenture as HQI Transelec.

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CERTAIN DEFINITIONS

    The following are some terms defined in the indenture:

    "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Attributable Value" means, as to any particular lease under which we or any of our Subsidiaries is at any time liable as lessee and any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by us in accordance with generally accepted financial practice).

    "Chilean Bank Indebtedness" means any Indebtedness of us or any of our Subsidiaries to any bank in Chile with respect to which, as a result of Chilean banking regulations, a Lien in favor of such bank is required to be created.

    "Consolidated Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price-level restatement or otherwise) appearing on our consolidated balance sheet, net of all applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of our and our subsidiaries' current liabilities appearing on such balance sheet.

    "Indebtedness" means, with respect to any person (without duplication):

    (a) any liability of such person:

       (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, financial bond, or similar instrument or agreement,

       (2) evidenced by a bond, note, debenture or similar instrument or agreement (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business or a performance bond or similar obligation),

       (3) for the payment of money relating to any obligations under any capital lease of real or personal property, or

       (4) for purposes of the Limitation on Liens and Limitations on Sale and Lease-Back Transactions covenants, under any agreement or instrument in respect of an interest rate or currency swap, exchange or hedging transaction or other financial derivatives transaction,

    (b) any liability of others described in the preceding clause (a) that the person has guaranteed or that is otherwise its legal liability; and

    (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and
       (b) above.

    For the purpose of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit or financial bonds supporting) Indebtedness otherwise included in the determination of such amount shall also not be included.

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    "Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business).

    "Property" means any of the properties or assets, tangible or intangible, owned by us or by any Subsidiary, whether at the date of the indenture or thereafter acquired.

    "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which we or any Subsidiary sells or transfers any property to any person with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

    "Significant Subsidiary" means any of our Subsidiaries which would be a "significant subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date of the indenture, assuming we are the registrant referred to in such definition.

    "Subsidiary" means any corporation or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

HIGHLY LEVERAGED TRANSACTIONS; CHANGE OF CONTROL

    The indenture does not include any debt covenants or other provisions which afford debt holders protection in the event of a highly leveraged transaction or a change of control.

PERIODIC REPORTS

    The indenture provides that we will furnish to the noteholders and the trustee annual information with respect to us on Form 20-F which we will file with the Securities and Exchange Commission for the first year after we become subject to the informational reporting requirements of the Exchange Act. Afterwards, if we cease to be subject to the informational reporting requirements of the Exchange Act, for each subsequent year, we will furnish to the noteholders and the trustee an annual income statement, balance sheet and an "Operating and Financial Review and Prospects" section related thereto. In addition, we will furnish to the noteholders and to prospective purchasers of notes any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

    We will, at the specified office of the Luxembourg paying agent, provide, without charge to any person, a copy of any or all of the documents referenced in this prospectus.

EVENTS OF DEFAULT

    An "Event of Default", with respect to the notes, is defined in the indenture as:

    (i) a failure of us to pay any principal of the notes, when due and payable, whether at maturity, upon redemption or otherwise, or

    (ii) a failure of us for 30 days to pay interest or any additional amounts when due and payable on any notes. or

   (iii) a failure of us to perform or observe any other term, covenant, warranty or obligation in the notes or the indenture, not otherwise expressly included as an Event of Default in (i) or (ii) above, and the continuance of such default for more than 60 days after written notice of such default has

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         been given to us by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, or

    (iv) a default under any Indebtedness by us or by any of our Subsidiaries that results in acceleration of the maturity of that Indebtedness, or the failure to pay any such Indebtedness at maturity, in a total amount exceeding $15 million or its foreign currency equivalent at the time, or

    (v) events of bankruptcy or insolvency with respect to us or a Significant Subsidiary.

    The indenture provides that (i) if an Event of Default (other than an Event of Default described in clause (v) above) shall have occurred and be continuing with respect to the notes, either the trustee or the holders of not less than 25% of the total principal amount of the notes then outstanding may declare the principal of all such outstanding notes and the interest accrued thereon, if any, to be due and payable immediately and (ii) if an Event of Default described in clause (v) above shall have occurred the principal of all such outstanding notes and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of such notes. The indenture provides that the notes owned by us or any of our affiliates shall be deemed not to be outstanding for, among other purposes, declaring the acceleration of the maturity of the notes. Upon certain conditions such declarations may be annulled and past defaults, other than non-payment of principal, interest and compliance with certain covenants, may be waived by the holders of a majority of the total principal amount of the notes then outstanding.

    The trustee must give to the holders of the notes notice of all uncured defaults known to it with respect to the notes within 30 days after the trustee becomes aware of such a default (the term default to include the events specified above without notice or grace periods); PROVIDED, HOWEVER, that, except in the case of default in the payment of principal, interest or additional amounts, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such notes.

    No holder of notes may institute any action under the indenture unless
(a) such holder shall have given the trustee written notice of a continuing Event of Default with respect to the notes, (b) the holders of not less than 25% of the total principal amount of the notes then outstanding shall have made written request to the trustee to institute proceedings in respect of the Event of Default, (c) such holder or holders shall have offered the trustee such reasonable indemnity as the trustee may require, (d) the trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority of the total principal amount of the notes. Such limitations, however, do not apply to any suit instituted by a holder of a note for enforcement of payment of the principal or interest on the notes on or after the respective due dates expressed in such notes.

    The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity.

    We are required to furnish to the trustee annually a statement as to the performance by us of certain of our obligations under the indenture and as to any default in such performance.

PAYMENT OF ADDITIONAL AMOUNTS

    We are required to make all payments in respect of principal, interest, and premium, if any, on the notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatever nature (or interest on those taxes, duties, fines, penalties, assessments or other governmental charges of whatever nature), imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile or any

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
political subdivision or governmental authority of either, unless such withholding or deduction is required by law. In such event, we are required to pay to the holder of the notes such additional amounts ("additional amounts") as may be necessary to ensure that the net amounts received by the holders of the notes, including additional amounts, after such withholding or deduction shall equal the amounts which would have been receivable in respect of the notes in the absence of such withholding or deduction. No additional amounts shall be payable in respect of a note:

    (i) in the case of payments for which presentation of a note is required, presentment for payment more than 30 days after the later of:

       (a) the date on which such payment first became due, and

       (b) if the full amount payable has not been received in the place of payment of the trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holder by the trustee, except to the extent that such holder would have been entitled to such additional amounts on presenting such notes for payment on the last day of such period of 30 days,

    (ii) held by or on behalf or a holder who is liable for taxes, duties, fines, penalties, assessments or other governmental charges relating to the notes, because the holder has some present or former, direct or indirect, connection with the Republic of Chile or any political subdivision or governmental authority of either, other than the mere holding of the notes or the receipt of payments in respect thereof, or

   (iii) any combination of (i) and (ii).

    References to principal, interest, premium or other amounts payable in respect of the notes shall be deemed also to refer to any additional amounts which may be payable.

    We will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the notes or any other document or instrument relating thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Republic of Chile.

REDEMPTION FOR TAXATION REASONS

    We may redeem the notes in whole, but not in part, upon giving not less than 30 nor more than 60 days' notice to the holders of the notes at their principal amount, together with interest accrued to the date fixed for redemption, if

    (i) we certify to the trustee immediately prior to the giving of such notice that we have or will become obligated to pay additional amounts with respect to such notes in excess of the additional amounts that would be payable were payments of interest on such notes subject to a 4.0% withholding tax as a result of any change in or amendment to the laws or regulations of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of issuance of the notes, and

    (ii) such obligation cannot be avoided by us taking reasonable measures available to it;

PROVIDED, HOWEVER, that the notice of redemption shall not be given earlier than 60 days before the earliest date on which we would be obligated to pay such additional amounts if a payment in respect of the notes were then due.

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
    Before giving notice of redemption, we shall deliver to the trustee an officers' certificate stating that we are entitled to effect such redemption in accordance with the terms of the indenture and stating the facts relating thereto. The statement shall be accompanied by a written opinion of counsel to the effect:

    (i) that we have become obligated to pay the additional amounts,

    (ii) that we cannot avoid payment of the additional amounts by taking reasonable measures available to us, and

   (iii) that all governmental approvals necessary for us to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

    Notice of any redemption will be published in a Luxembourg newspaper of general circulation, which is expected to be the LUXEMBURGER WORT.

REDEMPTION

    We cannot redeem the notes prior to maturity, except as described above under "Redemption for Taxation Reasons."

MODIFICATION OF THE INDENTURE

    We and the trustee may, without the consent of the holders of notes, amend, waive or supplement the indenture or the notes for certain specified purposes, including among other things:

    (i) curing ambiguities, defects or inconsistencies, or

    (ii) making any other provisions with respect to matters or questions arising under the indenture or the notes or making any other change to the indenture as shall not adversely affect the interests of any holder of the notes.

    In addition, with certain exceptions, the indenture and the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes affected thereby then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected by the modification which would:

    (i) change the maturity of any payment of principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the rate of interest (or additional amounts, if any) payable thereon, or change the method of computing the amount of principal thereof or interest (or additional amounts, if any) payable thereon on any date, or change any place of payment where, or the coin or currency in which the principal or interest (including additional amounts) on any note are payable, or impair the right of holders to institute suit for the enforcement of any such payment on or after the date when due,

    (ii) reduce the percentage in aggregate principal amount of the outstanding notes, where the consent of holders is required for any such modification or the consent of holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture, or

   (iii) modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification.

    The indenture provides that the notes owned by us or any of our affiliates shall be deemed not to be outstanding for, among other purposes, consent to any such modification.

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
DEFEASANCE AND COVENANT DEFEASANCE

    We may, at our option, at any time upon the satisfaction of certain conditions described below, elect to be discharged from our obligations with respect to the notes. In general, upon a defeasance, we shall be deemed to have paid and discharged the entire Indebtedness represented by the notes and to have satisfied all of our obligations under the notes, except for

    (i) the rights of holders of such notes to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, and interest, and additional amounts, if any, on such notes when such payments are due,

    (ii) certain provisions relating to ownership, registration and transfer of such notes,

   (iii) the covenant relating to the maintenance of an office or agency in New York City, and

    (iv) certain provisions relating to the rights, powers, trusts, duties and immunities of the trustee.

    In addition, we may, at our option, at any time, upon the satisfaction of certain conditions described below, elect to be released with respect to the notes from the covenants of the indenture described above under captions "Covenants" ("Covenant Defeasance"). Following such Covenant Defeasance, the occurrence of a breach or violation of any such covenant with respect to the notes will not constitute an Event of Default under the indenture, and certain other events (not including, among other things, nonpayment of other obligations or bankruptcy and insolvency events) described under "Events of Default" also will not constitute Events of Default.

    In order to cause a Defeasance or Covenant Defeasance with respect to the notes, we will be required to satisfy, among other conditions, the following:

    (i) we shall have irrevocably deposited with the trustee in trust cash or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, additional amounts, if any, and each installment of interest on, the notes on the stated maturity of such principal or installment of interest in accordance with the terms of the notes,

    (ii) in the case of an election to fully defease the notes, we shall have delivered to the trustee an opinion of counsel stating that:

       (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or

       (y) since the date of the indenture there has been a change in the applicable United States Federal income tax statutes or regulations, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred,

   (iii) in the case of a Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred,

    (iv) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing with respect to the notes, including, with

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
         respect to certain events of bankruptcy or insolvency, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period), and

    (v) we shall have delivered to the trustee an opinion of counsel to the effect that payments of amounts deposited in trust with the trustee, as described above, will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of the Republic of Chile or any political subdivision or governmental authority thereof or therein having power to tax, except to the extent that additional amounts in respect thereof shall have been deposited in trust with the trustee as described above.

THE TRUSTEE

    Bankers Trust Company is the trustee under the indenture and has been appointed by us as registrar and paying agent with respect to the notes. The address of the trustee is 4 Albany Street, New York, NY 10006, USA.

GOVERNING LAW

    The indenture provides that it and the notes will be governed by, and be construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws.

    We have irrevocably consented to the non-exclusive jurisdiction of any court of the State of New York or any United States Federal court sitting in the Borough of Manhattan, The City of New York, New York, United States (the "New York Courts"), and any appellate court from any of these courts, and have waived any immunity from the jurisdiction of the New York Courts over any suit, action or proceeding that may be brought in connection with the indenture and the notes. We have appointed CT Corporation System as initial authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with the indenture or the notes against us in any such court and have agreed that such appointment shall be irrevocable so long as any of the notes remain outstanding or until the irrevocable appointment by us of a successor in the City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.

                                    TAXATION

GENERAL

    The following discussion summarizes certain material Chilean tax and United States federal income tax consequences to beneficial owners arising from the exchange of outstanding notes for new registered notes in the exchange offer and the ownership and disposition of the notes. The summary does not purport to be a comprehensive description of all potential Chilean tax and U.S. federal income tax consideration that may be relevant to a decision to participate in the exchange offer or to own or dispose of the notes and is not intended as tax advice to any particular investor. This summary does not describe any tax consequences arising under the laws of any state, locality or other taxing jurisdiction other than Chile and the United States. There is currently no income tax treaty between the United States and Chile.

    Holders wishing to participate in the exchange offer should consult their own tax advisors as to the Chilean, United States or other tax consequences of the exchange of outstanding notes for new registered notes in the exchange offer and the ownership and disposition of the notes, including, in particular, the application of the tax considerations discussed below to their particular situations, as well as the application of state, local, foreign or other tax laws.

EXCHANGE OFFER

    The exchange of outstanding notes for new registered notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize taxable gain or loss as a result of such exchange and will have the same adjusted tax basis and holding period in the new registered notes as such holder had in the outstanding notes immediately before the exchange.

CHILEAN TAXATION

    The following is a general summary of the principal consequences under Chilean tax law with respect to an investment in the notes made by a Foreign Holder. It is based on the tax laws of Chile as in effect on the date of this prospectus, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing are subject to change, possibly with retroactive effect. Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law. In addition, the Chilean tax authorities enact rulings and regulations of either general or specific application and interprets the provisions of Chilean tax law. Chilean tax law may not be assessed retroactively against taxpayers who act in good faith relying on such rulings, regulations and interpretations, but Chilean tax authorities may change their rulings, regulations and interpretations prospectively. For purposes of this summary, the term "Foreign Holder" means either: (i) in the case of an individual, a person who is not resident in Chile (for purposes of Chilean taxation, an individual holder is resident in Chile if he has resided in Chile for more than six months in one calendar year, or a total of more than six months in two consecutive fiscal years); or (ii) in the case of a legal entity, a legal entity that is not organized under the laws of Chile, unless the notes are assigned to a branch or a permanent establishment of such entity in Chile.

    Under Chile's Income Tax Law, payment of interest or premiums, if any, made in respect of the notes will be subject to a 4% Chilean withholding tax.

    The Chilean Income Tax Law provides that a Foreign Holder is subject to income tax on his Chilean source income. For this purpose, Chilean source income means earnings from activities performed in Chile or from the sale, disposition or other transactions in connection with assets or goods located in Chile. Therefore, any capital gains realized on the sale or other disposition by a Foreign Holder of the notes generally will not be subject to any Chilean taxes, provided that such sales or other dispositions occur outside of Chile.

    A Foreign Holder will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless notes held by a Foreign Holder are either located in Chile at the time of such Foreign Holder's death, or, if the notes are not located in Chile at the time of a Foreign Holder's death, if such notes were purchased or acquired with monies obtained from Chilean sources. A Foreign Holder will not be liable for Chilean stamp, registration or similar taxes.

    HQI Transelec has agreed to pay any present or future stamp, court or documentary taxes, charges or levies that arise in the Republic of Chile from the execution, delivery, enforcement or registration of the notes or any other document or instrument in relation thereto and has agreed to indemnify holders of notes for any such taxes, charges or similar levies paid by holders. See "Description of the Notes--Payment of Additional Amounts."

UNITED STATES TAXATION

    THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY. HOLDERS WISHING TO PARTICIPATE IN THE EXCHANGE OFFER OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PRECISE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OWNING AND DISPOSING OF THE NOTES.

    The following discussion summarizes certain material U.S. federal income tax consequences to beneficial owners arising from the exchange of outstanding notes for new registered notes in the exchange offer and the ownership and disposition of the notes. The discussion which follows is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, administrative rulings and practice and Treasury regulations promulgated thereunder, all as in effect and current on the date hereof. Such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below, possibly with retroactive effect.

    For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes (a) an individual who is a United States citizen or resident, (b) a corporation or other entity taxable as such created or organized under the laws of the U.S. or any political subdivision thereof, (c) an estate that is subject to U.S. federal income tax on a net basis with respect to its worldwide income or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder. If a partnership holds notes, the tax treatment of a partner will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

    This discussion is intended as a summary only and is not intended as tax advice to any particular investor. This summary is not a complete analysis or listing of all potential U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders relating to the notes, and does not address the effect of any United States gift, estate, state or local tax law or foreign tax law on a potential investor in the notes. This summary does not address the tax treatment of U.S. Holders and Non-U.S. Holders that may be subject to special income tax rules, including, without limitation, insurance companies, tax-exempt organizations, banks, U.S. Holders subject to the alternative minimum tax, U.S. Holders and Non-U.S. holders that are broker-dealers in securities, U.S. Holders and Non-U.S. Holders that hold the notes as a hedge against currency risks, as a position in a "straddle" for tax purposes, or as part of an "integrated transaction" within the meaning of Section 1.1275-6 of the U.S. Treasury Regulations. This summary is generally limited to investors who will hold the notes as "capital assets" within the meaning of Section 1221 of the Code, whose functional currency is the U.S. dollar and who are initial investors who purchase the notes at the issue price within the meaning of
Section 1273 of the Code.

    U.S. HOLDERS

    TAXATION OF STATED INTEREST AND ADDITIONAL AMOUNTS. Stated interest paid on a note will be included in the income of a U.S. Holder as ordinary income at the time it is treated as received or accrued, in accordance with the U.S. Holder's regular method of tax accounting.

    U.S. FOREIGN TAX CREDIT RULES. Stated interest received or accrued on the notes (including Additional Amounts, if any (see "Description of the NotesPayment of Additional Amounts")) will constitute income from sources without the United States. If Chilean withholding taxes are imposed or Additional Amounts are paid on the notes, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of interest income included in gross income by a U.S. Holder will be greater than the amount of cash actually received by the U.S. Holder. A U.S. Holder may be able, subject to certain generally applicable limitations, to claim a foreign tax credit or a deduction for Chilean withholding taxes imposed on payments of stated interest (including Additional Amounts). Stated interest income (including Additional Amounts) generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for U.S. foreign tax credit purposes (or "high withholding tax interest" if the Chilean withholding tax is ever imposed at a rate of 5% or more). The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involves the application of complex rules that depend on a U.S. Holder's particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules to interest income (including Additional Amounts) on the notes.

    SPECIAL INTEREST. The interest rate on the notes may be increased in the event of a "Registration Default" within prescribed periods. We believe that the possibility that such Special Interest will be paid is "remote and incidental" under applicable Treasury regulations and, therefore, that any such Special Interest will be taxable to U.S. Holders at the time that it accrues or is received in accordance with each U.S. Holder's method of accounting. The Internal Revenue Service may take a different position, which could affect the time when such Special Interest would be taxable to a U.S. Holder.

    PURCHASE, SALE, REDEMPTION, RETIREMENT AND OTHER DISPOSITION OF THE
NOTES. In general, a U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received by such U.S. Holder on such disposition (less any amounts attributable to accrued but unpaid interest which will be taxable as such) and
(ii) the U.S. Holder's adjusted tax basis in the note (as described above). A U.S. Holder's adjusted tax basis in a note will equal the acquisition cost of such note to the U.S. Holder decreased by the amount of any payments made on the note. Such gain or loss will be capital gain or loss. Net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for non-corporate U.S. Holders (including individuals). Certain limitations exist on the deductibility of capital losses.

    Such gain or loss recognized will generally be U.S.-source gain or loss. Prospective investors should consult their own tax advisors as to the foreign tax credit implications of such sale, redemption, retirement or other disposition of a note.

    NON-US. HOLDERS

    Except as otherwise described below, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax by withholding or otherwise on payments of interest (including Additional Amounts) on a note or (min realized in connection with the sale, redemption, retirement or other disposition of a note, unless the Non-U.S. Holder is (a) in the case of gain realized by a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or (b) engaged in a trade or business in the United States and the interest or gain on the note, as the case may be, is effectively connected with the conduct of such trade or business. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding and information reporting will likely not apply to payments made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder of a note if the holder has provided the required certification that it is not a "United States person" within the meaning of the Code, PROVIDED that neither we nor our paying agent has actual knowledge that the holder is a United States person. Payments of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through a foreign office of a broker will likely not be subject to information reporting or backup withholding, except that information reporting and backup withholding may apply to those payments if the broker is:

    - a United States person;

    - a controlled foreign corporation for U.S. federal income tax purposes;

    - a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

    - a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

    Payment of the proceeds from a disposition by a Non-U.S. Holder of a note made to or through the United States office of a broker is likely subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

    Non-U.S. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding tinder current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    U.S. HOLDERS AND NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING U.S. INFORMATION REPORTING AND THEIR QUALIFICATION FOR EXEMPTION FROM U.S. BACKUP WITHHOLDING AND THE PROCEDURE FOR OBTAINING SUCH AN EXEMPTION IF APPLICABLE.

OTHER TAXES

    The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period in relation to such payments.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new registered notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for the lesser of 180 days after the expiration of the exchange offer and the date on which all broker-dealers participating in the exchange offer have sold new registered notes held by them, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all dealers effecting transactions in the new registered notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new registered notes by broker-dealers. New registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new registered notes. Any broker-dealer that resells new registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Until we are no longer required to do so pursuant to the registration rights agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions, discounts or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                              GENERAL INFORMATION

    We have applied to list the new registered notes on the Luxembourg Stock Exchange. Prior to such listing on the Luxembourg Stock Exchange, we will deposit a legal notice relating to the issue of the notes and our Articles of Incorporation and bylaws (ESTALUTOS SOCIALES) with the GREFFIER EN CHEF DU TRIBUNAL D' ARRONDISSEMENT DE ET A LUXEMBOURG, where such documents may be examined or copies obtained.

    According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange the new registered notes shall be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange shall be cancelled.

    Copies of our bylaws, the indenture, the registration rights agreement governing the exchange offer, all documents used in connection with the exchange offer, and the financial statements, including quarterly interim financial statements, will be available during the term of the new registered notes in the city of Luxembourg at the office of DEXIA Banque Internationale a Luxembourg S.A., the listing agent for the new registered notes on the Luxembourg Stock Exchange, so long as the new registered notes are listed on the Luxembourg Stock Exchange.

    Since December 31, 2000, the date of the latest audited financial statements included herein, there has been no material adverse change in our condition, financial or otherwise, or in our earnings, operations, business affairs or business prospects, which is not otherwise disclosed herein. We are not involved in any litigation, arbitration or administrative proceedings relating to claims or amounts which are material in the context of the issue of the notes or which would materially and adversely affect our ability to meet our obligations under the new registered notes, and, so far as we are aware, no such litigation, arbitration or administrative proceedings are pending or threatened. As of January 18, 2001 HQI Transelec had no subsidiaries and therefore there is no need to consolidate the financial statements and all future financial statements will be published on an unconsolidated basis.

    We were formed under the laws of Chile on September 26, 2000. The issue and offering were authorized by resolution of the Board of Directors adopted on March 21, 2001.

    The new registered notes have been approved for clearance through the facilities of DTC, Euroclear and Clearstream Luxembourg. Important trading information with respect to the new registered notes is described below:

                                            CUSIP NO.       ISIN NO.       COMMON CODE
                                           -----------   ---------------   -----------
Registered 7 7/8% Senior Notes due
  2011...................................   40427GAC9     US40427GAC96      013346364

                             VALIDITY OF THE NOTES

    Certain legal matters relating to the validity of the new registered notes will be passed upon for us by Shearman & Sterling, New York, New York, our United States counsel. Certain Chilean legal matters relating to the issuance of the new registered notes will be passed upon for us by Guerrero, Olivos, Novoa y Errazuriz, our Chilean counsel.

                                    EXPERTS

    The consolidated financial statements of HQI Transelec as of December 31, 2000 and for the period from October 23, 2000 to December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined financial statements of the transmission business for the period from January 1, 2000 to October 22, 2000, included in this prospectus, except as they relate to the injected assets, have been audited by PricewaterhouseCoopers, independent accountants and, insofar as they relate to the injected assets, by Deloitte & Touche, independent accountants whose report thereon appears herein. Such financial statements have been so included in reliance on reports of such independent accountants given on the authority of such firms as experts in accounting and auditing.

    The combined financial statements of the transmission business as of December 31, 1999 and for each of the two years in the period ended
December 31, 1999, included elsewhere in this prospectus, have been so included in reliance on the reports of Deloitte & Touche, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F and interim reports on Form 6-K, and other information with the Securities and Exchange Commission. You may obtain these reports and other information by sending a written request to HQI Transelec Chile S.A., Santa Rosa 76, piso 9, Santiago, Chile, Attn: Investor Relations Officer, (56-2) 630-7001.

    You can inspect and copy these reports, and other information, without charge, at the Public Reference Room of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 or Seven World Trade Center, 13th Floor, New York, New York 10048. You can also obtain copies of these materials at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330.

    We have agreed to furnish to the noteholders and the trustee annual information with respect to us on Form 20-F which we will file with the Securities and Exchange Commission for the first year after we become subject to the informational reporting requirements of the Exchange Act. Afterwards, if we cease to be subject to the informational reporting requirements of the Exchange Act, for each subsequent year, we will furnish to the noteholders and the trustee an annual income statement, balance sheet and an "Operating and Financial Review and Prospects" section related thereto. In addition, we will furnish to the noteholders and to prospective purchasers of notes any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

    All information referred to above will, for so long as the notes are listed on the Luxembourg Stock Exchange, also be available, without charge, at the specified office of DEXIA Banque Internationale a Luxembourg, the paying agent in Luxembourg during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this prospectus.

                                PUBLIC DOCUMENTS

    The information presented herein and identified as having been extracted from publications of the CNE or CDEC has been presented on the authority of such public documents.

                         INDEX TO FINANCIAL STATEMENTS
      HQI TRANSELEC CHILE S.A. AND SUBSIDIARY AND HQI TRANSELEC CHILE S.A.

CONTENTS

UNAUDITED COMBINED INTERIM AND INTERIM FINANCIAL STATEMENTS
OF HQI TRANSELEC CHILE S.A.
FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001

Unaudited combined interim and interim balance sheet........   F-2
Unaudited combined interim and interim statements of income
(loss)......................................................   F-4
Unaudited combined interim and interim statements of cash
flows.......................................................   F-5
Notes to the unaudited combined interim and interim
financial statements........................................   F-7

CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF HQI
TRANSELEC CHILE S.A. AND SUBSIDIARY
FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

Reports of independent accountants..........................  F-22
Combined and consolidated balance sheet.....................  F-26
Combined and consolidated statements of income..............  F-28
Combined and consolidated statements of cash flows..........  F-29
Notes to the combined and consolidated financial
statements..................................................  F-31

Ch$        -       Chilean pesos
ThCh$      -       Thousands of Chilean pesos
UF         -       Unidad de Fomento, an inflation-indexed, peso-denominated
                   monetary unit. The UF is set daily in advance based on the previous month's inflation rate.
US$        -       United States dollars
ThUS$      -       Thousands of United States dollars

APPLICATION OF CONSTANT PESOS

    The December 31, 1998, 1999 and 2000 audited financial statements have been restated for general price-level changes and are expressed in constant Chilean pesos of December 31, 2000 purchasing power. The unaudited combined interim and interim financial statements for the periods ended March 31, 2000 and 2001 have also been restated for general price-level changes, but are expressed in constant Chilean pesos of March 31, 2001. We believe that the comparability of the interim financial statements with the audited financial has not been affected because the changes in the consumer price index applicable for the restatement of financial statements for the three month period ended March 31, 2001 was only 0.1%. Additionally, if the updating by the 0.1% increase had been made, it would have been applied to all amounts and disclosures shown in the December 31, 1998, 1999 and 2000 audited financial statements and, accordingly there would be no changes in the relationships among the amounts and disclosures in those financial statements.

                            HQI TRANSELEC CHILE S.A.

                                 BALANCE SHEETS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

                                                              TRANSMISSION BUSINESS
                                                                   (COMBINED)         HQI TRANSELEC
                                                              ---------------------   -------------
                                                                          AT MARCH 31,
                                                              -------------------------------------
                                                                      2000                2001
                                                              ---------------------   -------------
                                                                      THCH$               THCH$
ASSETS
CURRENT ASSETS
  Cash......................................................            29,770             103,276
  Time deposits (Note 4)....................................                --           5,869,555
  Marketable securities (Note 5)............................                --           3,998,956
  Trade accounts receivable (Note 6)........................         2,090,169           7,721,743
  Notes and accounts receivable from related companies
    (Note 17a)..............................................        63,121,671           2,822,986
  Recoverable taxes (Note 14b)..............................           125,858           1,865,507
  Deferred income taxes (Note 14c)..........................           574,471                  --
  Other current assets (Note 7).............................           565,036          21,404,048
                                                                   -----------         -----------
      Total current assets..................................        66,506,975          43,786,071
                                                                   -----------         -----------
PROPERTY, PLANT AND EQUIPMENT (Note 8)
  Land......................................................         4,105,578           5,226,333
  Buildings and infrastructure..............................       138,886,196         262,937,210
  Machinery and equipment...................................       147,483,238         216,159,083
  Technical revaluation.....................................        20,402,583          19,553,613
  Other fixed assets........................................       196,704,772           1,895,993
                                                                   -----------         -----------
      Subtotal..............................................       507,582,367         505,772,232
  Accumulated depreciation..................................       (83,633,518)        (46,109,242)
                                                                   -----------         -----------
      Total property, plant and equipment, net..............       423,948,849         459,662,990
                                                                   -----------         -----------
OTHER ASSETS
  Goodwill, net of accumulated amortization of
    ThCh$2,461,460 (Note 9).................................                --         100,485,548
  Notes and accounts receivable from related companies (Note
    17a)....................................................           784,038                  --
  Intangibles, net of accumulated amortization of
    ThCh$614,392 and ThCh$1,066,193, respectively...........        11,417,255          21,398,978
  Deferred income taxes (Note 14c)..........................                --          16,418,127
  Other.....................................................           261,354             561,518
                                                                   -----------         -----------
      Total other assets....................................        12,462,647         138,864,171
                                                                   -----------         -----------
      Total assets..........................................       502,918,471         642,313,232
                                                                   ===========         ===========

The accompanying notes form an integral part of these unaudited combined interim and interim financial statements.

                            HQI TRANSELEC CHILE S.A.

                                 BALANCE SHEETS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2000

                                                              TRANSMISSION BUSINESS
                                                                   (COMBINED)         HQI TRANSELEC
                                                              ---------------------   -------------
                                                                          AT MARCH 31,
                                                              -------------------------------------
                                                                      2000                2001
                                                              ---------------------   -------------
                                                                      THCH$               THCH$
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term bank loans (Note 10)...........................        29,169,158                  --
  Trade accounts payable....................................         1,621,972           1,542,970
  Notes and accounts payable to related companies (Note
    17b)....................................................        26,821,157         321,479,680
  Accrued liabilities (Note 12).............................           982,494           1,461,603
  Deferred income taxes (Note 14c)..........................                --             342,295
  Other current liabilities (Note 13).......................         3,270,185           2,981,116
                                                                   -----------         -----------
      Total current liabilities.............................        61,864,966         327,807,664
                                                                   -----------         -----------

LONG-TERM LIABILITIES
  Notes and accounts payable to related companies (Note
    17b)....................................................       241,383,175                  --
  Accrued liabilities (Note 12).............................           987,990           1,216,115
  Deferred income taxes (Note 14c)..........................         1,272,172                  --
  Other long-term liabilities...............................            61,083             103,241
                                                                   -----------         -----------
      Total long-term liabilities...........................       243,704,420           1,319,356
                                                                   -----------         -----------

COMMITMENTS AND CONTINGENCIES (Note 15).....................                --                  --

SHAREHOLDERS' EQUITY (Note 16)
  Common stock..............................................       162,160,594         310,450,611
  Other reserves............................................        22,216,931                  --
  Retained earnings.........................................        16,381,885           3,181,899
  Interim dividends.........................................       (12,653,607)                 --
  Net income (loss).........................................         9,243,282            (446,298)
                                                                   -----------         -----------
      Total shareholders' equity............................       197,349,085         313,186,212
                                                                   -----------         -----------
      Total liabilities and shareholders' equity............       502,918,471         642,313,232
                                                                   ===========         ===========

The accompanying notes form an integral part of these unaudited combined interim and interim financial statements.

                            HQI TRANSELEC CHILE S.A.

                          STATEMENTS OF INCOME (LOSS)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

                                                           TRANSMISSION BUSINESS
                                                                (COMBINED)            HQI TRANSELEC
                                                           ---------------------   -------------------
                                                            FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                              JAN. 1, 2000 TO        JAN. 1, 2001 TO
                                                               MAR. 31, 2000          MAR. 31, 2001
                                                           ---------------------   -------------------
                                                                   THCH$                  THCH$
OPERATING RESULTS
  Net sales..............................................       20,398,044              20,541,285
  Cost of sales..........................................       (8,225,003)             (5,697,294)
                                                                ----------             -----------
    Gross margin.........................................       12,173,041              14,843,991
  Selling and administrative expenses....................         (562,055)               (449,786)
                                                                ----------             -----------
    Operating income.....................................       11,610,986              14,394,205
                                                                ----------             -----------

NON-OPERATING RESULTS
  Interest income........................................          526,978                 345,304
  Non-operating income...................................          161,669                  11,229
  Amortization of goodwill...............................               --              (1,286,837)
  Interest expense.......................................       (5,683,239)             (7,302,476)
  Non-operating expenses.................................          (68,901)                (78,565)
  Price-level restatements (Note 3)......................        4,310,358              (6,231,914)
                                                                ----------             -----------
    Non-operating results................................         (753,135)            (14,543,259)
                                                                ----------             -----------
    Income before minority interest and income taxes.....       10,857,851                (149,054)
  Income taxes (Note 14a)................................       (1,614,569)               (297,244)
                                                                ----------             -----------
NET INCOME (LOSS)........................................        9,243,282                (446,298)
                                                                ==========             ===========

The accompanying notes form an integral part of these unaudited combined interim and interim financial statements.

                            HQI TRANSELEC CHILE S.A.

                            STATEMENTS OF CASH FLOWS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

                                                           TRANSMISSION BUSINESS
                                                                (COMBINED)            HQI TRANSELEC
                                                           ---------------------   -------------------
                                                            FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                              JAN. 1, 2000 TO        JAN. 1, 2001 TO
                                                               MAR. 31, 2000          MAR. 31, 2001
                                                           ---------------------   -------------------
                                                                   THCH$                  THCH$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)........................................        9,243,282               (446,298)
Charges (credits) to income that do not represent cash
  movements:
  Depreciation...........................................        5,719,015              3,613,728
  Amortization of intangibles............................           76,814                121,527
  Amortization of goodwill...............................               --              1,286,837
  Price-level restatements...............................       (4,310,359)             6,231,914
  Deferred income taxes..................................          697,701                297,044
  Other..................................................         (278,811)               117,437

Changes in assets:
  Trade accounts receivable..............................          231,698                165,266
  Accounts receivable from related companies.............       (7,419,597)                    --
  Recoverable taxes......................................               --             (1,763,371)
  Other current assets...................................         (266,494)              (213,849)

Changes in liabilities:
  Trade accounts payable.................................         (430,115)            (1,235,904)
  Accounts payable to related companies..................         (192,886)              (177,352)
  Accrued liabilities....................................       (1,533,751)              (428,578)
  Other current liabilities..............................          588,911                 14,829
                                                                ----------             ----------
    Net cash provided by operating activities............        2,125,408              7,583,230

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term financing.....................        6,459,314                     --
  Dividends paid.........................................       (2,933,081)                    --
  Repayments of long-term borrowings and capital lease
    obligations..........................................       (5,065,330)                    --
  Amounts due from Endesa for net cash flows from
    Injected Assets......................................         (753,778)                    --
                                                                ----------             ----------
    Net cash provided by financing activities............       (2,292,875)                    --
                                                                ==========             ==========

The accompanying notes form an integral part of these unaudited combined interim and interim financial statements.

                            HQI TRANSELEC CHILE S.A.

                            STATEMENTS OF CASH FLOWS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

                                                              TRANSMISSION BUSINESS
                                                                   (COMBINED)            HQI TRANSELEC
                                                              ---------------------   -------------------
                                                               FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                                 JAN. 1, 2000 TO        JAN. 1, 2001 TO
                                                                  MAR. 31, 2000          MAR. 31, 2001
                                                              ---------------------   -------------------
                                                                      THCH$                  THCH$
CASH FLOWS FROM INVESTING ACTIVITIES
  Collection of loans from related companies................              104                     --
                                                                   ----------             ----------
  Net cash (used in) provided by investing activities.......              104                     --
                                                                   ----------             ----------
EFFECT OF INFLATION ON CASH AND CASH EQUIVALENTS............           (1,907)               (15,822)
                                                                   ----------             ----------
NET DECREASE (INCREASE) IN CASH AND CASH EQUIVALENTS........         (169,270)             7,567,408
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD....          199,040             22,844,212
                                                                   ----------             ----------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD..........           29,770             30,411,620
                                                                   ==========             ==========

SUPPLEMENTARY CASH FLOW INFORMATION

CASH TRANSACTIONS
  Interest paid.............................................        5,335,176              7,473,454
  Income tax paid...........................................          779,563                409,920

NON-CASH TRANSACTIONS
  Notes payable incurred for the acquisition of Injected
    Assets..................................................       14,385,574                     --

The accompanying notes form an integral part of these unaudited combined interim and interim financial statements.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                              FINANCIAL STATEMENTS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    On January 18, 2001, HQI Transelec acquired from Inversiones HQI Chile, the Company's parent, 98,606 shares of Transelec, corresponding to 0.01% of the share capital leaving it with 100% of the shares of such company. This resulted in the merger of the two companies with HQI Transelec absorbing the assets, liabilities, rights and obligations of Transelec, which ceased to exist from that date. As a result, the unaudited interim financial statements at March 31, 2001 are of HQI Transelec Chile S.A. and have not been consolidated with any subsidiary.

    All significant accounting policies followed for the preparation of the unaudited combined interim and interim financial statements for the three-month periods ended March 31, 2000 and March 31, 2001 are described in Notes 2, 3 and 4 to the accompanying audited combined and consolidated financial statements for the years ended December 31, 1998, 1999 and 2000.

    A description of the major differences between Chilean and U.S. GAAP is included in Note 23 to the audited combined and consolidated financial statements for the years ended December 31, 1998, 1999 and 2000. No reconciliation to U.S.GAAP has been prepared for the three-month periods ended March 31, 2000 and 2001. However, the Company is not aware of any significant differences between Chilean and U.S.GAAP that are not already addressed in the reconciliation in Note 23 to the audited combined and consolidated financial statements for the years ended December 31, 1998, 1999 and 2000.

    Selected accounting policies necessary for the interpretation of these unaudited combined interim and interim financial statements are as follows:

a)  Price-level restatements

    i) Restatement for the effects of variations in purchasing power of the Chilean peso.

    In accordance with Chilean tax regulations and accounting practices, the restatements were calculated based on the official Consumer Price Index of the National Institute of Statistics, which was 3.7% for the period April 1, 2000 to March 31, 2001. See Note 3 to audited financial statements for the years ended December 31, 1998, 1999 and 2000 for more information.

    ii)  Assets and liabilities denominated in UFs

    Certain assets and liabilities are denominated in UFs. Each UF was equivalent to Ch$ 15,215.63 at March 31, 2000 and Ch$ 15,813.07 at March 31, 2001. Increases and decreases in UFs are recorded in income.

    iii) Assets and liabilities denominated in foreign currency

    Assets and liabilities in foreign currency included in the balance sheets and detailed in Note 11 have been translated into Chilean pesos at the Observed Exchange Rates determined by the Central Bank of Chile in effect at each period end (historical rates of Ch$ 502.22 per US$ 1 at March 31, 2000 and Ch$ 594.97 per US$ 1 at March 31, 2001). Transaction gains and losses are recorded in income.

b)  Property, plant and equipment

    Effective January 1, 2001 the company revised its accounting estimates of the useful lives of the main transmission assets of the company. These changes are detailed in Note 8 c.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 2--STATEMENT OF CASH FLOWS

    The balances of cash and cash equivalents were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Cash........................................................       29,770        103,276
    Time deposits (Note 4)......................................           --      5,869,555
    Marketable securities (money market funds) (Note 5).........           --      3,998,956
    Securities purchased under resale agreements (Note 7).......           --     20,439,833
                                                                   ----------    -----------
      Total.....................................................       29,770     30,411,620
                                                                   ==========    ===========

NOTE 3--PRICE-LEVEL RESTATEMENTS

    The price-level restatements for the three-month periods ended March 31, 2000 and 2001 were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Restatement of:
      Fixed and other assets....................................    4,296,471        649,483
      Exchange differences......................................    6,027,722    (11,483,932)
      (Losses) and gains on forward exchange contracts..........   (2,664,432)     4,931,821
      UF adjustments............................................   (1,141,814)       (24,773)
      Other liabilities.........................................     (292,951)        (2,525)
      Shareholders' equity......................................   (1,867,839)      (313,319)
                                                                   ----------    -----------
        Net result of restatement of assets and liabilities.....    4,357,157     (6,243,245)
        Income statement accounts...............................      (46,799)        11,331
                                                                   ----------    -----------
        Net price-level restatements............................    4,310,358     (6,231,914)
                                                                   ==========    ===========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 4--TIME DEPOSITS

    Time deposits were as follows:

                                                                          TRANSMISSION      HQI
                                                                            BUSINESS     TRANSELEC
                                                                          ------------   ----------
                                                                                AT MARCH 31,
                                                         CURRENCY OR      -------------------------
    FINANCIAL INSTITUTION                              INDEXATION UNITS       2000          2001
    ---------------------                              ----------------   ------------   ----------
                                                                             THCH$         THCH$
    Bank of America..................................  Nominal pesos              --        560,476
    Banco Corp Banca.................................  Nominal pesos              --          3,431
    Banco de Chile...................................  Nominal pesos              --          9,924
    Banco Security...................................  Nominal pesos              --          4,107
    Banco Credito e Inversiones......................  Nominal pesos              --      1,298,994
    Banco Santiago...................................  Nominal pesos              --        947,220
    Banco Bice.......................................  Nominal pesos              --          4,922
    ABN AMRO Bank....................................  Nominal pesos              --        781,088
    Dresdner Banque Nat.de Paris.....................  Nominal pesos              --      1,648,741
    Banco del Desarrollo.............................  Indexed pesos              --        610,652
                                                                             -------     ----------
      Total..........................................                             --      5,869,555
                                                                             =======     ==========

NOTE 5--MARKETABLE SECURITIES

    Marketable securities included investments in money market mutual funds as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
    FINANCIAL INSTITUTION                                             2000          2001
    ---------------------                                         ------------   -----------
                                                                     THCH$          THCH$
    Santander...................................................           --        583,370
    Citicorp....................................................           --        585,766
    Banedwards..................................................           --        585,060
    Sudamericano................................................           --        508,749
    BHIF........................................................           --        576,275
    BCI.........................................................           --        585,244
    Santiago....................................................           --        573,765
    Banchile....................................................           --            727
                                                                   ----------    -----------
      Total.....................................................           --      3,998,956
                                                                   ==========    ===========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 6--TRADE ACCOUNTS RECEIVABLE

    Trade accounts receivable were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Tolls and transmission charges--Endesa......................           --      6,289,897
    Tolls and transmission charges--other customers.............    1,904,017      1,245,735
    Services provided to other parties..........................      186,152        186,111
                                                                   ----------    -----------
      Total.....................................................    2,090,169      7,721,743
                                                                   ==========    ===========

NOTE 7--OTHER CURRENT ASSETS

    Other current assets were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
    FINANCIAL INSTITUTION                                             2000          2001
    ---------------------                                         ------------   -----------
                                                                     THCH$          THCH$
    Securities purchased under resell agreements................           --     20,439,833
    Inventories.................................................       78,737         34,983
    Miscellaneous receivables...................................      342,491        377,742
    Prepaid expenses............................................       83,972        485,453
    Other.......................................................       59,836         66,037
                                                                   ----------    -----------
      Total.....................................................      565,036     21,404,048
                                                                   ==========    ===========

NOTE 8--PROPERTY, PLANT AND EQUIPMENT

a) Depreciation for the three-month periods ended March 31, 2000 and 2001 amounted to ThCh$ 5,719,015 and ThCh$ 3,613,728, respectively. Depreciation is determined by the straight-line method based on the estimated useful lives of the price-level restated assets.

b) No interest expense was capitalized during the three-month periods ended March 31, 2000 and 2001.

c)  Change in estimate

    As described in Note 1, effective January 1, 2001, the Company changed its estimate of the useful lives of certain assets. Following the acquisition of Transelec by HQI Transelec an evaluation of the main transmission assets was performed in order to determine the reasonableness of the useful lives of such fixed assets. As a result, the useful lives of machinery and equipment were increased from between 10 and 35 years to 10 to 46 years. The effect of this change in estimate was to decrease depreciation expense for the three-month period ended March 31, 2001 period by ThCh$ 1,349,091.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 9--GOODWILL

    At October 23, 2000, goodwill of ThCh$ 120,697,614 arose as a result of the acquisition of Transelec as described in the Notes 2 and 11 of the audited combined and consolidated financial statements for the years ended December 31, 1998, 1999 and 2000.

    On January 18, 2001, when HQI Transelec absorbed Transelec, a deferred tax asset of ThCh$ 17,871,304 (historic pesos) arose due to a step-up of the tax values of certain assets of Transelec resulting from the merger. The effect of recording this asset was presented as a reduction of the goodwill that arose from the acquisition at October 23, 2000 (Note 14 c).

    At March 31, 2001, goodwill, net of accumulated amortization of ThCh$2,461,460, amounted to ThCh$ 100,485,548. The goodwill is being amortized over a term of twenty years.

NOTE 10--SHORT-TERM BANK LOANS

    At March 31, 2000, the Transmission Business had ThCh$ 29,169,158 in short-term loans and lines of credit denominated in Chilean pesos and UF. The weighted-average annual interest rate was approximately 7.9%.

    At March 31, 2001, HQI Transelec did not have any short-term bank loans or unused lines of credit.

NOTE 11--LIABILITIES IN FOREIGN CURRENCY

    Liabilities in foreign currency were presented in Chilean pesos at the respective exchange rates at the close of the period (see exchange rates in Note 1 a). These liabilities were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
    LIABILITIES                                                       2000          2001
    -----------                                                   ------------   -----------
                                                                     THCH$          THCH$
    Notes and accounts payable to related companies (a).........  110,147,078    318,656,694
    Other current liabilities...................................           --         27,422
    Other long-term liabilities.................................           --         68,452
                                                                  -----------    -----------
    Total liabilities...........................................  110,147,078    318,752,568
                                                                  ===========    ===========

a) At March 31, 2001, this item corresponds to US$ inter-company payables that arose from the acquisition of the injected assets and the extinguishment of the capital lease between the Company and Endesa, the Company's former parent, as described in Note 2 of the audited financial statements for the years ended December 31, 1998, 1999 and 2000. See Note 18 for information on the settlement of these inter-company amounts in April 2001.

    The Company had no significant assets denominated in foreign currency at March 31, 2000 and 2001.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 12--ACCRUED LIABILITIES

    Accrued liabilities were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Short-term
      Staff severance indemnities (a)...........................      103,117         39,017
      Accrued payroll and other benefits........................      227,356        218,803
      Accrued employee vacations................................      540,302        433,376
      Additional purchase price.................................           --        727,313
      Other accruals............................................      111,719         43,094
                                                                   ----------    -----------
        Total short-term........................................      982,494      1,461,603
                                                                   ==========    ===========
    Long-term
      Staff severance indemnities (a)...........................      987,990      1,216,115
                                                                   ----------    -----------
        Total long-term.........................................      987,990      1,216,115
                                                                   ==========    ===========

a) The charge to income for staff severance indemnities for the three-month periods ended March 31, 2000 and 2001, amounted to ThCh$ 35,936, and ThCh$ 20,434, respectively.

NOTE 13--OTHER CURRENT LIABILITIES

    Other current liabilities were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Miscellaneous creditors.....................................    2,460,599      1,500,633
    Employee benefit and tax withholdings.......................      508,990      1,459,333
    Value added tax.............................................      197,000             --
    Other.......................................................      103,596         21,150
                                                                   ----------    -----------
      Total.....................................................    3,270,185      2,981,116
                                                                   ==========    ===========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 14--INCOME TAXES AND DEFERRED INCOME TAXES

a)  The income tax provisions in the statements of income were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Current provision for income tax............................     (916,868)          (200)
    Deferred income taxes (1)...................................     (697,701)      (297,044)
                                                                   ----------    -----------
      Total.....................................................   (1,614,569)      (297,244)
                                                                   ==========    ===========

    (1) The deferred tax effects arising from the Company's taxable losses for the three-month period to March 31, 2001 were not recorded within the Company's "Ficha Estadistica Codificada Uniforme" ("FECU"), the quarterly reporting required under Chilean Law. The inclusion of this item has been to reduce the deferred tax charge for the three-months ended March 31, 2001 by ThCh$ 556,116.

b)  (Payable) and recoverable income taxes were as follows:

                                                                  TRANSMISSION       HQI
                                                                    BUSINESS      TRANSELEC
                                                                  ------------   -----------
                                                                         AT MARCH 31,
                                                                  --------------------------
                                                                      2000          2001
                                                                  ------------   -----------
                                                                     THCH$          THCH$
    Provisional monthly income tax prepayments..................    3,446,866      2,388,499
    Income tax provision........................................   (3,321,008)      (530,721)
    Other.......................................................           --          7,729
                                                                   ----------    -----------
      Net recoverable taxes.....................................      125,858      1,865,507
                                                                   ==========    ===========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 14--INCOME TAXES AND DEFERRED INCOME TAXES (CONTINUED)
c)  Deferred income taxes

    Effective January 1, 2000, the Company began applying Technical Bulletin No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. Deferred income tax balances at March 31, 2001 were as follows:

                                                        DEFERRED ASSETS      DEFERRED LIABILITIES
                                                     ---------------------   ---------------------
    TEMPORARY DIFFERENCES                            CURRENT    LONG-TERM    CURRENT    LONG-TERM
    ---------------------                            --------   ----------   --------   ----------
                                                      THCH$       THCH$       THCH$       THCH$
    Property, plant and equipment (formerly leased
      assets)......................................        --           --        --     2,559,347
    Accelerated depreciation.......................        --           --        --       840,543
    Accrued employee severance benefits............        --           --        --       123,886
    Accrued employee vacations.....................    64,945           --        --            --
    Step-up in tax basis of absorbed assets (1)....        --   17,763,400        --            --
    Tax losses carried forward (2).................        --      556,116        --            --
    Other..........................................        --           --   407,240            --
                                                     --------   ----------   -------    ----------
      Sub total....................................    64,945   18,319,516   407,240     3,523,776
    Contra asset for long-term deferred income
      taxes payable (3)............................        --           --        --    (1,622,387)
                                                     --------   ----------   -------    ----------
    Total..........................................    64,945   18,319,516   407,240     1,901,389
                                                     ========   ==========   =======    ==========

    Deferred income tax balances at March 31, 2000 were as follows:

                                                          DEFERRED ASSETS      DEFERRED LIABILITIES
                                                       ---------------------   ---------------------
      TEMPORARY DIFFERENCES                            CURRENT    LONG-TERM    CURRENT    LONG-TERM
      ---------------------                            --------   ----------   --------   ----------
                                                        THCH$       THCH$       THCH$       THCH$
      Leased property, plant and equipment...........        --           --        --     2,303,405
      Accelerated depreciation.......................        --           --        --       554,755
      Accrued employee severance benefits............        --           --        --       101,425
      Accrued employee vacations.....................    81,235           --        --            --
      Other accruals.................................   833,566           --        --            --
                                                       --------   ----------   -------    ----------
        Sub total....................................   914,801           --        --     2,959,585
      Contra asset for long-term deferred income
        taxes payable................................  (340,330)          --        --    (1,687,413)
                                                       --------   ----------   -------    ----------
        Total........................................   574,471           --        --     1,272,172
                                                       ========   ==========   =======    ==========

    ----------------------------

    (1) On January 18, 2001, HQI Transelec acquired from Inversiones HQI Chile, the Company's parent, 98,606 shares of Transelec, corresponding to 0.01% of the share capital leaving it with 100% of the shares of such company. This resulted in the merger of the two companies with HQI

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 14--INCOME TAXES AND DEFERRED INCOME TAXES (CONTINUED)
       Transelec absorbing the assets, liabilities, rights and obligations of Transelec, which ceased to exist from that date.

        Under Chilean tax law when HQI Transelec absorbed Transelec there was a step-up in the tax values of certain assets of Transelec. This step-up gave rise to a deferred tax asset of ThCh$17,871,304; the effect of recording this asset was presented as a reduction of the goodwill that arose from the acquisition at October 23, 2000 (Note 9). At March 31, 2001, this deferred tax asset totaled at ThCh$ 17,763,400.

    (2) The deferred tax effects arising from the Company's taxable losses for the three-month period to March 31, 2001 was not recorded within the Company's "Ficha Estadistica Codificada Uniforme" (or "FECU"), the quarterly reporting required under Chilean Law.

    (3) The unamortized contra account corresponds to the accumulated effect of deferred income taxes that were not recorded until January 1, 2001 when Technical Bulletin No. 60 was adopted. These contra accounts are amortized over the weighted average terms of reversal of the corresponding temporary differences.

NOTE 15--COMMITMENTS AND CONTINGENCIES

a)  Direct commitments

    At March 31, 2001, the Company had received performance guarantees of ThCh$ 638,254 to cover services rendered by third parties. At March 31, 2000 similar guarantees totaled ThCh$746,790.

b)  Contingencies

    The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings, claims and litigation will not materially affect the Company's combined financial position, operating results or cash flows.

c)  Commitments for future expenditures

    On October 23, 2000, the Company signed an agreement concerning future capital expenditures with Endesa whereby the Company is committed to making certain capital expenditures and expansions of transmission capacity. At that date, the total expenditure was estimated at an amount of US$
    193 million through 2005. Subsequently, the total capital expenditure relating to this agreement has been revised and is expected to amount to US$ 271 million over the same period.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 16--CHANGES IN SHAREHOLDERS' EQUITY

a) Changes in capital and reserve accounts for the periods from January 1, 2000 to March 31, 2000 and from January 1, 2001 to March 31, 2001 were as follows (in historical amounts, with restatement of final balances at each date for comparative purposes):

                                    NUMBER OF       COMMON        OTHER       RETAINED                    INTERIM        TOTAL
TRANSMISSION BUSINESS             SHARES ISSUED      STOCK       RESERVES     EARNINGS    NET INCOME     DIVIDENDS      EQUITY
---------------------             -------------   -----------   ----------   ----------   -----------   -----------   -----------
                                                     THCH$        THCH$        THCH$         THCH$         THCH$         THCH$
Balances at December 31, 1999
  (historical)..................   986,065,128    154,840,543   21,214,044       74,613    15,562,734   (12,082,415)  179,609,519
Allocation of net income........            --             --           --   15,562,734   (15,562,734)           --            --
Price-level restatements of
  equity........................            --      1,548,405      212,140      156,373            --      (120,824)    1,796,095
Net income for the period.......            --             --           --           --     8,909,915            --     8,909,915
                                   -----------    -----------   ----------   ----------   -----------   -----------   -----------
Balances at March 31, 2000
  (historical)..................   986,065,128    156,388,948   21,426,184   15,793,720     8,909,915   (12,203,239)  190,315,529
                                   ===========    ===========   ==========   ==========   ===========   ===========   ===========
Balances at March 31, 2000
  restated to constant pesos of
  March 31, 2001................                  162,160,594   22,216,931   16,381,885     9,243,282   (12,653,607)  197,349,085
                                                  ===========   ==========   ==========   ===========   ===========   ===========

                                    NUMBER OF       COMMON        OTHER       RETAINED                    INTERIM        TOTAL
HQI TRANSELEC                     SHARES ISSUED      STOCK       RESERVES     EARNINGS    NET INCOME     DIVIDENDS      EQUITY
-------------                     -------------   -----------   ----------   ----------   -----------   -----------   -----------
                                                     THCH$        THCH$        THCH$         THCH$         THCH$         THCH$
Balances at December 31, 2000
  (historical)..................     1,000,000    310,140,471           --           --     3,178,720            --   313,319,191
Allocation of net income........            --             --           --    3,178,720    (3,178,720)           --            --
Price-level restatements of
  equity........................            --        310,140           --        3,179            --            --       313,319
Net loss for the period.........            --             --           --           --      (446,298)           --      (446,298)
                                   -----------    -----------   ----------   ----------   -----------   -----------   -----------
Balances at March 31, 2001......     1,000,000    310,450,611           --    3,181,899      (446,298)           --   313,186,212
                                   ===========    ===========   ==========   ==========   ===========   ===========   ===========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 17--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES

a) Notes and accounts receivable balances with related parties at March 31, 2000 and 2001 were as follows:

                                                                             TRANSMISSION      HQI
                                                                               BUSINESS     TRANSELEC
                                                                             ------------   ---------
                                                                                   AT MARCH 31,
                                                                             ------------------------
       NAME                                           RELATIONSHIP               2000         2001
       ----                                    ---------------------------   ------------   ---------
                                                                                THCH$         THCH$
       Short-term

       Hydro-Quebec (1)......................  Ultimate parent                        --    2,822,986
       Endesa................................  Former parent                  52,610,667           --
       Ingendesa S.A.........................  Subsidiary of former parent           747           --
       Empresa Electrica Pangue S.A..........  Subsidiary of former parent     2,960,012           --
       Empresa Electrica Pehuenche S.A.......  Subsidiary of former parent     7,416,044           --
       Compania Electrica San Isidro S.A.....  Subsidiary of former parent        66,197           --
       Compania Electrica Tarapaca S.A.......  Subsidiary of former parent         2,912           --
       Autopista de sol S.A..................  Subsidiary of former parent           294           --
       Compania Electrica Tal-tal Ltda.......  Subsidiary of former parent        64,798           --
                                                                              ----------    ---------
         Total...............................                                 63,121,671    2,822,986
                                                                              ==========    =========
       Long-term

       Endesa................................  Former parent                     784,038           --
                                                                              ----------    ---------
         Total...............................                                    784,038           --
                                                                              ==========    =========

------------------------

    1) In order to hedge its exposure to fluctuations in the US dollar exchange rate, HQI Transelec has entered into the following forward contracts with HQ, the Company's ultimate parent:

                                                                    PURCHASE                   SALE
                               PURCHASE        MATURITY      ----------------------   ----------------------      NET
      INSTITUTION                DATE            DATE        CURRENCY     AMOUNT      CURRENCY     AMOUNT      DIFFERENCE
      -----------            ------------   --------------   --------   -----------   --------   -----------   ----------
                                                                           THCH$                    THCH$        THCH$
      Hydro-Quebec.........  Dec. 1, 2000   April 06, 2001     US$       11,899,400      UF       11,670,455      228,945
      Hydro-Quebec.........  Dec. 1, 2000   April 16, 2001     US$       35,698,200      UF       35,015,811      682,389
      Hydro-Quebec.........  Dec. 1, 2000   April 18, 2001     US$       11,899,400      UF       11,672,678      226,722
      Hydro-Quebec.........  Dec. 1, 2000   April 19, 2001     US$       11,899,400      UF       11,672,863      226,537
      Hydro-Quebec.........  Dec. 1, 2000   April 20, 2001     US$        5,949,700      UF        5,836,524      113,176
      Hydro-Quebec.........  Dec. 1, 2000   April 25, 2001     US$       11,899,400      UF       11,673,970      225,430
      Hydro-Quebec.........  Dec. 1, 2000   April 27, 2001     US$        5,949,700      UF        5,837,171      112,529
      Hydro-Quebec.........  Dec. 1, 2000   April 30, 2001     US$       11,899,400      UF       11,674,522      224,878
      Hydro-Quebec.........  Dec. 1, 2000   May 4, 2001        US$       11,899,400      UF       11,675,625      223,775
      Hydro-Quebec.........  Dec. 1, 2000   May 7, 2001        US$       23,798,800      UF       23,351,621      447,179
      Hydro-Quebec.........  Dec. 1, 2000   May 9, 2001        US$        5,949,700      UF        5,838,274      111,426
                                                                        -----------              -----------   ----------
        Total..............                                             148,742,500              145,919,514    2,822,986
                                                                        ===========              ===========   ==========

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 17--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
b) Notes and accounts payable balances with related parties at at March 31, 2000 and 2001, were as follows:

                                                                           TRANSMISSION       HQI
                                                                             BUSINESS      TRANSELEC
                                                                           ------------   -----------
                                                                                  AT MARCH 31,
                                                                           --------------------------
       NAME                                         RELATIONSHIP               2000          2001
       ----                                  ---------------------------   ------------   -----------
                                                                              THCH$          THCH$
       Short-term

       Endesa (1)..........................  Former parent                  26,044,303             --
       Enigesa S.A.........................  Subsidiary of former parent         5,408             --
       Ingendesa S.A.......................  Subsidiary of former parent        12,129             --
       Empresa Electrica Pehuenche S.A.....  Subsidiary of former parent       631,092             --
       Empresa Electrica Pangue S.A........  Subsidiary of former parent       132,894             --
       Compania Electrica San Isidro
         S.A...............................  Subsidiary of former parent        (4,669)            --
       Inversiones HQI Chile (2)...........  Parent                                 --    321,479,680
                                                                            ----------    -----------
         Total.............................                                 26,821,157    321,479,680
                                                                            ==========    ===========

       Long-term

       Endesa (3)..........................  Former parent                241,383,175            --
                                                                          ===========   ===========
         Total.............................                               241,383,175            --
                                                                          ===========   ===========

------------------------

    1) Included within these amounts are net payables of ThCh$2,034,148 on the forward foreign currency contracts used to hedge the Transmission Business's long-term exchange rate position denominated in US dollars (Note 11). The forward foreign currency contracts entered into by Endesa on behalf of the Transmission Business were summarized as follows:

                                                                          AT MARCH 31, 2000
                                                                     ---------------------------
                                                                     US$ RECEIVABLE   UF PAYABLE
                                                                     --------------   ----------
       American Express Bank Ltda..................................    23,000,000       821,143
       BBV Banco BHIF..............................................     1,000,000        35,683
       Bank of America.............................................    20,000,000       724,394
                                                                       ----------     ---------
         Total.....................................................    44,000,000     1,581,220
                                                                       ==========     =========

    2) The account payable to Inversiones HQI Chile corresponds to a short-term note payable used to pay for the purchase of the Injected Assets, to extinguish certain liabilities outstanding at October 23, 2001 with Endesa (the parent company at that time), as well as the extinguishment of the Capital Lease (see Note 2 in the Audited Financial Statements for the years ended December 31, 1998, 1999 and 2000) This note payable was denominated in US dollars and accrued interest at Libor (30 days) plus 3.5%. Accrued interest at March 31, 2001 totaled

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 17--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
       ThCh$969,514. See Note 18 for information regarding the extinguishment of these short-term payables in April 2001.

    3)  The long-term payable to Endesa at March 31, 2000 corresponded to:

       --  Capital lease obligation in the amount of ThCh$143,807,903.

       -- Note payable attributable to the financing of the Injected Assets in the amount of ThCh$71,809,619. The note payable was denominated in UF and US$ and accrued interest at 7.8%. Interest was payable on a semi-annual basis and principal was payable at maturity in July 2007

       -- Note payable for the purchase of the Charrua Ancoa line and other structural assets in the amount of ThCh$25,723,256 and ThCh$42,397 for UF readjustment. The note payable was denominated in UF and US$ and accrued interest at 7.8%.

       Long-term payables due to Endesa were repaid in connection with the acquisition of the Transmission Business on October 23, 2000 as disclosed in Note 2 to the audited financial statements for the years ended December 31, 1998, 1999 and 2000.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 17--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
c)  Effects on results of significant transactions

    The following transactions with related companies produced significant effects on the results of the Company:

                                                                                               TRANSMISSION      HQI
                                                                                                 BUSINESS     TRANSELEC
                                                                                               ------------   ---------
                                                                                                     AT MARCH 31,
                                                                                               ------------------------
   COMPANY                             RELATIONSHIP                    TRANSACTION                 2000         2001
   -------                      ---------------------------   ------------------------------   ------------   ---------
                                                                                                  THCH$         THCH$
   Endesa.....................  Former parent                 Tolls and transmission charges    11,199,578           --
                                                              Other services                       371,533           --
                                                              Services received                    (90,470)          --
                                                              Interest income (1)                  499,893           --
                                                              Interest expense (2)              (1,718,971)          --
   Endesa Inversiones
     Generales S.A............  Former shareholder            Services received                     38,967           --
   Ingendesa S.A..............  Subsidiary of former parent   Other services                         1,106           --
                                                              Services received                    (25,176)          --
   Empresa Electrica Pangue
     S.A......................  Subsidiary of former parent   Tolls and transmission charges     1,840,848           --
                                                              Other services                         1,991           --
   Empresa Electrica Pehuenche
     S.A......................  Subsidiary of former parent   Tolls and transmission charges     3,115,594           --
                                                              Other services                        10,577           --
   Compania Electrica San
     Isidro S.A...............  Subsidiary of former parent   Tolls and transmission charges        22,903           --
                                                              Other services                         1,483           --
   Compania Electrica Tarapaca
     S.A......................  Subsidiary of former parent   Other services                         9,654           --
   Inversiones HQI Chile
     Holding Limitada.........  Parent                        Interest expense                          --    7,302,476
   Hydro-Quebec...............  Ultimate parent company       Gain on forward contracts                 --    2,822,986

------------------------------

(1) Relates to interest earned on inter-company current account during the period

(2) Relates to interest charged on inter-company loans relating to staff loans and purchase of fixed assets

NOTE 18--SUBSEQUENT EVENTS

(a) On June 29, 2001, the arbitration proceedings for the determination of the difference in net equity related to the purchase price for acquisition of Transelec were concluded. The arbitrator ruled that the Company must pay an additional amount of ThCh$ 1,968,869 for the purchase of Transelec. This amount is in addition to the minimum additional payment recorded in the financial statements at December 31, 2000, see Note 18 (c) of the audited combined and consolidated financial statements for the years ended
    December 31, 1998, 1999 and 2000. The additional payment will be recorded in goodwill and amortized over its remaining useful life, see Note 9.

                            HQI TRANSELEC CHILE S.A.

              NOTES TO THE UNAUDITED COMBINED INTERIM AND INTERIM
                        FINANCIAL STATEMENTS (CONTINUED)

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                    CONSTANT CHILEAN PESOS OF MARCH 31, 2001

NOTE 18--SUBSEQUENT EVENTS (CONTINUED)
(b) In April 2001, the Company completed the issuance and sale of international notes and Chilean bonds.

    (i) The international notes issued in the United States and Luxembourg raised ThUS$ 465,000 and will mature on April 15, 2011. The notes bear an interest rate of 7 7/8% with interest being paid semi-annually on April 15 and October 15 of each year; the notes began accruing interest as from April 17, 2001.

    (ii) Two series of Chilean bonds were issued raising a total of UF 9,200,000. Both series bear interest at a rate of 6.2% with interest being paid semi-annually on March 1 and September 1. Series A bonds, which raised UF 6,000,000, mature on March 1, 2007 and Series B bonds, pertaining to the remaining UF 3,200,000, mature on March 1, 2022. Both series of bonds began accruing interest retroactively as from March 1, 2001, although the bonds were not issued until April 2001.

       The interest expense between March 1, 2000 and the date of issue of the bonds has been included in the debt issuance costs that are being amortized using an interest rate methodology over the respective periods of the bonds.

(c) With the proceeds from the issuance of the international notes and Chilean bonds, on April 17, 2001, the Company repaid the inter-company loan payable to Inversiones HQI Chile, the Company's parent. Then on April 25, 2001, the Company had an inter-company loan receivable of ThUS$ 168,854 to Inversiones HQI Chile at an interest rate of 7 7/8%, repayable on demand.

(d) Following the repayment of the inter-company loans payable, the non-deliverable forward exchange contracts (Note 17 a) were terminated. The Company has not entered into any futher hedging contracts and is in the process of determining its strategy for hedging currency risk.

PriceWaterhouseCoopers

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of HQI Transelec Chile S.A.

    We have audited the accompanying consolidated balance sheet of HQI Transelec Chile S.A. and subsidiary (the "Company") as of December 31, 2000 and the related consolidated statements of income and of cash flows for the period from October 23, 2000 to December 31, 2000 all expressed in constant Chilean pesos of December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in both Chile and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also involves assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HQI Transelec Chile S.A. and subsidiary as of December 31, 2000 and the results of their operations and their cash flows for the period from October 23, 2000 to December 31, 2000 in accordance with accounting principles generally accepted in Chile.

    Accounting principles generally accepted in Chile vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income expressed in constant Chilean pesos of December 31, 2000 for the period from October 23, 2000 to December 31, 2000 and the determination of consolidated shareholders' equity as of December 31, 2000 also expressed in constant Chilean pesos of December 31, 2000 to the extent summarized in Note 23 to the consolidated financial statements.

                                                /s/ PriceWaterhouseCoopers

Santiago, Chile
March 13, 2001

PriceWaterhouseCoopers

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of HQI Transelec Chile S.A.

    We have audited the accompanying combined statements of income and of cash flows for the Transmission Business (as defined in Note 1 to the consolidated and combined financial statements), acquired by HQI Transelec Chile S.A. from Empresa Nacional de Electricidad S.A., for the period from January 1, 2000 to October 22, 2000, all expressed in constant Chilean pesos of December 31, 2000. These financial statements are the responsibility of HQI Transelec Chile S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the carved-out financial statements of the Injected Assets (as defined in Note 1 to the consolidated and combined financial statements) for the period from January 1, 2000 to October 22, 2000, which statements reflect total revenues constituting 18% of the related combined total revenues for that period. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Injected Assets, is based solely on the report of other auditors.

    We conducted our audit in accordance with auditing standards generally accepted in both Chile and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also involves assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the results of operations and of cash flows of the Transmission Business for the period from January 1, 2000 to October 22, 2000 in accordance with accounting principles generally accepted in Chile.

    Accounting principles generally accepted in Chile vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of combined net income expressed in constant Chilean pesos of December 31, 2000 for the period from January 1, 2000 to October 22, 2000 to the extent summarized in
Note 23 to the combined financial statements.

                                                /s/ PriceWaterhouseCoopers

Santiago, Chile
March 13, 2001

[Letterhead of Deloitte & Touche]

                                                               Deloitte & Touche

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of HQI Transelec Chile S.A.

    We have audited the accompanying combined balance sheet of the Transmission Business (as defined in Note 1 to the combined financial statements) as of December 31, 1999, and the related combined statements of income and cash flows for each of the two years in the period ended December 31, 1999, all expressed in constant Chilean pesos of December 31, 2000. These financial statements are the responsibility of the HQI Transelec Chile S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in Chile and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Transmission Business as of December 31, 1999, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in Chile.

    Accounting principles generally accepted in Chile vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for the year ended December 31, 1999 and the determination of shareholders' equity as of December 31, 1999, expressed in constant Chilean pesos of December 31, 2000, to the extent summarized in
Note 23 to the combined financial statements.

/s/ Deloitte & Touche

March 13, 2001

Deloitte Touche Tohomatsu

[Letterhead of Deloitte & Touche Chile]

                                                                Deloitte & Touch

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of HQI Transelec Chile S.A.

We have audited the statement of net liabilities of the Injected Assets of Empresa Nacional de Electricidad S.A. and subsidiaries ("Endesa") as of October 22, 2000, and the related statements of operations and cash flows for the period from January 1, 2000 to October 22, 2000 (not presented separately herein), all expressed in constant Chilean pesos of December 31, 2000. These financial statements are the responsibility of HQI Transelec Chile S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Chile and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Injected Assets of Endesa as of October 22, 2000, and the results of its operations and its cash flows for the period from January 1, 2000 to October 22, 2000, in conformity with accounting principles generally accepted in Chile.

Accounting principles generally accepted in Chile vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for the year ended December 31, 1999 and the determination of shareholders' equity as of December 31, 1999, expressed in constant Chilean pesos of December 31, 2000, to the extent summarized in Note 9 to the financial statements.

March 13, 2001

Deloitte & Touche

Deloitte & Touche Tohmatsu

                            HQI TRANSELEC CHILE S.A.

                                 BALANCE SHEETS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF

                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                              TRANSMISSION BUSINESS   HQI TRANSELEC
                                                                   (COMBINED)         (CONSOLIDATED)
                                                              ---------------------   --------------
                                                                         AT DECEMBER 31,
                                                              --------------------------------------
                                                                      1999                 2000
                                                              ---------------------   --------------
                                                                      THCH$               THCH$
ASSETS
CURRENT ASSETS
  Cash......................................................           198,970              87,839
  Time deposits (Note 6)....................................                --          18,472,475
  Marketable securities (Note 7)............................                --           1,958,751
  Trade accounts receivable (Note 8)........................         2,189,205           7,879,130
  Notes and accounts receivable from related companies (Note
  20).......................................................        55,294,019                  --
  Recoverable taxes (Note 16)...............................                --             102,034
  Deferred income taxes (Note 16)...........................                --             392,140
  Other current assets (Note 9).............................         1,922,163           3,221,448
                                                                   -----------         -----------
      Total current assets..................................        59,604,357          32,113,817
                                                                   -----------         -----------
PROPERTY, PLANT AND EQUIPMENT (Note 10)
  Land......................................................         4,102,658           5,221,398
  Buildings and infrastructure..............................       124,844,874         262,222,124
  Machinery and equipment...................................       147,365,059         215,959,508
  Technical revaluation.....................................        20,633,748          19,673,363
  Other fixed assets........................................       196,623,381           1,884,531
                                                                   -----------         -----------
      Subtotal..............................................       493,569,720         504,960,924
  Accumulated depreciation..................................       (78,346,290)        (42,678,856)
                                                                   -----------         -----------
      Total property, plant and equipment, net..............       415,223,430         462,282,068
                                                                   -----------         -----------
OTHER ASSETS
  Goodwill, net of accumulated amortization of
  ThCh$1,173,449 (Note 11)..................................                --         119,524,165
  Notes and accounts receivable from related companies (Note
  20).......................................................           783,865                  --
  Intangibles, net of accumulated amortization of
  ThCh$542,763 and ThCh$944,666, respectively...............        11,484,634          21,512,966
  Other.....................................................           272,030             671,454
                                                                   -----------         -----------
      Total other assets....................................        12,540,529         141,708,585
                                                                   -----------         -----------
      Total assets..........................................       487,368,316         636,104,470
                                                                   ===========         ===========

The accompanying notes form an integral part of these consolidated and combined financial statements.

                            HQI TRANSELEC CHILE S.A.

                                 BALANCE SHEETS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF

                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                              TRANSMISSION BUSINESS   HQI TRANSELEC
                                                                   (COMBINED)         (CONSOLIDATED)
                                                              ---------------------   --------------
                                                                         AT DECEMBER 31,
                                                              --------------------------------------
                                                                      1999                 2000
                                                              ---------------------   --------------
                                                                      THCH$               THCH$
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term bank loans (Note 12)...........................        22,988,544                  --
  Dividends payable.........................................         2,932,045                  --
  Trade accounts payable....................................         2,054,114           2,776,098
  Notes and accounts payable to related companies (Note
  20).......................................................        24,742,399         312,232,302
  Accrued liabilities (Note 14).............................         2,216,177           1,658,844
  Income taxes (Note 16)....................................           913,783                  --
  Other current liabilities (Note 15).......................         3,240,406           2,914,069
                                                                   -----------         -----------
    Total current liabilities...............................        59,087,468         319,581,313
                                                                   -----------         -----------

LONG-TERM LIABILITIES
  Notes and accounts payable to related companies (Note
  20).......................................................       238,994,916                  --
  Accrued liabilities (Note 14).............................         1,177,622           1,193,157
  Deferred income taxes (Note 16)...........................                --           1,890,568
  Other long-term liabilities...............................            57,143             100,788
                                                                   -----------         -----------
    Total long-term liabilities.............................       240,229,681           3,184,513
                                                                   -----------         -----------

COMMITMENTS AND CONTINGENCIES (Note 18)

MINORITY INTEREST...........................................                --              19,453

SHAREHOLDERS' EQUITY (Note 17)
  Common stock..............................................       162,118,049         310,140,471
  Other reserves............................................        22,211,104                  --
  Retained earnings.........................................            78,120                  --
  Interim dividends.........................................       (12,650,289)                 --
  Net income................................................        16,294,183           3,178,720
                                                                   -----------         -----------
    Total shareholders' equity..............................       188,051,167         313,319,191
                                                                   -----------         -----------
    Total liabilities and shareholders' equity..............       487,368,316         636,104,470
                                                                   ===========         ===========

The accompanying notes form an integral part of these consolidated and combined financial statements.

                            HQI TRANSELEC CHILE S.A.

                              STATEMENTS OF INCOME

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF

                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                        TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                             (COMBINED)                       (CONSOLIDATED)
                                           -----------------------------------------------   ----------------
                                                FOR THE YEARS ENDED               FOR THE PERIODS FROM
                                           -----------------------------   ----------------------------------
                                                                           JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                           DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                           -------------   -------------   ---------------   ----------------
                                               THCH$           THCH$            THCH$             THCH$
OPERATING RESULTS
  Net sales..............................    85,210,257      81,969,999       66,524,626         16,982,155
  Cost of sales..........................   (43,223,596)    (33,063,329)     (25,898,797)        (5,558,800)
                                            -----------     -----------      -----------        -----------
    Gross margin.........................    41,986,661      48,906,670       40,625,829         11,423,355
  Selling and administrative expenses....    (2,317,700)     (1,812,740)      (1,591,606)          (233,004)
                                            -----------     -----------      -----------        -----------
    Operating income.....................    39,668,961      47,093,930       39,034,223         11,190,351
                                            -----------     -----------      -----------        -----------

NON-OPERATING RESULTS
  Interest income........................     2,307,658       1,731,049        2,629,618            406,668
  Non-operating income (Note 21).........       533,821       2,452,840        2,490,066             25,147
  Amortization of goodwill...............            --              --               --         (1,173,449)
  Interest expense.......................   (15,114,858)    (20,810,482)     (19,026,155)        (5,541,079)
  Non-operating expenses (Note 22).......      (630,095)     (3,619,460)        (664,630)          (127,561)
  Price-level restatements (Note 5)......    (1,526,715)     (8,127,251)      (6,255,129)          (922,451)
                                            -----------     -----------      -----------        -----------
      Non-operating results..............   (14,430,189)    (28,373,304)     (20,826,230)        (7,332,725)
                                            -----------     -----------      -----------        -----------
  Income before minority interest and
  income   taxes.........................    25,238,772      18,720,626       18,207,993          3,857,626
  Minority interest......................            --              --               --               (393)
  Income taxes (Note 16).................    (2,945,411)     (2,426,443)      (2,691,775)          (678,513)
                                            -----------     -----------      -----------        -----------
NET INCOME...............................    22,293,361      16,294,183       15,516,218          3,178,720
                                            ===========     ===========      ===========        ===========

The accompanying notes form an integral part of these consolidated and combined financial statements.

                            HQI TRANSELEC CHILE S.A.

                            STATEMENTS OF CASH FLOWS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF

                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                             TRANSMISSION BUSINESS                HQI TRANSELEC
                                                                  (COMBINED)                      (CONSOLIDATED)
                                                 ---------------------------------------------   ----------------
                                                     FOR THE YEARS ENDED,             FOR THE PERIODS FROM,
                                                 -----------------------------   --------------------------------
                                                                                 JAN.1,2000 TO   OCT. 23, 2000 TO
                                                 DEC. 31, 1998   DEC. 31, 1999   OCT. 22, 2000    DEC. 31, 2000
                                                 -------------   -------------   -------------   ----------------
                                                     THCH$           THCH$           THCH$            THCH$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.....................................    22,293,361      16,294,183      15,516,218         3,178,720
Charges (credits) to income that do not
  represent
  cash movements:
  Depreciation of property, plant and
    equipment..................................    11,956,914      18,029,340      18,218,387         3,645,517
  Impairment of property, plant and
    equipment..................................            --       2,816,430              --                --
  Obsolescence of inventory....................            --         671,297              --                --
  Net loss on sale of property, plant and
    equipment..................................            --              --         119,298                --
  Gain of sale of inventory....................      (389,320)       (367,434)             --                --
  Amortization of intangibles..................       268,527         281,040         288,599           112,729
  Amortization of goodwill.....................            --              --              --         1,173,449
  Provision for arbitration relating to
    transmission tariffs and related
    settlement.................................     2,097,326              --      (2,097,326)               --
  Price-level restatements.....................     1,526,715       8,127,251       6,255,129           922,451
  Minority interest............................            --              --              --               393
  Deferred income taxes........................            --              --       1,735,385          (237,407)
  Other........................................       (51,698)       (181,159)     (1,427,760)          (66,181)
Changes in assets:
  Trade accounts receivable....................    (7,971,661)      6,946,531      (2,022,479)       (5,244,762)
  Accounts receivable from related companies...    (5,547,962)     (2,958,497)     (7,819,288)               --
  Recoverable taxes............................            --              --         385,936           644,675
  Other current assets.........................        78,967        (804,029)        177,127            95,343
Changes in liabilities:
  Dividends payable............................    (1,374,249)             --              --                --
  Trade accounts payable.......................       407,214         943,793        (951,205)          890,795
  Accounts payable to related companies........    (1,935,080)      2,352,101       4,135,628                --
  Accrued liabilities..........................       838,064         922,321        (274,433)         (295,728)
  Other current liabilities....................      (159,053)        621,157      (1,951,297)         (121,843)
                                                  -----------     -----------     -----------       -----------
Net cash provided by operating activities......    22,038,065      53,694,325      30,287,919         4,698,151
                                                  -----------     -----------     -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital increase...............................        15,013              --              --            30,952
Proceeds from short-term financing.............            --      22,988,544       9,050,429                --
Payments of loans..............................            --              --     (34,487,478)               --
Dividends paid.................................   (13,011,532)    (25,157,949)    (14,668,803)               --
Long-term borrowings from related companies....     8,097,459              --              --                --
Repayments of long-term borrowings and capital
  lease obligation to related companies........    (7,404,717)    (20,103,804)    (22,563,290)               --
                                                  -----------     -----------     -----------       -----------
Net cash (used in) provided by financing
  activities...................................   (12,303,777)    (22,273,209)    (62,669,142)           30,952
                                                  -----------     -----------     -----------       -----------

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF

                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

                                                              TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                                   (COMBINED)                       (CONSOLIDATED)
                                                 -----------------------------------------------   ----------------
                                                     FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                                 -----------------------------   ----------------------------------
                                                                                 JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                 DEC. 31, 1998   DEC. 31, 1999    OCT.22, 2000       DEC.31,2000
                                                 -------------   -------------   ---------------   ----------------
                                                     THCH$           THCH$            THCH$             THCH$
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiary.......................            --              --               --       (310,572,519)
Collection of loans from related companies.....     1,559,123         105,309       33,282,848              4,480
Additions to long-term notes receivable from
  related companies............................            --     (27,881,253)              --                 --
Acquisitions of property, plant and
  equipment....................................   (11,333,568)     (3,343,388)      (2,953,903)        (1,259,474)
Proceeds from the sale of property, plant and
  equipment....................................            --          60,767        2,081,705                 --
Other..........................................            --         (36,025)              --                 --
                                                  -----------     -----------      -----------       ------------
Net cash (used in) provided by investing
  activities...................................    (9,774,445)    (31,094,590)      32,410,650       (311,827,513)
                                                  -----------     -----------      -----------       ------------

EFFECT OF INFLATION ON CASH AND CASH
  EQUIVALENTS..................................      (100,595)       (144,802)        (116,170)           697,635
                                                  -----------     -----------      -----------       ------------

NET DECREASE (INCREASE) IN CASH AND CASH
  EQUIVALENTS..................................      (140,752)        181,724          (86,743)      (306,400,775)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF
  THE PERIOD...................................       157,998          17,246          198,970        329,222,166
                                                  -----------     -----------      -----------       ------------
CASH AND CASH EQUIVALENTS AT THE END OF THE
  PERIOD.......................................        17,246         198,970          112,227         22,821,391
                                                  ===========     ===========      ===========       ============

SUPPLEMENTARY CASH FLOW INFORMATION

                                                              TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                                   (COMBINED)                       (CONSOLIDATED)
                                                 -----------------------------------------------   ----------------
                                                     FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                                 -----------------------------   ----------------------------------
                                                                                 JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                 DEC. 31, 1998   DEC. 31, 1999    OCT.22, 2000       DEC.31,2000
                                                 -------------   -------------   ---------------   ----------------
                                                     THCH$           THCH$            THCH$             THCH$
CASH PAID FOR:
Interest.......................................    13,220,803      18,617,829       12,647,459          4,292,662
Income taxes (net of refunds)..................     2,996,346       2,424,386          577,134            424,450

NON CASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligation incurred for
  acquisition of property, plant and
    equipment..................................   195,144,543              --               --                 --
Issuance of shares in exchange for assets......   150,131,354              --               --                 --
Capital increase attributable to transfer of
  technical valuation..........................    22,211,097              --               --                 --
Notes payable incurred for acquisition of
  Injected Assets..............................    41,608,306      12,280,721       16,055,059        309,171,685

The accompanying notes form an integral part of these consolidated and combined financial statements.

                            HQI TRANSELEC CHILE S.A.

          NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 1--THE COMPANY

    HQI Transelec Chile S.A., ("HQI Transelec") is a wholly-owned subsidiary of Hydro-Quebec ("HQ") and was initially formed to acquire the Transmission Business (as defined below) of Empresa Nacional de Electricidad S.A. ("Endesa"). HQI Transelec was incorporated on September 15, 2000 and had no significant operations until its acquisition of the Transmission Business as described in
Note 2. The objective of HQI Transelec is to develop and operate electric power transmission networks.

    HQI Transelec is the largest electricity transmission company in Chile and owns and operates the majority of the assets of the Sistema Interconectado Central ("SIC"), the principal electricity transmission network in Chile. The transmission network operates under an "open access" regime and is subject to the Chilean electricity regulatory framework. HQI Transelec's revenues mainly consist of tolls and transmission charges.

    As described further below, on October 23, 2000, HQI Transelec acquired 99.99% of Compania Nacional de Transmision Electrica S.A. ("Transelec"). At the same time, Transelec purchased from Endesa most of Endesa's remaining transmission assets (the "Injected Assets"). Transelec and the Injected Assets together represent the Transmission Business acquired from Endesa. See Note 3
b).

    Transelec was formed in 1993 as a subsidiary of Endesa with the objective of developing and operating facilities for the transmission of electricity. In 1993, Endesa leased to Transelec most of the transmission lines connected to the SIC. This lease was terminated in May 1998, at which time Transelec acquired certain transmission assets from Endesa. In June 1998, Transelec entered into a capital lease with Endesa for additional transmission assets that Transelec operated at that time (the "Capital Lease").

    For the purpose of the notes that follow, references to the Company include both HQI Transelec and the Transmission Business.

NOTE 2--ACQUISITION OF TRANSMISSION BUSINESS

    On October 23, 2000, HQI Transelec acquired the Transmission Business from Endesa. The acquisition structure involved three simultaneous transactions and two cash payments. The three transactions included a) acquisition of 100% of all outstanding shares of Transelec (99.99% acquired by HQI Transelec and 0.01% acquired by Inversiones HQI Chile Holding Limitada ("Inversiones HQI Chile")), the parent company of HQI Transelec, b) purchase by Transelec of the Injected Assets, and c) extinguishment of the Capital Lease.

    The two cash payments made at closing were a) US$ 537,300,000 by HQI Transelec and Inversiones HQI Chile for 100% of the shares of Transelec and
b) US$ 538,646,000 by Inversiones HQI Chile on behalf of Transelec to extinguish intercompany debt between Transelec and Endesa consisting of (i) US$ 213,157,000 related to the purchase of the Injected Assets (ii) US$ 279,070,000 related to the Capital Lease and (iii) US$ 46,419,000 related to the remaining net intercompany obligation of Transelec to Endesa. As described in Note 18 d), there is a potential adjustment to the purchase price for which HQI Transelec has accrued a liability of US$ 1,222,437 (ThCh$ 701,251).

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 2--ACQUISITION OF TRANSMISSION BUSINESS (CONTINUED)
    These cash and noncash transactions have been reflected in the accounts of HQI Transelec as required by accounting principles generally accepted in Chile ("Chilean GAAP") as follows:

a)  Acquisition of Transelec shares:

                                                                 THCH$
                                                              -----------
Cash paid for 99.99% of Transelec's shares by HQI
  Transelec.................................................  310,572,519
Additional purchase price accrued...........................      701,251
                                                              -----------
    Total...................................................  311,273,770
Less: 99.99% of the net book value of Transelec.............  190,576,156
                                                              -----------
Goodwill recorded by HQI Transelec..........................  120,697,614
                                                              ===========
b) Assumption of intercompany debt:

Liability transferred to Transelec by Inversiones
    HQI Chile for US$538,646,000 (see Note 20 b))...........  309,171,685
                                                              ===========

c)  Valuation of Injected Assets:

    Injected Assets were recorded at their acquisition cost by Transelec of ThCh$123,139,875 as compared to their Endesa net book value of ThCh$52,876,406.

    As a consequence of acquisition of the Transmission Business by HQI Transelec, the financial statements of the Transmission Business for periods prior to October 23, 2000 are not fully comparable to the financial statements of HQI Transelec. The more significant differences relate to the amortization of goodwill, higher interest expense related to the intercompany debt at a different interest rate, greater exposure to exchange rate fluctuations as all intercompany debt is now dollar denominated and the increased depreciation related to HQI Transelec's higher basis in the Injected Assets.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)  Basis of presentation of consolidated financial statements of HQI Transelec

    These consolidated financial statements have been prepared in accordance with Chilean GAAP.

    The consolidated financial statements as of December 31, 2000 and for the period from October 23, 2000 to December 31, 2000 include the accounts of HQI Transelec and its 99.99% owned subsidiary, Transelec.

    All significant balances and transactions among the companies have been eliminated in consolidation, as well as unrealized gains or losses arising from such transactions. The participation of minority shareholders in the subsidiary has been given effect in the consolidated financial statements under Minority interest.

    On January 18, 2001, HQI Transelec acquired from Inversiones HQI Chile 98,606 shares of Transelec, corresponding to 0.01% of the share capital leaving it with 100% of the shares of Transelec. This resulted

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) in the merger of the two companies with HQI Transelec absorbing over the assets, liabilities, rights and obligations of Transelec, which ceased to exist from that date.

b) Basis of presentation of the combined financial statements of the Transmission Business

    These combined financial statements have been prepared in accordance with Chilean GAAP.

    The combined financial statements as of December 31, 1999 and for the years ended December 31, 1998 and 1999 and for the period from January 1, 2000 to October 22, 2000, represent the Transmission Business acquired from Endesa and combine the historical financial statements of Transelec and the Injected Assets on a carve-out basis. The financial information related to the Injected Assets was derived from Endesa's historical accounting records and reflects the assets, liabilities, revenues and expenses that were directly related to the Injected Assets as they were operated within Endesa. All significant transactions between Transelec and the Injected Assets have been eliminated in combination, as well as unrealized gains and losses arising from such transactions.

    The financial information related to the Injected Assets includes allocations of general corporate overhead expenses related to the corporate headquarters and common support activities of the Transmission Business, including information technology, financial, treasury, legal, insurance and other corporate functions as well as certain costs of operations including office rent and facility charges. Corporate administrative and selling costs not specifically attributable to the Injected Assets have been allocated to the Transmission Business pro rata based on operating revenues.

    Debt and interest expense have been allocated to the Injected Assets based on Endesa's overall borrowings and interest expense. Dividends related to earnings attributable to the Injected Assets have been accrued consistent with Transelec's dividend policy and are deemed paid through the intercompany account.

    Cash management for the Transmission Business was performed by Endesa on a centralized basis. As a result, the majority of the Transmission Business' cash was held by Endesa and recorded in Notes and accounts receivable from related companies.

    All of the allocations and estimates in the combined financial statements of the Transmission Business are based on assumptions management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Transmission Business had operated as a separate entity.

c)  Price-level restatements

    Price-level restatements consist of three components as follows:
a) restatements for the effects of variations in purchasing power of the Chilean peso; b) restatements of monetary assets and liabilities denominated in index-linked Unidades de Fomento units ("UF"); and c) restatements of assets and liabilities denominated in foreign currencies.

    (i) Restatements for the effects of variations in purchasing power of the Chilean peso

    The consolidated and combined financial statements, which are expressed in Chilean pesos, have been restated to reflect the effects of variations in the purchasing power of the local currency during each year.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
For this purpose, and in conformity with current Chilean regulations, non-monetary assets and liabilities, equity accounts and the income and expense accounts have been restated in terms of year-end constant pesos. The resulting net charge or credit to income arises as a result of the gain or loss in purchasing power from the holding of monetary assets and liabilities exposed to the effects of inflation.

    In accordance with Chilean tax regulations and accounting practices, the restatements were calculated based on the official Consumer Price Index of the National Institute of Statistics, which was 4.3%, 2.6%, 3.6% and 1.1% for the years ended December 31, 1998 and 1999, and the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000, respectively. This index is considered by the business community, the accounting profession and the Chilean government to be the index which most closely complies with the technical requirement to reflect the variation in the general level of prices in the country and, consequently, is widely used for financial reporting purposes in Chile. For comparative purposes, the consolidated and combined financial statements for the year ended December 31, 1998 and as of and for the year ended December 31, 1999 and for the periods from January 1, 2000 to October 22, 2000 and October 23, 2000 to December 31, 2000 and amounts disclosed in the related footnotes have been restated in terms of Chilean pesos of December 31, 2000 purchasing power.

    The above-mentioned price-level restatements do not purport to present appraised or replacement values and are only intended to restate all non-monetary financial statement components in terms of local currency of a single purchasing power and to include in the net result for each year the gain or loss in purchasing power arising from the holding of monetary assets and liabilities exposed to the effects of inflation.

    (ii) Assets and liabilities denominated in UFs

    Certain assets and liabilities are denominated in UFs. Each UF was equivalent to Ch$ 15,066.96 at December 31, 1999 and Ch$ 15,769.92 at December 31, 2000. Increases and decreases in UFs are recorded in income.

    (iii) Assets and liabilities denominated in foreign currency

    Assets and liabilities in foreign currency included in the balance sheets and detailed in Note 13 have been translated into Chilean pesos at the Observed Exchange Rates determined by the Central Bank of Chile in effect at each period end (historical rates of Ch$ 530.07 per US$ 1 at December 31, 1999 and Ch$
573.65 per US$ 1 at December 31, 2000). Transaction gains and losses are recorded in income.

d)  Use of estimates

    The preparation of consolidated and combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e)  Time deposits and marketable securities

    Time deposits are recorded at cost plus accrued interest and price-level restatements at each period end.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Marketable securities include investments in mutual funds which are presented at their quoted market value at the end of each period.

f)  Trade accounts receivable

    Trade accounts receivable are stated at estimated realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. Based on an aging of its trade accounts receivable, the Company determined that no significant uncollectable accounts existed as of December 31, 1999 and 2000, and accordingly, no allowance was recorded.

g)  Other current assets

    Other current assets consist primarily of Chilean government securities purchased under resale agreements. Such securities are recorded at price-level restated cost plus accrued interest.

h)  Property, plant and equipment

    Property, plant and equipment are carried at cost plus price-level restatement, less accumulated depreciation. Expenditures for significant improvements, or replacement parts, which extend the useful life of an asset for more than one year are capitalized while maintenance and repair costs are expensed as incurred. Property, plant and equipment, less salvage value of 5%, are depreciated using the straight-line method over the estimated useful lives.

    Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Fair value is based on current appraisal values.

i)  Intangibles

    Intangibles consist of rights of way that are amortized, beginning in 1998, on a straight-line basis over 40 years in accordance with Technical Bulletin No. 55 of the Chilean Institute of Accountants.

j)  Severance payments

    The provision for severance payments contracted with personnel, who acquire such rights when they have completed 15 years service, is shown at the present value of the future estimated cost of the benefit, using an annual interest rate of 6.5% (9.5% in 1998 and 1999) and assuming an average tenure in the Company of 35 years. With respect to those employees with less than 15 years of service, an average of 75% of the benefit has been accrued at present value.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
k)  Revenue recognition

    The Company recognizes in net sales revenue from tolls and transmission charges when electricity is transmitted and service revenue when services are provided. The Company recognizes adjustments to income arising from arbitration proceedings when decisions are received.

l)  Employee vacations

    As established in Technical Bulletin No. 47 of the Chilean Institute of Accountants, the annual cost of employee vacations is recorded on an accrual basis.

m) Income taxes and deferred income taxes

    The Company has recognized its current tax obligations in conformity with current legislation.

    As from January 1, 2000, the effects of deferred income taxes arising from temporary differences between the basis of assets and liabilities for tax and financial statement purposes are recorded in accordance with Technical Bulletin No. 60 of the Chilean Institute of Accountants. Deferred income taxes at January 1, 2000 that were not previously recorded were recognized in the balance sheet along with equivalent contra accounts so that there was no impact related to the adoption of the standard at January 1, 2000. The contra accounts will be amortized over the period of reversal of the deferred income tax asset or liability to which they relate, so that there is no effect on results related to the deferred income taxes recognized at January 1, 2000. However, as the temporary differences that gave rise to these tax assets and liablities reverse, they will be reflected in the current income tax expense of the Company beginning in 2000. See Note 4.

    Until December 31, 1999, deferred income taxes were recorded on the basis of timing differences between tax and financial results that were not going to be offset by new timing differences of a similar nature.

n)  Derivatives

    As of December 31, 1999 and 2000, the Company maintained derivative hedging contracts designed to minimize exposure to the risk associated with fluctuations in exchange rates with respect to long-term exchange rate positions in foreign currency-denominated debt with related companies.

    These derivative instruments were recorded at their market values at the closing date of the financial statements. Unrealized losses were recognized as a charge to income and unrealized gains were recognized as a deferral included in other liabilities until realized.

o)  Shareholders' equity

    Shareholders' equity at December 31, 1999 included the combined historical shareholder's equity of Transelec and retained earnings, net income and interim dividends attributable to the Injected Assets on a carved-out basis.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
p)  Statements of cash flows

    For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less, including securities purchased under resale agreements, to be cash equivalents.

    Cash flows from operating activities include all cash flows related to primary operating activities of the Company and include interest paid, interest income and, in general, all cash flows that are not defined as investing or financing activities. The concept of operations used in this statement is broader than that used in the statement of income.

    The balances of cash and cash equivalents were as follows:

                                                      TRANSMISSION BUSINESS AT,             HQI TRANSELEC AT
                                            ---------------------------------------------   ----------------
                                            DEC. 31, 1998   DEC. 31, 1999   OCT. 22, 2000    DEC. 31, 2000
                                            -------------   -------------   -------------   ----------------
                                                THCH$           THCH$           THCH$            THCH$
Cash......................................     17,246          198,970         112,227             87,839
Time deposits (Note 6)....................         --               --              --         18,472,475
Marketable securities (money market funds)
  (Note 7)................................         --               --              --          1,958,751
Securities purchased under resale
  agreements (Note 9).....................         --               --              --          2,302,326
                                               ------          -------         -------         ----------
    Total.................................     17,246          198,970         112,227         22,821,391
                                               ======          =======         =======         ==========

NOTE 4--ACCOUNTING CHANGES

    Effective January 1, 2000, the Company began applying Technical Bulletin
No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. This bulletin requires the recognition of deferred income taxes for all temporary differences, whether recurring or not, using an asset and liability approach. This change resulted in a net charge (credit) to income for the period from January 1, 2000 to October 22, 2000 and from October 23, 2000 to
December 31, 2000 of ThCh$3,374,222 and ThCh$(251,105), respectively.

    The cumulative effect of this accounting change for the years prior to 2000 resulted in the recognition of a net deferred tax liability and an offsetting net asset (contra account) of ThCh$ 919,959 at January 1, 2000. The liability and the asset are being offset over the projected period of reversal of such temporary differences without affecting net income. However, there will be an effect on future results arising from the recognition of the reversal of these temporary differences in the current income tax provisions of such periods.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 5--PRICE-LEVEL RESTATEMENTS

    The price-level restatements were as follows:

                                                        TRANSMISSION BUSINESS                 HQI TRANSELEC
                                           -----------------------------------------------   ----------------
                                               FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                           -----------------------------   ----------------------------------
                                                                           JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                           DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                           -------------   -------------   ---------------   ----------------
                                               THCH$           THCH$            THCH$             THCH$
Restatement of:
  Fixed and other assets.................    12,662,681      10,917,759       13,913,227         6,373,251
  Exchange differences...................    (3,126,474)     (9,083,855)      (7,438,652)       (1,920,889)
  Losses on forward exchange contracts...            --        (932,324)      (2,261,819)       (2,108,836)
  UF adjustments.........................    (5,087,731)     (3,536,094)      (3,949,229)          201,558
  Other liabilities......................      (107,494)       (196,512)              --            (4,728)
  Shareholders' equity...................    (5,190,679)     (4,696,463)      (5,913,310)       (3,060,056)
                                            -----------     -----------      -----------        ----------
  Net result of restatement of assets and
    liabilities..........................      (849,697)     (7,527,489)      (5,649,783)         (519,700)
  Income statement accounts..............      (677,018)       (599,762)        (605,346)         (402,751)
                                            -----------     -----------      -----------        ----------
  Net price-level restatements...........    (1,526,715)     (8,127,251)      (6,255,129)         (922,451)
                                            ===========     ===========      ===========        ==========

NOTE 6--TIME DEPOSITS

    Time deposits were as follows:

                                                                          TRANSMISSION      HQI
                                                                            BUSINESS     TRANSELEC
                                                                          ------------   ----------
                                                                               AT DECEMBER 31,
                                                         CURRENCY OR      -------------------------
                        BANK                           INDEXATION UNITS       1999          2000
                        ----                           ----------------   ------------   ----------
                                                                             THCH$         THCH$
Bank of America......................................   Nominal pesos             --      1,615,051
Banco Santander......................................   Nominal pesos             --      1,835,745
Banco Corp Banca.....................................   Nominal pesos             --      1,676,927
Banco de Chile.......................................   Nominal pesos             --      2,221,380
Banco Security.......................................   Nominal pesos             --        430,241
Banco Sudamericano...................................   Nominal pesos             --      1,791,036
Banco Credito e Inversiones..........................   Nominal pesos             --      2,212,926
Banco Santiago.......................................   Nominal pesos             --      2,524,764
Banco Bice...........................................   Nominal pesos             --      1,089,070
Citibank.............................................   Nominal pesos             --        746,440
Dresdner Banque Nat.de Paris.........................   Nominal pesos             --      1,551,653
Banco del Desarrollo.................................  Indexed pesos              --        777,242
                                                                             -------     ----------
  Total..............................................                             --     18,472,475
                                                                             =======     ==========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 7--MARKETABLE SECURITIES

    Marketable securities included investments in money market mutual funds as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ---------
                                                                  AT DECEMBER 31,
                                                              ------------------------
FINANCIAL INSTITUTION                                             1999         2000
---------------------                                         ------------   ---------
                                                                 THCH$         THCH$
BHIF........................................................          --       525,705
Banchile....................................................          --       578,804
Citicorp....................................................          --       613,375
Santander...................................................          --       240,867
                                                                 -------     ---------
  Total.....................................................          --     1,958,751
                                                                 =======     =========

NOTE 8--TRADE ACCOUNTS RECEIVABLE

    Trade accounts receivable were as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ---------
                                                                  AT DECEMBER 31,
                                                              ------------------------
                                                                  1999         2000
                                                              ------------   ---------
                                                                 THCH$         THCH$
Tolls and transmission charges--Endesa......................           --    6,310,328
Tolls and transmission charges--other customers.............    2,015,994    1,347,276
Services provided to other parties..........................      173,211      221,526
                                                                ---------    ---------
  Total.....................................................    2,189,205    7,879,130
                                                                =========    =========

NOTE 9--OTHER CURRENT ASSETS

    Other current assets were as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ---------
                                                                  AT DECEMBER 31,
                                                              ------------------------
                                                                  1999         2000
                                                              ------------   ---------
                                                                 THCH$         THCH$
Securities purchased under resell agreements................           --    2,302,326
Inventories.................................................       45,070       34,185
Miscellaneous receivables...................................      475,879      326,936
Prepaid expenses............................................      135,308      439,018
Value added tax.............................................    1,166,507           --
Other.......................................................       99,399      118,983
                                                                ---------    ---------
  Total.....................................................    1,922,163    3,221,448
                                                                =========    =========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 10--PROPERTY, PLANT AND EQUIPMENT

a) Depreciation for the years ended December 31, 1998 and 1999, and for the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 amounted to ThCh$ 11,956,914, ThCh$ 18,029,340, ThCh$ 18,218,387 and ThCh$ 3,645,517, respectively. Depreciation is determined by the straight-line method based on the estimated useful lives of the price-level restated assets, summarized as follows:

                                                                 YEARS
                                                              ------------
    Buildings and infrastructure............................        35--40
    Machinery and equipment.................................        10--35
    Technical revaluation...................................            40
    Other fixed assets......................................            10

b) No interest expense was capitalized during the years ended December 31, 1998 and 1999, and the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000.

c) In the Extraordinary Shareholders' Meeting on May 14, 1998, the shareholders approved a capital increase of ThCh$ 136,083,953 (historical) divided into 914,194,291 shares. Endesa subscribed 914,102,872 of the shares, which were paid-in by way of a contribution composed of chattels, real property, intangible assets and other assets, valued at their net book values of ThCh$ 136,070,344 (historical).

d)  Capital lease

    On June 26, 1998, Transelec and Endesa entered into the Capital Lease containing a purchase option through which Transelec received from Endesa assets whose net book value, as of May 31, 1998, amounted to ThCh$ 177,230,517 (historical). Such assets were recorded in Other fixed assets as of December 31, 1999.

    The Capital Lease had a duration of 96 months starting from June 30, 1998 and terminating on May 31, 2006. The Capital Lease agreement was extinguished in connection with HQI Transelec's acquisition of the Transmission Business from Endesa on October 23, 2000 as discussed in
    Note 2.

e)  Impairment charge

    Due to a significant decrease in the fair value of certain assets, the Transmission Business performed a review of property, plant and equipment during the year ended December 31, 1999 and recorded an impairment provision of ThCh$ 2,816,430 in Other non-operating expenses.

f)  Change in estimate

    During the period from January 1, 2000 to October 22, 2000, the Transmission Business made a review of the asset values related to the Injected Assets. For certain fully depreciated assets the residual values were adjusted to one peso. The effect of this change in estimate was to increase depreciation expense for the period by ThCh$ 1,779,034.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 11--GOODWILL

    Goodwill of ThCh$ 120,697,614 arose as a result of the acquisition of Transelec as described in Note 2. The accumulated amortization at December 31, 2000 amounted to ThCh$ 1,173,449. The goodwill is being amortized over a term of twenty years.

NOTE 12--SHORT-TERM BANK LOANS

    At December 31, 1999, the Transmission Business had ThCh$ 22,988,544 in short-term loans and lines of credit denominated in Chilean pesos and UF. The weighted-average annual interest rate was approximately 6.74%.

    At December 31, 2000, HQI Transelec had ThCh$ 7,957,450 of short-term lines of credit that were unused and available for borrowing on an unsecured basis.

NOTE 13--LIABILITIES IN FOREIGN CURRENCY

    Liabilities in foreign currency were presented in Chilean pesos at the respective exchange rates at the close of the period (see exchange rates in Note 3 c). These liabilities were as follows:

                                                              TRANSMISSION       HQI
                                                                BUSINESS      TRANSELEC
                                                              ------------   -----------
                                                                   AT DECEMBER 31,
                                                              --------------------------
                                                                  1999          2000
                                                              ------------   -----------
                                                                 THCH$          THCH$
    Liabilities
    Notes and accounts payable to related companies.........  104,675,444    312,232,202
    Other current liabilities...............................           --         26,439
    Other long-term liabilities.............................           --         65,999
                                                              -----------    -----------
    Total liabilities.......................................  104,675,444    312,324,640
                                                              ===========    ===========

    The Company had no significant assets denominated in foreign currency at December 31, 1999 and 2000.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 14--ACCRUED LIABILITIES

    Accrued liabilities were as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ---------
                                                                  AT DECEMBER 31,
                                                              ------------------------
                                                                  1999         2000
                                                              ------------   ---------
                                                                 THCH$         THCH$
  Short-term
------------------------------------------------------------
  Staff severance indemnities (a)...........................      883,109       39,016
  Accrued payroll and other benefits........................      661,289      487,582
  Accrued employee vacations................................      615,452      409,360
  Additional purchase price (Note 18 c))....................           --      701,251
  Other accruals............................................       56,327       21,635
                                                                ---------    ---------
  Total short-term..........................................    2,216,177    1,658,844
                                                                =========    =========
  Long-term
------------------------------------------------------------
  Staff severance indemnities (a)...........................    1,177,622    1,193,157
                                                                ---------    ---------
    Total long-term.........................................    1,177,622    1,193,157
                                                                =========    =========

a) The charge to income for staff severance indemnities for the years ended December 31, 1998 and 1999, and for the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 amounted to ThCh$ 242,477, ThCh$ 996,037, ThCh$ 371,039 and ThCh$ 86,852, respectively.

NOTE 15--OTHER CURRENT LIABILITIES

    Other current liabilities were as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ---------
                                                                  AT DECEMBER 31,
                                                              ------------------------
                                                                  1999         2000
                                                              ------------   ---------
                                                                 THCH$         THCH$
Miscellaneous creditors.....................................    2,298,844    1,536,359
Employee benefit and tax withholdings.......................      819,076    1,357,732
Other.......................................................      122,486       19,978
                                                                ---------    ---------
  Total.....................................................    3,240,406    2,914,069
                                                                =========    =========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 16--INCOME TAXES AND DEFERRED INCOME TAXES

a)  The income tax provisions in the statements of income were as follows:

                                                        TRANSMISSION BUSINESS                 HQI TRANSELEC
                                           -----------------------------------------------   ----------------
                                               FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                           -----------------------------   ----------------------------------
                                                                           JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                           DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                           -------------   -------------   ---------------   ----------------
                                               THCH$           THCH$            THCH$             THCH$
Current year provision for income tax....    (2,945,411)     (2,426,443)        (955,940)         (915,920)
Deferred income taxes....................            --              --       (1,735,835)          237,407
                                            -----------     -----------      -----------        ----------
Total....................................    (2,945,411)     (2,426,443)      (2,691,775)         (678,513)
                                            ===========     ===========      ===========        ==========

b)  (Payable) and recoverable income taxes were as follows:

                                                              TRANSMISSION      HQI
                                                                BUSINESS     TRANSELEC
                                                              ------------   ----------
                                                                   AT DECEMBER 31,
                                                              -------------------------
                                                                  1999          2000
                                                              ------------   ----------
                                                                 THCH$         THCH$
Provisional monthly income tax prepayments..................    1,512,660     1,983,125
Income tax provision........................................   (2,426,443)   (1,871,860)
Other.......................................................           --        (9,231)
                                                               ----------    ----------
Net (payable) recoverable taxes.............................     (913,783)      102,034
                                                               ==========    ==========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 16--INCOME TAXES AND DEFERRED INCOME TAXES (CONTINUED)
c)  Deferred income taxes

    Effective January 1, 2000, the Company began applying Technical Bulletin
No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. Deferred income tax balances at December 31, 2000 were as follows:

                                                         DEFERRED ASSETS      DEFERRED LIABILITIES
                                                       --------------------   ---------------------
TEMPORARY DIFFERENCES                                  CURRENT    LONG-TERM   CURRENT    LONG-TERM
---------------------                                  --------   ---------   --------   ----------
                                                        THCH$       THCH$      THCH$       THCH$
Property, plant and equipment (formerly leased
  assets)............................................       --          --         --     2,556,790
Accelerated depreciation.............................       --          --         --       837,563
Accrued staff severance indemnities..................       --          --         --       120,904
Accrued employee vacations...........................   61,404          --         --            --
Other accruals.......................................  330,736          --         --            --
                                                       -------     -------    -------    ----------
Sub total............................................  392,140          --         --     3,515,257
Contra asset for long-term deferred income taxes
  payable............................................       --          --         --    (1,624,689)
                                                       -------     -------    -------    ----------
  Total..............................................  392,140          --         --     1,890,568
                                                       =======     =======    =======    ==========

    The unamortized contra account corresponds to the accumulated effect of deferred income taxes that were not recorded until January 1, 2000 when Technical Bulletin No. 60 was adopted. This contra asset account is amortized over the weighted average terms of reversal of the corresponding temporary differences, which is estimated at 25 years.

                            HQI TRANSELEC CHILE S.A.
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 17--CHANGES IN SHAREHOLDERS' EQUITY

a) Changes in capital and reserve accounts in 1998, 1999, and for the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 were as follows (in historical amounts, with restatement of final balances each year for comparative purposes):

           TRANSMISSION                NUMBER OF        COMMON         OTHER         RETAINED                      INTERIM
             BUSINESS                SHARES ISSUED      STOCK         RESERVES       EARNINGS      NET INCOME     DIVIDENDS
-----------------------------------  -------------   ------------   ------------   ------------   ------------   ------------
                                                        THCH$          THCH$          THCH$          THCH$          THCH$
Balances at December 31, 1997
  (historical).....................    71,870,837      10,698,456             --         28,222     10,353,256     (6,389,651)
Allocation of 1997 net income......                            --             --      3,963,605    (10,353,256)     6,389,651
Payment of dividend................                            --             --     (3,991,827)            --    (13,347,149)
Revaluation of property, plant and
  equipment........................                            --     19,981,957             --             --             --
Price-level restatements of
  equity...........................                     4,134,300        694,499         47,902             --        (44,665)
Capital increase...................   914,194,291     136,083,953             --             --             --             --
Net income for the year............                            --             --             --     20,753,030             --
                                     ------------    ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1998
  (historical).....................   986,065,128     150,916,709     20,676,456         47,902     20,753,030    (13,391,814)
                                     ============    ============   ============   ============   ============   ============
Balances at December 31, 1998
  restated to constant pesos of
  December 31, 2000................                   162,118,049     22,211,104         51,457     22,293,361    (14,385,781)
                                                     ============   ============   ============   ============   ============
Balances at December 31, 1998
  (historical).....................   986,065,128     150,916,709     20,676,456         47,902     20,753,030    (13,391,814)
Allocation of 1998 net income......                            --             --      7,361,216    (20,753,030)    13,391,814
Payment of dividend................                            --             --     (7,401,320)            --    (12,039,817)
Price-level restatements of
  equity...........................                     3,923,834        537,588         66,815             --        (42,598)
Net income for the year............                            --             --             --     15,562,734             --
                                     ------------    ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1999
  (historical).....................   986,065,128     154,840,543     21,214,044         74,613     15,562,734    (12,082,415)
                                     ============    ============   ============   ============   ============   ============
Balances at December 31, 1999
  restated to constant pesos of
  December 31, 2000................                   162,118,049     22,211,104         78,120     16,294,183    (12,650,289)
                                                     ============   ============   ============   ============   ============
Balances at December 31, 1999
  (historical).....................   986,065,128     154,840,543     21,214,044         74,613     15,562,734    (12,082,415)
Allocation of 1999 net income......            --              --             --      5,448,616    (15,562,734)    12,082,415
Payment of dividend................            --              --             --     (5,422,792)            --     (7,571,488)
Price-level restatements of
  equity...........................            --       5,459,379        821,873          2,686             --       (434,967)
Net income for the period..........            --              --             --             --     15,347,397             --
                                     ------------    ------------   ------------   ------------   ------------   ------------
Balances at October 22, 2000
  (historical).....................   986,065,128     160,299,922     22,035,917        103,123     15,347,397     (8,006,455)
                                     ============    ============   ============   ============   ============   ============
Balances at October 22, 2000
  restated to constant pesos of
  December 31, 2000................                   162,063,221     22,278,312        104,257     15,516,218     (8,094,526)
                                                     ============   ============   ============   ============   ============
-----------------------------------------------------------------------------------------------------------------------------
              HQI TRANSELEC
------------------------------------------
Balances at October 23, 2000 (historical).  307,049,46300
Capital increase.......................              100          30,952             --             --             --             --
Price-level restatements of equity.....               --       3,060,056             --             --             --             --
Net income for the period..............               --              --             --             --      3,178,720             --
                                            ------------    ------------   ------------   ------------   ------------   ------------
Balances at December 31, 2000..........        1,000,000     310,140,471             --             --      3,178,720             --
                                            ============    ============   ============   ============   ============   ============

Balances at December 31, 1997
  (historical).....................   14,690,283
Allocation of 1997 net income......           --
Payment of dividend................  (17,338,976)
Revaluation of property, plant and
  equipment........................   19,981,957
Price-level restatements of
  equity...........................    4,832,036
Capital increase...................  136,083,953
Net income for the year............   20,753,030
                                     -----------
Balances at December 31, 1998
  (historical).....................  179,002,283
                                     ===========
Balances at December 31, 1998
  restated to constant pesos of
  December 31, 2000................  192,288,190
                                     ===========
Balances at December 31, 1998
  (historical).....................  179,002,283
Allocation of 1998 net income......           --
Payment of dividend................  (19,441,137)
Price-level restatements of
  equity...........................    4,485,639
Net income for the year............   15,562,734
                                     -----------
Balances at December 31, 1999
  (historical).....................  179,609,519
                                     ===========
Balances at December 31, 1999
  restated to constant pesos of
  December 31, 2000................  188,051,167
                                     ===========
Balances at December 31, 1999
  (historical).....................  179,609,519
Allocation of 1999 net income......    1,968,297
Payment of dividend................  (12,994,280)
Price-level restatements of
  equity...........................    5,848,971
Net income for the period..........   15,347,397
                                     -----------
Balances at October 22, 2000
  (historical).....................  189,779,904
                                     ===========
Balances at October 22, 2000
  restated to constant pesos of
  December 31, 2000................  191,867,482
                                     ===========
--------------------------------------------------------------
Capital increase.......................          30,952
Price-level restatements of equity.....       3,060,056
Net income for the period..............       3,178,720
                                            -----------
Balances at December 31, 2000..........     313,319,191
                                            ===========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 17--CHANGES IN SHAREHOLDERS' EQUITY (CONTINUED)

b)  Paid-in capital

    According to Article No. 10 of Chilean Corporate Law No. 18,046, the Transmission Business has incorporated into its paid-in capital the proportional amount corresponding to price-level restatements of such capital as of December 31, 1998 and 1999.

c)  Capital

    TRANSMISSION BUSINESS

        Transelec was formed on January 28, 1993 with capital of ThCh$ 9,000,000 (historical) divided into 90,000,000 registered no-par value shares, of which, 71,870,847 shares were subscribed and paid in, leaving a balance of 18,129,163 shares to be subscribed, which, pursuant, to Article No. 24 of Law No. 18,046, were cancelled upon the expiration date of their subscription period (January 27, 1996).

        In the Extraordinary Shareholders' Meeting of May 14, 1998, the shareholders approved a capital increase of ThCh$ 136,083,953 (historical) divided into 914,194,291 registered no-par value shares, which were all subscribed and paid in by Transelec's two sole shareholders in proportion to their respective ownership interests. Endesa subscribed 914,102,872 shares which were paid in through the contribution of chattels, real property, intangible assets and other assets valued at their net book value of ThCh$ 136,070,344 (historical). (See Note 10 c).) Endesa Inversiones Generales S.A. subscribed and paid in the remaining 91,419 shares in cash, in the amount of ThCh$ 13,609 (historical).

        In connection with the contribution of assets by Endesa, shareholders' equity includes other reserves of ThCh$ 22,211,104, which correspond to the technical revaluation of those assets.

    HQI TRANSELEC

        On September 15, 2000, HQI Transelec was founded with a capital of ThCh$
    100. On October 16, 2000, the shareholders agreed to make capital contributions of ThCh$ 340,073,800. On October 20, 2000, Inversiones HQI Chile, the majority shareholder, contributed US$ 537,354,025 (ThCh$ 307,049,463), while on October 25, 2000, HQ Puno Ltd. contributed US$ 53,735 (ThCh$ 30,952). Subsequently, on November 23, 2000, the shareholders agreed to lower paid-in capital to the amount previously contributed. As a result, HQI Transelec has paid-in capital of US$ 537,407,760 (ThCh$ 310,140,471) divided into one million shares with no-par value. Chilean peso amounts reflect the exchange rate at the time the capital contribution was made, as adjusted for constant Chilean pesos of December 31, 2000.

d)  Shareholders' structure as of December 31, 2000

                                                                               NUMBER OF
      SHAREHOLDER                                                      %        SHARES
      -----------                                                   --------   ---------
      Inversiones HQI Chile Holding Limitada......................    99.99      999,900
      HQ Puno Limited.............................................     0.01          100
                                                                     ------    ---------
        Total.....................................................   100.00    1,000,000
                                                                     ======    =========

NOTE 18--COMMITMENTS AND CONTINGENCIES

a)  Direct commitments

    At December 31, 2000, the Company had received performance guarantees of ThCh$ 445,253 to cover services rendered by third parties.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 18--COMMITMENTS AND CONTINGENCIES (CONTINUED)
b)  Contingencies

    The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings, claims and litigation will not materially affect the Company's consolidated financial position, operating results or cash flows.

c) Provision for required additional purchase price for acquisition of Transelec

    Pursuant to the purchase-sale agreement for Transelec's shares signed by HQI Transelec, Inversiones HQI Chile and HQ, as purchasers, and Endesa and Enigesa, as sellers, the purchasers must reimburse the sellers for the difference between the reference net equity referred to in the purchase-sale agreement and the net equity at the close of the deal on October 23, 2000, if such difference is positive.

    In order to determine the difference in net equity, an audit of the Company's assets and liabilities was performed at the aforementioned closing date. The audited net equity indicated a minimum additional payment to the sellers of ThCh$ 701,251. The sellers are disputing the results of this audit and assert that Transelec's net equity at October 23, 2000 is up to ThCh$ 5,316,725 higher than that determined in the audit. Before resorting to arbitration, the two sides are negotiating to reach an agreement on the differences in question. As a result, the financial statements at December 31, 2000 include the minimum payment for the difference between the net equity specified in the purchase-sale agreement and the net equity determined by the audit at the closing date. Any additional payment amount will be recorded in goodwill and will have no direct, immediate effect in earnings.

d)  Commitments for future expenditures

    On October 23, 2000, the Company signed an agreement concerning future capital expenditures with Endesa whereby the Company is committed to making certain capital expenditures and expansions of transmission capacity for a total current estimated amount of US$193 million through 2005.

NOTE 19--COMPENSATION OF DIRECTORS

        The Directors' compensation approved by the shareholders for the years ended December 31, 1998 and 1999, and for the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000 amounted to ThCh$ 97,101, ThCh$ 75,942, ThCh$ 29,464 and ThCh$ 3,465, respectively.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 20--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES

a) Notes and accounts receivable balances with related parties at each year-end were as follows:

SHORT-TERM

                                                                        TRANSMISSION       HQI
                                                                          BUSINESS      TRANSELEC
                                                                        ------------   -----------
                                                                             AT DECEMBER 31,
                                                                        --------------------------
                 NAME                            RELATIONSHIP               1999          2000
---------------------------------------  ----------------------------   ------------   -----------
                                                                           THCH$          THCH$
Endesa (1).............................  Former parent                   46,421,585             --
Ingendesa S.A..........................  Subsidiary of former parent          1,401             --
Empresa Electrica Pangue S.A...........  Subsidiary of former parent      2,042,125             --
Empresa Electrica Pehuenche S.A........  Subsidiary of former parent      6,745,634             --
Compania Electrica San Isidro S.A......  Subsidiary of former parent          2,216             --
Enersis S.A............................  Shareholder of former parent        81,058             --
                                                                        -----------    -----------
    Total..............................                                  55,294,019             --
                                                                        ===========    ===========

LONG-TERM

                                                                            TRANSMISSION      HQI
                                                                              BUSINESS     TRANSELEC
                                                                            ------------   ---------
                                                                                AT DECEMBER 31,
                                                                            ------------------------
                   NAME                              RELATIONSHIP               1999         2000
-------------------------------------------  ----------------------------   ------------   ---------
                                                                               THCH$         THCH$
Endesa.....................................  Former parent                      783,865        --
                                                                             ----------      ----
    Total..................................                                     783,865        --
                                                                             ==========      ====

------------------------

1) Of the ThCh$ 46,421,585 receivable from Endesa, ThCh$ 37,614,565 represented the Transmission Business' cash managed by Endesa which accrued standard UF indexation as well as interest at the average annual interest rate determined by the Central Bank of Chile, compounded daily. The remaining balance was attributable to trade accounts receivable.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 20--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
b) Notes and accounts payable balances with related parties at each year-end were as follows:

SHORT-TERM

                                                                        TRANSMISSION       HQI
                                                                          BUSINESS      TRANSELEC
                                                                        ------------   -----------
                                                                             AT DECEMBER 31,
                                                                                TRANSELEC
                                                                        --------------------------
                 NAME                            RELATIONSHIP               1999          2000
---------------------------------------  ----------------------------   ------------   -----------
                                                                           THCH$          THCH$
Endesa(2)..............................  Former parent                   23,972,114             --
Enigesa S.A............................  Subsidiary of former parent          4,888             --
Ingendesa S.A..........................  Subsidiary of former parent         26,234             --
Empresa Electrica Pehuenche S.A........  Subsidiary of former parent        561,991             --
Empresa Electrica Pangue S.A...........  Subsidiary of former parent        134,175             --
Compania Electrica San Isidro S.A......  Subsidiary of former parent         42,997             --
Inversiones HQI Chile (3)..............  Parent                                  --    310,123,466
HQ(4)..................................  Ultimate parent company                 --      2,108,836
                                                                        -----------    -----------
  Total................................                                  24,742,399    312,232,302
                                                                        ===========    ===========

LONG-TERM

                                                                       TRANSMISSION       HQI
                                                                         BUSINESS      TRANSELEC
                                                                       ------------   -----------
                                                                            AT DECEMBER 31,
                                                                       --------------------------
                  NAME                           RELATIONSHIP              1999          2000
----------------------------------------  --------------------------   ------------   -----------
                                                                          THCH$          THCH$
Endesa(5)...............................  Former parent                238,994,916             --
                                                                       -----------    -----------
  Total.................................                               238,994,916             --
                                                                       ===========    ===========

------------------------

2) The short-term note payable to Endesa primarily corresponded to the current portion of the long-term note payable to Endesa. See footnote 5 below.

3) The account payable to Inversiones HQI corresponded to a short-term note payable used to pay for the purchase of the Injected Assets, to extinguish certain liabilities outstanding at October 23, 2000 with Endesa (the parent company at that time), as well as the extinguishment of the Capital Lease. (See Note 2.) This note payable was denominated in US dollars and accrued interest at Libor (30 days) plus 3.5%. Accrued interest at December 31, 2000 totalled ThCh$ 1,129,188.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 20--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
4) In order to hedge its exposure to fluctuations in the US dollar exchange rate, the HQI Transelec has entered into the following forward contracts with HQ:

                                                               PURCHASE                    SALE
                         PURCHASE        MATURITY      ------------------------   ----------------------      NET
INSTITUTION                DATE            DATE        CURRENCY      AMOUNT       CURRENCY     AMOUNT      DIFFERENCE
---------------------  ------------   --------------   --------   -------------   --------   -----------   ----------
                                                                      THCH$                     THCH$        THCH$
Hydro-Quebec.........  Dec. 1, 2000   April 06, 2001     US$         11,473,000      UF       11,638,609     (165,609)
Hydro-Quebec.........  Dec. 1, 2000   April 16, 2001     US$         34,419,000      UF       34,920,260     (501,260)
Hydro-Quebec.........  Dec. 1, 2000   April 18, 2001     US$         11,473,000      UF       11,640,826     (167,826)
Hydro-Quebec.........  Dec. 1, 2000   April 19, 2001     US$         11,473,000      UF       11,641,011     (168,011)
Hydro-Quebec.........  Dec. 1, 2000   April 20, 2001     US$          5,736,500      UF        5,820,598      (84,098)
Hydro-Quebec.........  Dec. 1, 2000   April 25, 2001     US$         11,473,000      UF       11,642,115     (169,115)
Hydro-Quebec.........  Dec. 1, 2000   April 27, 2001     US$          5,736,500      UF        5,821,242      (84,742)
Hydro-Quebec.........  Dec. 1, 2000   April 30, 2001     US$         11,473,000      UF       11,642,665     (169,665)
Hydro-Quebec.........  Dec. 1, 2000   May 4, 2001        US$         11,473,000      UF       11,643,765     (170,765)
Hydro-Quebec.........  Dec. 1, 2000   May 7, 2001        US$         22,946,000      UF       23,287,901     (341,901)
Hydro-Quebec.........  Dec. 1, 2000   May 9, 2001        US$          5,736,500      UF        5,822,344      (85,844)
                                                                  -------------              -----------   ----------
  Total..............                                               143,412,500              145,521,336   (2,108,836)
                                                                  =============              ===========   ==========

------------------------

5)  The long-term payable to Endesa at December 31, 1999 corresponded to:

    --  Capital lease obligation in the amount of ThCh$ 152,731,376. See
       Note 10 d).

    -- Note payable attributable to the financing of the Injected Assets in the amount of ThCh$ 58,606,323. The note payable was denominated in UF and US$ and accrued interest at 7.8%. Interest was payable on a semi-annual basis and principal was payable at maturity in July 2007

    -- Note payable for the purchase of the Charrua Ancoa line and other structural assets in the amount of ThCh$ 26,340,734 and ThCh$ 384,159 for UF readjustment. The note payable was denominated in UF and US$ and accrued interest at 7.8%.

    -- Net payable of ThCh $932,324 on the forward foreign currency contracts used to hedge the Transmission Business' long-term exchange rate position denominated in US dollars. The forward

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 20--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
(CONTINUED)
       foreign currency contracts entered into by Endesa on behalf of the Transmission Business were as follows:

                                                                 AT DECEMBER 31, 1999
                                                              ---------------------------
                                                              US$ RECEIVABLE   UF PAYABLE
                                                              --------------   ----------
Santander Investment Chile Ltda.............................    28,000,000       999,178
American Express Bank Ltda..................................    41,000,000     1,462,803
BBV Banco BHIF..............................................     8,000,000       285,278
Bank of America.............................................    20,000,000       724,394
                                                                ----------     ---------
  Total.....................................................    97,000,000     3,471,653
                                                                ==========     =========

    Such long-term payable to Endesa was repaid in connection with the acquisition of the Transmission Business on October 23, 2000 as disclosed in
Note 2.

                            HQI TRANSELEC CHILE S.A.
                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 20--SIGNIFICANT BALANCES AND TRANSACTIONS WITH RELATED COMPANIES
  (CONTINUED)

c)  Effects on results of significant transactions

    The following transactions with related companies produced significant effects on the results of the Company:

COMPANY                                     RELATIONSHIP                    TRANSACTION
-------                              ---------------------------   ------------------------------

Endesa............................   Former parent                 Tolls and transmission charges
                                                                   Other services
                                                                   Services received
                                                                   Interest income
                                                                   Interest expense
                                                                   Loss on forward contracts
Endesa Inversiones Generales
  S.A.............................   Former shareholder            Other services
                                                                   Services received
Ingendesa S.A.....................   Subsidiary of former parent   Other services
                                                                   Services received
Empresa Electrica Pangue S.A......   Subsidiary of former parent   Tolls and transmission charges
                                                                   Other services
Autopista del Sol S.A.............   Subsidiary of former parent   Other services
Empresa Electrica Pehuenche
  S.A.............................   Subsidiary of former parent   Tolls and transmission charges
                                                                   Other services
Compania Electrica San Isidro
  S.A.............................   Subsidiary of former parent   Tolls and transmission charges
                                                                   Other services
Compania Electrica Tarapaca
  S.A.............................   Subsidiary of former parent   Other services
                                                                   Services received
Chilectra S.A.....................   Subsidiary of former parent   Other services
Inversiones HQI Chile Holding
  Limitada........................   Parent                        Interest expense
Hydro-Quebec......................   Ultimate parent company       Loss on forward contracts

                                               TRANSMISSION BUSINESS               HQI TRANSELEC
                                    --------------------------------------------   -------------
                                        FOR THE YEARS ENDED,           FOR THE PERIODS FROM,
                                    -----------------------------   ----------------------------
                                                                    JAN. 1, 2000   OCT. 23, 2000
                                                                    TO OCT. 22,     TO DEC. 31,
COMPANY                             DEC. 31, 1998   DEC. 31, 1999       2000           2000
-------                             -------------   -------------   ------------   -------------
                                        THCH$           THCH$          THCH$           THCH$
Endesa............................    45,699,015      43,884,605     34,687,845             --
                                       6,701,041       6,736,379      1,098,153             --
                                     (27,289,258)    (15,435,712)      (255,644)            --
                                       1,222,250       1,025,100      2,074,618             --
                                     (11,275,122)    (16,383,129)    (6,987,545)            --
                                              --        (932,324)            --             --
Endesa Inversiones Generales
  S.A.............................            --           6,796             --             --
                                        (176,514)       (199,239)      (126,221)            --
Ingendesa S.A.....................        23,973           8,291          3,145             --
                                        (167,174)       (432,260)       (17,349)            --
Empresa Electrica Pangue S.A......     5,924,495       6,743,473      5,737,543             --
                                          11,550          20,089          9,380             --
Autopista del Sol S.A.............        38,119              --             --             --
Empresa Electrica Pehuenche
  S.A.............................     7,889,042      11,525,701      7,229,725             --
                                          49,997          41,030         28,517             --
Compania Electrica San Isidro
  S.A.............................       319,483         358,052         73,975             --
                                           1,220          15,777          4,325             --
Compania Electrica Tarapaca
  S.A.............................        70,481          76,216          9,645             --
                                              --          (1,196)            --             --
Chilectra S.A.....................            --          14,304             --             --
Inversiones HQI Chile Holding
  Limitada........................            --              --             --     (5,541,079)
Hydro-Quebec......................            --              --             --     (2,108,836)

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 21--NON-OPERATING INCOME

                                                                           TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                              -----------------------------------------------   ----------------
                                                                  FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                                              -----------------------------   ----------------------------------
                                                                                              JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                              DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                              -------------   -------------   ---------------   ----------------
                                                                  THCH$           THCH$            THCH$             THCH$
Settlement of arbitration relating to transmission
  tariffs(1)................................................        59,744       2,085,406        2,356,523                --
Gain on sale of inventory...................................       389,320         367,434               --                --
Gain on sale of property, plant and equipment...............            --              --          101,810                --
Other.......................................................        84,757              --           31,733            25,147
                                                               -----------     -----------      -----------       -----------
    Total...................................................       533,821       2,452,840        2,490,066            25,147
                                                               ===========     ===========      ===========       ===========

--------------------------

(1) For the period from January 1, 2000 to October 22, 2000, ThCh$2,356,523 represented primarily the recognition in income of the final settlement negotiated with Endesa related to amounts due for basic tolls for prior periods. During the year ended December 31, 1999, ThCh$2,085,406 represented the recognition in income of the effect of a partial settlement with Empresa Electrica Pehuenche S.A., for amounts due in prior years.

NOTE 22--NON-OPERATING EXPENSES

                                                                           TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                              -----------------------------------------------   ----------------
                                                                  FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                                              -----------------------------   ----------------------------------
                                                                                              JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                              DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                              -------------   -------------   ---------------   ----------------
                                                                  THCH$           THCH$            THCH$             THCH$
Settlement of arbitration relating to transmission
  tariffs...................................................       467,604              --               --                --
Impairment of property, plant and equipment.................            --       2,816,430               --                --
Obsolescence of inventory...................................            --         671,297               --                --
Loss on sale of property, plant and equipment...............            --              --          221,108                --
Directors' compensation.....................................        97,101          75,942           29,464             3,465
Other.......................................................        65,390          55,791          414,058           124,096
                                                               -----------     -----------      -----------       -----------
    Total...................................................       630,095       3,619,460          664,630           127,561
                                                               ===========     ===========      ===========       ===========

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   Chilean GAAP vary in certain significant respects from the accounting principles generally accepted in the United States of America ("US GAAP"). Such differences involve certain methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
1 DIFFERENCES IN MEASUREMENT METHODS

    The principal methods applied in the preparation of the accompanying consolidated and combined financial statements which have resulted in amounts which differ from those that would have otherwise been determined under US GAAP are as follows:

A) INFLATION ACCOUNTING

    The cumulative inflation rate in Chile as measured by the Consumer Price Index for the three-year period ended December 31, 2000 was approximately 11.6%.

    Chilean accounting principles require that financial statements be restated to reflect the full effects of the loss in the purchasing power of the Chilean peso on the financial position and the results of operations of reporting entities. The method, described in Note 3 c), is based on a model which enables calculation of net inflation gains or losses caused by monetary assets and liabilities exposed to changes in the purchasing power of local currency by restating all nonmonetary accounts in the financial statements. The model prescribes that the historical cost of such accounts be restated for general price-level changes between the date of origin of each item and the year-end.

    The inclusion of price-level adjustments in the accompanying financial statements is considered appropriate under the prolonged inflationary conditions affecting the Chilean economy. Accordingly, the effect of price-level changes is not eliminated in the reconciliation to US GAAP included under paragraph 1
j) below.

B) TRANSMISSION BUSINESS--REVALUATION OF PROPERTY, PLANT AND EQUIPMENT

    As described in Note 17 c), Endesa transferred the technical revaluation of certain property, plant and equipment to the Transmission Business as a capital contribution. Revaluation of property, plant and equipment is an accounting principle which is not generally accepted in the United States. The effects of the reversal of this revaluation as well as the related accumulated depreciation and depreciation expense for each year is shown under paragraph 1 j) below. This adjustment is not applicable to HQI Transelec as it is considered in the acquisition adjustments described in paragraph 1 f) below.

C) TRANSMISSION BUSINESS--CAPITALIZATION OF INTEREST

    Under Chilean GAAP, the capitalization of interest cost is optional. The Transmission Business did not capitalize the interest costs incurred in connection with the development of transmission lines and substations. Under US GAAP, the direct and indirect financial costs of developing long-lived assets are capitalized until the assets are deemed to have reached an operating stage so that the interest costs form part of the historical costs of these assets. Therefore, an adjustment has been included in the reconciliation to US GAAP under paragraph 1 j) below. This adjustment is not applicable to HQI Transelec as it is considered in the acquisition adjustments described in paragraph 1
f) below. In addition, during the period from October 23, 2000 to December 31, 2000 there were no projects that met the requirements for capitalization of interest under US GAAP.

    For purposes of US GAAP, additional interest of ThCh$557,284 and ThCh$ 26,622 was capitalized during the year ended December 31, 1999 and for the period from January 1, 2000 to October 22, 2000, respectively. Depreciation of capitalized interest amounted to ThCh$41,059 and ThCh$103,487, respectively, during the same periods.

D) TRANSMISSION BUSINESS--INTANGIBLE ASSETS

    Under Chilean GAAP, the Transmission Business recorded intangible assets relating to the contribution of assets from Endesa for shares on May 14, 1998 as disclosed in Notes 10 c) and 17 c). Such intangible assets had not been amortized as the amortization of intangible assets was

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED) optional under Chilean GAAP prior to 1998. Under US GAAP, intangible assets are amortized from the date of acquisition over a period not to exceed 40 years based on the expected period of future benefit. For US GAAP purposes, such intangible assets were fully amortized and valued at zero. The difference in accounting for the intangible assets between Chilean and US GAAP is included in the reconciliation to US GAAP under paragraph 1 j) below. This adjustment is not applicable to HQI Transelec as it is considered in the acquisition adjustments described in paragraph 1 f) below.

E) STAFF SEVERANCE INDEMNITY

    As described in Note 3 k) for Chilean GAAP purposes, the Company recorded an obligation for severance indemnities when rights to such benefits were formally granted to employee groups. Those obligations were based on the present value of the liability determined at end of each year based on current salary and the average estimated service life of each employee. The Company used a real discount rate of 6.5% (9.5% for 1999), a projected average employee service period of 35 years for vested employees and 75% of the benefit for non-vested employees. The real annual discount rate does not include a projection of inflation and, accordingly, future salary increases are also excluded from the calculation of the obligation because all such future increases are expected to approximate the increase in inflation over a long-term period. For US GAAP purposes, the severance indemnities described above should be determined based on the vested benefits to which the employees are entitled if they leave immediately (settlement basis). The difference in accounting for staff severance indemnities between Chilean and US GAAP is included in the reconciliation to US GAAP under paragraph 1 j) below.

F) ACQUISITION OF THE TRANSMISSION BUSINESS

    Under Chilean GAAP, the excess of the cost over the net book value of an acquired company is recorded as goodwill, which is then amortized over a maximum period of 20 years. Moreover, under Chilean GAAP the legal form of transactions among group companies is recorded in the accounts of each company in accordance with contractual terms.

    Under US GAAP, the cost of an acquisition should be assigned to the tangible and identified intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. An excess of the cost over fair value of net assets acquired should be recorded as goodwill, and amortized over a period not exceeding 40 years based on the expected period of future benefit. Moreover when a purchase transaction results in a company becoming substantially wholly-owned, establishing a new basis of accounting, US GAAP requires that the accounting basis of the assets and liabilities acquired be the same regardless of whether the company continues to exist or is merged into other operations. Accordingly, the purchase cost assigned to the assets acquired and liabilities assumed must be "pushed down" into the separate financial statements of the acquired company.

    The accounting for the acquisition of the Transmission Business in accordance with Chilean GAAP is described in Note 2. The acquisition accounting under US GAAP was as follows:

                                                                 THCH$
                                                              -----------
    Purchase cost of Transmission Business under Chilean
     GAAP...................................................  620,689,985
    Push-down of additional transaction costs from HQ.......    1,191,948
                                                              -----------
    Purchase cost of Transmission Business under US GAAP....  621,881,933
                                                              ===========

    The adjustment to reflect the push-down of additional costs incurred by HQ for US GAAP purposes is shown in paragraph 1 j) below.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The goodwill calculated under US GAAP and the adjustment required to the goodwill recorded pursuant to Chilean GAAP was as follows:

                                                                 THCH$
                                                              -----------
    Purchase cost of Transmission Business under US GAAP....  621,881,933
    Fair value of assets acquired and liabilities assumed...  581,373,345
                                                              -----------
    Goodwill under US GAAP..................................   40,508,588
    Goodwill under Chilean GAAP.............................  120,697,614
                                                              -----------
    Difference..............................................   80,189,026
                                                              ===========

    The goodwill for US GAAP is amortized over 35 years as compared to 20 years for Chilean GAAP. The differences between goodwill and the related amortization under Chilean and US GAAP is shown in paragraph 1 j) below.

    The remaining difference between Chilean GAAP and US GAAP relates to the valuation of the assets acquired and liabilities assumed. The primary difference between the net book value of the assets recorded under Chilean GAAP and the fair values assigned under US GAAP relates to property, plant and equipment. The differences between using net book value and/or acquisition cost for Chilean GAAP purposes and fair value for US GAAP purposes on depreciation expense and accumulated depreciation are shown in paragraph 1 j) below.

G) DEFERRED INCOME TAXES

    Under Chilean GAAP, as discussed in Note 4, effective January 1, 2000 the Transmission Business began applying Technical Bulletin No. 60 of the Chilean Institute of Accountants concerning deferred income taxes. Technical Bulletin No. 60 requires the recognition of deferred income taxes for all temporary differences, whether recurring or not, using the asset and liability approach. For US GAAP purposes, in years prior to January 1, 2000, the Company applied SFAS No. 109, "Accounting for Income Taxes" whereby income taxes are also recognized using substantially the same asset and liability approach, with deferred income tax assets and liabilities established for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted rates expected to be in effect when such amounts will be realized. Deferred tax assets must be reduced by a valuation allowance when it is more likely than not such assets will not be realized. After the year ended December 31, 1999, Chilean GAAP and US GAAP differ due to the recognition for US GAAP purposes of the reversal of deferred income tax assets and liabilities previously included in the US GAAP reconciliation in prior years.

    Prior to the implementation of Technical Bulletin No. 60, no deferred income taxes were recorded under Chilean GAAP if the related timing differences were expected to be offset in the year that they were projected to reverse by new timing differences of a similar nature.

    The effects of differences in deferred income taxes between Chilean GAAP and US GAAP are included in paragraph 1 j) below and certain additional disclosures required under SFAS No. 109 are set forth under paragraph 2 a) below.

H) MINIMUM DIVIDEND

    As required by the Chilean Companies Act, unless otherwise decided by the unanimous vote of the holders of issued and subscribed shares, HQI Transelec must distribute a cash dividend in an amount equal to at least 30% of its income as determined in accordance with Chilean GAAP, unless and except to the extent that HQI Transelec has unabsorbed prior year losses. Since the payment of the 30% dividend out of each year's income is required by Chilean law, an accrued liability was included in the US GAAP reconciliation in paragraph 1 j) below whenever, and to the extent that, interim dividends paid do not reach the 30% minimum dividend.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
I) COMPREHENSIVE INCOME

    SFAS No. 130 "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The objective of the statement is to report all changes in shareholder's equity that result from transactions and other economic events of the period other than transactions with owners ("comprehensive income"). Comprehensive income is the total net income and other non-owner equity transactions that result in changes in net equity. Comprehensive income is equivalent to net income as determined under US GAAP as the Company has no components of other comprehensive income in all periods presented.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

J) EFFECTS OF CONFORMING TO US GAAP

    The adjustments to reported net income required to conform to US GAAP were as follows:

                                                            TRANSMISSION BUSINESS         HQI TRANSELEC
                                                       -------------------------------   ----------------
                                                       FOR THE YEAR
                                                          ENDED,             FOR THE PERIODS FROM,
                                                       -------------   ----------------------------------
                                                                       JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                       DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                       -------------   ---------------   ----------------
                                                           THCH$            THCH$             THCH$
Net income as shown in the Chilean GAAP financial
  statements.........................................    16,294,183       15,516,218         3,178,720
Reversal of additional depreciation on revaluation
  increment of property, plant and equipment (b).....       953,490          783,870                --
Capitalization of interest (c).......................       516,225          (76,865)               --
Intangible assets (d)................................       274,235          229,238                --
Staff severance indemnities (e)......................     1,349,589         (635,026)           28,952
Amortization of goodwill (f).........................            --               --           980,173
Additional depreciation expense (f)..................            --               --        (2,127,978)
Adjustments for deferred income taxes (g)............      (905,017)        (718,393)          311,129
Deferred tax effect of US GAAP adjustments (g).......       (83,592)         637,438          (130,798)
                                                        -----------      -----------       -----------
Net income under US GAAP.............................    18,399,113       15,736,480         2,240,198
                                                        -----------      -----------       -----------

    The adjustment required to conform shareholders' equity amounts to US GAAP were as follows:

                                                              TRANSMISSION       HQI
                                                                BUSINESS      TRANSELEC
                                                              ------------   -----------
                                                                   AT DECEMBER 31,
                                                              --------------------------
                                                                  1999          2000
                                                              ------------   -----------
                                                                 THCH$          THCH$
Shareholders' equity as shown in the Chilean GAAP financial
  statements................................................  188,051,167    313,319,191
Reversal of revaluation of property, plant and equipment
  (b).......................................................  (20,633,748)            --
Capitalization of interest (c)..............................    1,660,524             --
Intangible assets (d).......................................  (10,763,647)            --
Staff severance indemnities (e).............................     (222,343)        28,952
Push-down of acquisition expenses (f).......................           --      1,191,948
Goodwill (f)................................................           --        980,173
Accumulated depreciation (f)................................           --     (2,127,978)
Minimum dividend (h)........................................           --       (953,616)
Deferred income taxes (g)...................................   (1,502,138)       311,129
Deferred tax effect of US GAAP adjustments (g)..............     (215,728)      (130,798)
                                                              -----------    -----------
Shareholders' equity in accordance with US GAAP.............  156,374,087    312,619,001
                                                              ===========    ===========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The changes in net equity accounts determined under US GAAP were as follows:

                                                                 THCH$
                                                              -----------
TRANSMISSION BUSINESS
Balance at January 1, 1999..................................  158,304,489
  Distribution of dividends.................................  (20,329,515)
  Net income for the year...................................   18,399,113
                                                              -----------
Balance at December 31, 1999................................  156,374,087
  Distribution of dividends.................................  (13,429,247)
  Net income for the period.................................   15,516,218
                                                              -----------
Balance at October 22, 2000.................................  158,461,058
                                                              ===========

HQI TRANSELEC
Balance at October 23, 2000.................................  310,109,519
  Capital contribution......................................       30,952
  Additional paid-in capital for push-down of acquisition
    expenses................................................    1,191,948
  Minimum dividend..........................................     (953,616)
  Net income for the period.................................    2,240,198
                                                              -----------
Balance at December 31, 2000................................  312,619,001
                                                              ===========

K) INCOME STATEMENT CLASSIFICATION UNDER US GAAP

    As disclosed in Notes 21 and 22, under Chilean GAAP, the Company has classified certain items in non-operating results (i.e. settlement of arbitration relating to transmission tariffs, certain gains and losses on sales of property, plant and equipment, allowances for impairment of property, plant and equipment, obsolescence of inventory, etc.) that under US GAAP are included in operating income. Consequently, under US GAAP, ThCh$ (96,274), ThCh$ (1,166,620), ThCh$ 1,974,731 and ThCh$ (102,414) should be reclassified from non-operating income (expense) for the years ended December 31, 1998 and 1999 and for the periods from January 1, 2000 to October 22, 2000 and from October 23, 2000 to December 31, 2000, respectively.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
2 ADDITIONAL DISCLOSURE REQUIREMENTS

A) INCOME TAXES

    The provision for income taxes charged to the results of operations were as follows:

                                                            TRANSMISSION BUSINESS         HQI TRANSELEC
                                                       -------------------------------   ----------------
                                                       FOR THE YEAR
                                                          ENDED,             FOR THE PERIODS FROM,
                                                       -------------   ----------------------------------
                                                                       JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                       DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                       -------------   ---------------   ----------------
                                                           THCH$            THCH$             THCH$
Deferred income tax expense (benefit) under Chilean
  GAAP...............................................            --        1,735,835          (237,407)
Reclassification under US GAAP.......................            --          149,295                --
Additional deferred income tax expense (benefit)
  under US GAAP......................................       988,609           80,955          (180,331)
Current income tax provision.........................     2,426,443          955,940           915,920
                                                        -----------      -----------       -----------
                                                          3,415,052        2,922,025           498,182
                                                        ===========      ===========       ===========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Deferred income tax assets (liabilities) were as follows:

                                                                     TRANSMISSION BUSINESS
                                                                     AT DECEMBER 31, 1999
                                                         ---------------------------------------------
                                                           SFAS 109       SFAS 109
                                                          APPLIED TO    APPLIED TO US   TOTAL DEFERRED
                                                         CHILEAN GAAP       GAAP         TAXES UNDER
                                                           BALANCES      ADJUSTMENTS       SFAS 109
                                                         ------------   -------------   --------------
                                                            THCH$           THCH$           THCH$
Deferred income tax assets:
  Accrued employee vacations...........................       92,318            --            92,318
  Other accruals.......................................      382,005            --           382,005
                                                          ----------      --------        ----------
  Total deferred income tax assets.....................      474,323            --           474,323
                                                          ==========      ========        ==========
Deferred income tax liabilities:
  Lease obligation.....................................   (1,196,139)           --        (1,196,139)
  Accelerated depreciation.............................     (746,971)           --          (746,971)
  Accrued staff severance indemnities..................      (33,351)       33,351                --
  Capitalization of interest...........................           --      (249,079)         (249,079)
                                                          ----------      --------        ----------
  Total deferred income tax liabilities................   (1,976,461)     (215,728)       (2,192,189)
                                                          ----------      --------        ----------
Net deferred income tax liabilities....................   (1,502,138)     (215,728)       (1,717,866)
                                                          ==========      ========        ==========

                                                                         HQI TRANSELEC
                                                                     AT DECEMBER 31, 1999
                                                         ---------------------------------------------
                                                           SFAS 109       SFAS 109
                                                          APPLIED TO    APPLIED TO US   TOTAL DEFERRED
                                                         CHILEAN GAAP       GAAP         TAXES UNDER
                                                           BALANCES      ADJUSTMENTS       SFAS 109
                                                         ------------   -------------   --------------
                                                            THCH$           THCH$           THCH$
Deferred income tax assets:
  Accrued employee vacations...........................       61,404              --          61,404
  Other accruals.......................................      330,736              --         330,736
                                                          ----------     -----------     -----------
  Total deferred income tax assets.....................      392,140              --         392,140
                                                          ==========     ===========     ===========
Deferred income tax liabilities:
  Accrued staff severance indemnities..................     (120,904)        120,904              --
  Property, plant and equipment........................   (1,769,664)    (18,395,706)    (20,165,370)
                                                          ----------     -----------     -----------
  Total deferred income tax liabilities................   (1,890,568)    (18,274,802)    (20,165,370)
                                                          ----------     -----------     -----------
Net deferred income tax liabilities....................   (1,498,428)    (18,274,802)    (19,773,230)
                                                          ==========     ===========     ===========

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The provision for income taxes differs from the amount of income tax determined by applying the applicable Chilean statutory income tax rate (15%) to US GAAP pretax income as a result of the following differences:

                                                            TRANSMISSION BUSINESS         HQI TRANSELEC
                                                       -------------------------------   ----------------
                                                       FOR THE YEAR
                                                          ENDED,             FOR THE PERIODS FROM,
                                                       -------------   ----------------------------------
                                                                       JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                       DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                       -------------   ---------------   ----------------
                                                           THCH$            THCH$             THCH$
US GAAP pretax income................................    21,814,165       18,658,505         2,738,380
At statutory tax rates...............................     3,272,125        2,798,776           410,757
Increase (decrease) in rates resulting from:
  Price-level restatement not accepted for tax
    purposes.........................................        46,450          103,797            54,767
  Non-deductible expenses............................       284,981           19,447            13,035
  Adjustments of prior year taxes....................            --          149,295                --
  Amortization of goodwill...........................            --               --            28,991
  Non-taxable income.................................      (188,504)        (149,290)           (9,368)
                                                        -----------      -----------       -----------
  At effective tax rates.............................     3,415,052        2,922,025           498,182
                                                        ===========      ===========       ===========

B) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments, including cash, time deposits, marketable securities, short-term bank loans and short-term intercompany debt, approximate fair value due to their short-term maturities.

C) CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

    The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any institution.

    With respect to accounts receivable, 100% of the Company's net sales in 1998, 1999 and 2000 were to customers located in Chile. The majority of the Company's net sales, ThCh$58,888,681, ThCh$65,190,760, ThCh$53,588,989 and
ThCh$14,857,435 for the years ended December 31, 1998 and 1999 and the periods from January 1, 2000 to October 22, 2000 and October 23, 2000 to December 31, 2000, respectively, were generated through tolls and transmission charges to Endesa and its subsidiaries, the largest electricity generator selling into the SIC. The remaining sales were attributable to Colbun and Gener.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
D) PRO FORMA CONDENSED INCOME STATEMENT

    APB No. 16 "Business Combination", requires the disclosure of certain pro forma information concerning the results of operations of the Company as if its acquisition of the Transmission Business occurred on January 1, 1999.

    The following unaudited pro forma information has been prepared for comparative purposes only and does not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future:

                                                                 1999          2000
                                                              -----------   ----------
                                                                     UNAUDITED
                                                                 THCH$        THCH$
Net sales...................................................   81,969,999   83,506,781
Chilean GAAP net income (loss)..............................  (11,610,757)   6,165,688
US GAAP net loss............................................  (15,535,925)  (1,833,299)

E) ACCOUNTING FOR REGULATED ENTERPRISES

    The electricity sector in Chile is regulated pursuant to the Chilean Electric law. Although certain of the Company's net sales are subject to regulations designed to ensure an adequate supply of energy at reasonably determined prices considering a variety of factors, the pricing model is not solely based upon costs incurred. Accordingly, SFAS 71 related to a business whose rates are regulated is not applicable to the Company's financial statements.

F) SEGMENT INFORMATION

    The Company operates in a single operating segment within the electricity transmission industry in Chile. Management uses one measurement of profitability for purposes of making operating decisions and assessing financial performance and does not disaggregate its business for internal reporting.

    The Company's headquarters and operations are located in Chile. All sales are made to customers in Chile.

                            HQI TRANSELEC CHILE S.A.

     RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT CHILEAN PESOS OF DECEMBER 31, 2000

NOTE 23--DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Net sales consisted of tolls and transmission charges and other services as follows:

                                                              TRANSMISSION BUSINESS                 HQI TRANSELEC
                                                 -----------------------------------------------   ----------------
                                                     FOR THE YEARS ENDED,              FOR THE PERIODS FROM,
                                                 -----------------------------   ----------------------------------
                                                                                 JAN. 1, 2000 TO   OCT. 23, 2000 TO
                                                 DEC. 31, 1998   DEC. 31, 1999    OCT. 22, 2000     DEC. 31, 2000
                                                 -------------   -------------   ---------------   ----------------
                                                     THCH$           THCH$            THCH$             THCH$
Tolls and transmission charges.................    77,761,500      73,657,900       64,337,255        16,358,670
Other services (1).............................     7,448,757       8,312,099        2,187,371           623,485
                                                  -----------     -----------      -----------       -----------
Total..........................................    85,210,257      81,969,999       66,524,626        16,982,155
                                                  ===========     ===========      ===========       ===========

--------------------------

(1) Other services primarily consist of consulting and transmission asset operating and maintenance fees.

G) OTHER DISCLOSURES

    The Company has accounted for the liability for severance indemnities as disclosed in Notes 3 k). Except for severance indemnities, the Company does not provide any postemployment or postretirement benefits to its employees and, accordingly, there is no need to record any additional obligations in accordance with either SFAS 106 ("Employer's Accounting for Retirement Benefits other than Pensions") or SFAS 112 ("Employer's Accounting for Postretirement Benefits").

H) ACCOUNTING DEVELOPMENTS

    In June 1998 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). In June 1999 the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which delayed the effective date of SFAS No. 133 to January 1, 2001 for calendar year companies such as the Company. In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--An Amendment of FASB Statement No. 133," which amended certain provisions of SFAS No. 133. These standards require an entity to recognize all derivatives as either assets or liabilities in the balance sheet and to measure those instruments at fair value. The Company's use of derivative instruments and hedging activities is solely related to intercompany transactions as described in Note 20. Therefore, the accounting required by SFAS No. 133 is not significantly different from the accounting the Company presently uses for these derivatives when they are in a net loss position. Management believes that the adoption of these standards in 2001 will not have a material impact on its accounting for the open derivative positions at December 31, 2000 as these contracts will be settled during 2001. HQI Transelec, however, is currently evaluating its foreign currency hedging strategy and cannot presently determine the impact that SFAS No. 133 will have on its consolidated financial position or results of operations in the future.

 .

                           HEAD OFFICE OF THE ISSUER

                           HQI Transelec Chile. S.A.
                             Santa Rosa 76, piso 9
                                    Santiago
                                     Chile

                             AUDITORS OF THE ISSUER

                             PricewaterhouseCoopers
                           Avenida Andres Bello 2711
                                    Santiago
                                     Chile

         TRUSTEE, SECURITY REGISTRAR, PAYING AGENT, TRANSFER AGENT AND

                             Bankers Trust Company
                                4 Albany Street
                            New York, New York 10006

                                 LEGAL ADVISORS

                          TO THE ISSUER AS TO U.S. LAW
                              Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 United States

                        TO THE ISSUER AS TO CHILEAN LAW
                      Guerrero, Olivos, Novoa y Errazuriz
                            Miraflores 178, piso 12
                                    Santiago
                                     Chile

                            PRINCIPAL EXCHANGE AGENT

                             Bankers Trust Company
                        c/o BT Services Tennessee, Inc.
                              Reorganization Unit
                                P.O. Box 292737
                            Nashville, TN 37229-2737

                LISTING AGENT, TRANSFER AGENT, PAYING AGENT AND
                           LUXEMBOURG EXCHANGE AGENT

                 DEXIA Banque Internationale a Luxembourg S.A.
                                69, route d'Esch
                               L-2953 Luxembourg

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            HQI TRANSELEC CHILE S.A.

                               OFFER TO EXCHANGE

                            ANY AND ALL OUTSTANDING
                   UNREGISTERED 7 7/8% SENIOR NOTES DUE 2011
                                      FOR
                          7 7/8% SENIOR NOTES DUE 2011

                                 TRANSELEC LOGO

                                ---------------

                                   PROSPECTUS

                             ---------------------

UNTIL THE 90TH CALENDAR DAY AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The by laws of HQI Transelec do not provide for indemnification by HQI Transelec of liabilities of its directors or officers in their capacity as such. Hydro-Quebec International inc., our parent, maintains liability insurance for our directors and officers which insures against certain liabilities that directors and officers may incur in such capacities, including liabilities arising under the U.S. securities laws, subject to certain exceptions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

3.1     --        By-laws of HQI Transelec Chile S.A.: TRANSFORMACION
                  INVERSIONES HQI TRANSELEC LIMITADA HOY HQI TRANSELEC CHILE
                  S.A. (Transformation Inversiones HQI Transelec Limitada,
                  today HQI Transelec Chile S.A.) and JUNTA EXTRAORDINARIA DE
                  ACCIONISTAS HQI TRANSELEC CHILE S.A. (Extraordinary
                  Shareholders' Meeting HQI Transelec Chile S.A.)
4.1.1   --        Form of Outstanding Note for the Company's 7 7/8% Senior
                  Notes due 2011
4.1.2   --        Form of Exchange Note for the Company's 7 7/8% Senior Notes
                  due 2011
4.2     --        Indenture dated as of April 17, 2001, between the Company
                  and Bankers Trust Company, as trustee
4.3     --        Registration Rights Agreement, dated as of April 17, 2001, between the Company and Salomon Smith Barney Inc. and ABN
                  AMRO Incorporated, as representatives of the initial
                  purchasers of the Senior Notes due 2011
5.1     --        Opinion of Shearman & Sterling regarding the legality of the exchange notes
5.2     --        Opinion of Guerrero, Olivos, Novoa y Errazuriz regarding the legality of the exchange notes
10.1.a  --        Contrato DE PEAJE BASICO ENTRE EMPRESA NACIONAL DE
                  ELECTRICIDAD S.A. Y COMPANIA NACIONAL DE TRANSMISION
                  ELECTRICA S.A. (Basic Toll Agreement between Empresa
                  Nacional de Electricidad S.A. and Compania Nacional de
                  Transmision Electrica S.A.), dated October 23, 2000
10.1.b  --        CONTRATO DE PEAJE BASICO ENTRE EMPRESA ELECTRICA PANGUE S.A.
                  Y COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A. (Basic
                  Toll Agreement between Empresa Electrica Pangue S.A. and
                  Compania Nacional de Transmision Electrica S.A.), dated
                  October 23, 2000
10.1.c  --        CONTRATO DE PEAJE BASICO ENTRE EMPRESA ELECTRICA PEHUENCHE
                  S.A. Y COMPANIA NACIONAL DE TRANSMISION ELECTRICA S.A.
                  (Basic Toll Agreement between Empresa Electrica Pehuenche
                  S.A. and Compania Nacional de Transmision Electrica S.A.),
                  dated October 23, 2000
10.1.d  --        CONTRATO DE PEAJE ADICIONAL ENTRE EMPRESA NACIONAL DE
                  ELECTRICIDAD S.A. Y COMPANIA NACIONAL DE TRANSMISION
                  ELECTRICA S.A. (Additional Toll Agreement between Empresa
                  Nacional de Electricidad S.A. and Compania Nacional de
                  Transmision Electrica S.A.), dated October 23, 2000
10.1.e  --        CONTRATO DE PEAJE ADICIONAL ENTRE EMPRESA ELECTRICA
                  PEHUENCHE S.A. Y COMPANIA NACIONAL DE TRANSMISION ELECTRICA
                  S.A. (Additional Toll Agreement between Empresa Electrica
                  Prehuenche S.A. and Compania Nacional de Transmision
                  Electrica S.A.), dated October 23, 2000
10.1.f  --        CONTRATO DE PEAJE BASICO POR LINEAS DE INYECCION ENTRE
                  EMPRESA NACIONAL DE ELECTRICIDAD S.A. Y COMPANIA NACIONAL DE
                  TRANSMISION ELECTRICA S.A. (Basic Toll Agreement for the
                  Injection Lines between Empresa Nacional de Electricidad
                  S.A. and Compania Nacional de Transmision Electrica S.A.),
                  dated October 23, 2000
10.2    --        Convenio SOBRE INVERSIONES FUTURAS ENTRE EMPRESA NACIONAL DE
                  ELECTRICIDAD S.A. Y COMPANIA NACIONAL DE TRANSMISION
                  ELECTRICA S.A. (Future Investments Agreement between Empresa
                  Nacional de Electricidad and Compania Nacional de
                  Transmision Electrica S.A.), dated October 23, 2000

10.3.1  --        Contrato DE EMISION DE BONOS HQI TRANSELEC CHILE S.A. Y
                  BANCO DE CHILE (Indenture Agreement HQI Transelec Chile S.A.
                  and Banco de Chile), dated February 12, 2001
10.3.2  --        MODIFICACION CONTRATO DE EMISION DE BONOS (Amendment to the
                  Indenture Agreement), dated March 18, 2001
12.1    --        Computation of Ratio of Earnings to Fixed Charges for the
                  Three Years Ended December 31, 2000
12.2    --        Computation of Ratio of Earnings to Fixed Charges for the
                  Three Months Ended March 31, 2000 and 2001
23.1    --        Consent of Shearman & Sterling (included as part of
                  Exhibit 5.1)
23.2    --        Consent of Guerrero, Olivos, Novoa y Errazuriz (included as part of Exhibit 5.2)
23.3    --        Consent of Deloitte & Touche
23.4    --        Consent of PricewaterhouseCoopers
24.1    --        Power of Attorney relating to the Company (included on the signature pages of this registration statement)
25.1    --        Statement of Eligibility of Bankers Trust Company, as
                  trustee
99.1    --        Form of Letter of Transmittal
99.2    --        Notice of Guaranteed Delivery
99.3    --        Form of Exchange Agent Agreement

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities under the Securities Act (as defined in the prospectus) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities bring registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    To respond to requests for information that is incorporated by reference into this prospectus pursuant to items 4, 10(b), 11 or 13 of Form F-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    To supply by means of a post-effective amendment all information concerning the transaction involved herein that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile, on July 26, 2001.

                                                       HQI TRANSELEC CHILE S.A.

                                                       By:         /s/ GUILLERMO ESPINOSA IHNEN
                                                            -----------------------------------------
                                                                     Guillermo Espinosa Ihnen
                                                                     CHIEF EXECUTIVE OFFICER

                                                       By:              /s/ REAL PAUL-HUS
                                                            -----------------------------------------
                                                                          Real Paul-Hus
                                                                  FINANCE MANAGER AND TREASURER

                               POWER OF ATTORNEY

    The undersigned Directors and Officers of HQI Transelec Chile S.A. hereby constitute and appoint each of Guillermo Espinosa Ihnen and Real Paul-Hus as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all aplications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtues hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
                /s/ YVES FILION
     --------------------------------------       President of the Board of          July 26, 2001
                  Yves Filion                       Directors

     --------------------------------------       Vice President of the Board of     July 26, 2001
                 Jacques Regis                      Directors

               /s/ DANIEL LECLAIR
     --------------------------------------       Director                           July 26, 2001
                 Daniel Leclair

              /s/ GILLES MARCHAND
     --------------------------------------       Director                           July 26, 2001
                Gilles Marchand

                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
     --------------------------------------       Director                           July 26, 2001
               Pedro Lizana Greve

          /s/ GUILLERMO ESPINOSA IHNEN
     --------------------------------------       Chief Executive Officer            July 26, 2001
            Guillermo Espinosa Ihnen                (Principal Executive Officer)

                                                  Finance Manager and Treasurer
               /s/ REAL PAUL-HUS                    (Principal Financial Officer
     --------------------------------------         and Principal Accounting         July 26, 2001
                 Real Paul-Hus                      Officer)

                           AUTHORIZED REPRESENTATIVE

    Pursuant to the requirements of the Securities Act of 1933, this registration has been signed by the following person in the capacity and on the date indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Authorized Representative
                                                         in the United States
TransEnergie U.S. Ltd.                                                                July 26, 2001

By: /s/ JEFFREY A. DONAHUE
  -------------------------------
Name: Jeffrey A. Donahue
Title: President and Chief Executive
Officer